TOTAL OF 315 PAGES, INCLUDING ALL EXHIBITS.

        As filed with the Securities and Exchange Commission on February 5, 1998
                                                      Registration No. 333-35063
--------------------------------------------------------------------------------

                     U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Baron Capital Trust
                 (Name of small business issuer in its charter)

        Delaware                     6798                        Applied For
State or jurisdiction of   (Primary Standard Industrial       (I.R.S. Employer
   incorporation or         Classification Code Number)      Identification No.)
    organization)

          7826 Cooper Road                               Gregory K. McGrath
       Cincinnati, Ohio 45242                             7826 Cooper Road
          (513) 984-5001                              Cincinnati, Ohio 45242
   (Address and telephone number                          (513) 984-5001
  of principal executive offices                   (Name, address and telephone
 and principal place of business)                  number of agent for service)


                                   Copies to:
                             Dennis P. Spates, Esq.
                          Schoeman, Marsh & Updike, LLP
                         60 East 42nd Street, 39th Floor
                            New York, New York 10165
                                 (212) 661-5030

Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Title of each class of        Dollar amount to    Proposed maximum           Proposed maximum           Amount of
securities to be registered   be registered       offering price per unit    aggregate offering price   registration fee(1)

Common Shares of Beneficial   $25,000,000         $10.00                     $25,000,000                 $7,576.00
Interest
------------------------------------------------------------------------------------------------------------------------------

(1)  Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                              CROSS REFERENCE SHEET

                                                                              Location or Heading in
Item Number              Caption                                              Prospectus
-----------              -------                                              ----------

Item 1                  Front of Registration Statement and Outside Front     Outside Front Cover
                        Cover of Prospectus
                        (Furnish the information required by Item 501 of
                        Regulation S-B)

Item 2                  Inside Front and Outside Back Cover Pages of          Inside Front Cover; Outside Back Cover,
                        Prospectus                                            Additional Information; Summary of
                        (Furnish the information required by Item 502 of      Declaration of Trust - Quarterly and
                        Regulation S-B)                                       Annual  Reports

Item 3                  Summary Information and Risk Factors                  Outside Front Cover; Summary of the
                        (Furnish the information required by Item 503 of      Offering; Summary of Risk Factors; Risk
                        Regulation S-B)                                       Factors

Item 4                  Use of Proceeds                                       Summary of the Trust and Use of  Proceeds;
                        (Furnish the information required by Item 504 of      The Trust; Investment Objectives and
                        Regulation S-B)                                       Policies; Proposed Real Estate Investments

Item 5                  Determination of Offering Price                       Risk Factors - Arbitrary Offering Price
                        (Furnish the information required by Item 505 of
                        Regulation S-B)

Item 6                  Dilution                                              Not Applicable
                        (Furnish the information required by Item 506 of
                        Regulation S-B)

Item 7                  Selling Security Holders                              Not Applicable
                        (Furnish the information required by Item 507 of
                        Regulation S-B)

Item 8                  Plan of Distribution                                  Outside Front Cover; Summary of the Trust
                        (Furnish the information required by item 508 of      and Use of Proceeds; Terms of the Offering
                        Regulation S-B)

Item 9                  Legal Proceedings                                     Legal Matters
                        (Furnish the information required by Item 103 of
                        Regulation S-B)

Item 10                 Directors, Executive Officers, Promoters and          Management
                        Control Persons
                        (Furnish the information required by Item 401 of
                        Regulation S-B)



Item 11                 Security Ownership of Certain Beneficial Owners and   Management; The Trust; Terms of the Offering
                        Management
                        (Furnish the information required by Item 403 of
                        Regulation S-B)

Item 12                 Description of Securities                             Capital Stock of the Trust
                        (Furnish the information required by Item 202 of
                        Regulation S-B)

Item 13                 Interest of Named Experts and Counsel                 Legal Matters
                        (Furnish the information required by Item 509 of
                        Regulation S-B)

Item 14                 Disclosure of Commission Position on                  Summary of Declaration of Trust - Liability
                        Indemnification for Securities Act Liabilities        and Indemnification; Terms of the Offering
                        (Furnish the information required by Item 510 of
                        Regulation S-B)

Item 15                 Organization within Last Five Years                   Management - The Board of the Trust and
                        (Furnish the information required by Item 404 of      Trustees - Independent Trustees
                        Regulation S-B)

Item 16                 Description of Business                               Summary of the Trust and Use of Proceeds;
                        (Furnish the information required by Item 101 of      The Trust; Investment Objectives and
                        Regulation S-B)                                       Policies; Proposed Real Estate Investments

Item 17                 Management's Discussion and Analysis or Plan of       Summary of the Trust and Use of Proceeds;
                        Operation                                             The Trust
                        (Furnish the information required by Item 303 of
                        Regulation S-B)

Item 18                 Description of Property                               The Trust; Proposed Real Estate Investments
                        (Furnish the information required by Item 102 of
                        Regulation S-B)

Item 19                 Certain Relationships and Related Transactions        Management - The Board of the Trust -
                        (Furnish the information required by Item 404 of      Independent Trustees
                        Regulation S-B)

Item 20                 Market for Common Equity and Related Stockholder      Summary of the Trust and Use of Proceeds;
                        Matters                                               Terms of the Offering; Risk Factors -
                        (Furnish the information required by Item 201 of      Distributions to Shareholders Affected by
                        Regulation S-B)                                       Many Factors

Item 21                 Executive Compensation                                Management  - The Board of the Trust -
                        (Furnish the information required by Item 402 of      Independent Trustees
                        Regulation S-B)



Item 22                 Financial Statements                                  Other Information - Financial Statements;
                        (Furnish the information required by Item 310 of      Exhibit A
                        Regulation S-B)

Item 23                 Changes in and Disagreement with Accountants on       Not Applicable
                        Accounting and Financial Disclosure
                        (Furnish the information required by Item 304 of
                        Regulation S-B)

Item 24                 Indemnification of Directors and Officers             Part II of Registration Statement
                        (Furnish the information required by Item 702 of
                        Regulation S-B)

Item 25                 Other Expenses of Issuance and Distribution           Part II of Registration Statement
                        (Furnish the information required by Item 511 of
                        Regulation S-B)

Item 26                 Recent Sales of Unregistered Securities               Not Applicable
                        (Furnish the information required by Item 701 of
                        Regulation S-B)

Item 27                 Exhibits                                              Part II of Registration Statement
                        (Furnish the information required by Item 601 of
                        Regulation S-B)

Item 28                 Undertakings                                          Part II of Registration Statement
                        (Furnish the information required by Item 512 of
                        Regulation S-B)


                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

                    Date of Issuance: ________________, 1998

                             Subject to Completion:
Information   contained  herein  is  subject  to  completion  or  amendment.   A
Registration Statement relating to these securities has been filed with Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                               BARON CAPITAL TRUST
                            a Delaware business trust

            2,500,000 Common Shares of Beneficial Interest (maximum)
              50,000 Common Shares of Beneficial Interest (minimum)

     Baron Capital Trust (the "Trust"), a Delaware business trust, and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, constitute a self-administered and self-managed real estate company which has been organized to acquire equity interests in existing residential apartment properties located in the United States and/or to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "SUMMARY OF THE TRUST AND USE OF PROCEEDS," "THE TRUST," and "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential property business for over 10 years.

     The Trust intends to make regular quarterly distributions to its Shareholders of net income generated from its investments. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

     The Trust is the sole general partner of the Operating Partnership, which will conduct all of the Trust's real estate operations, and in such capacity the Trust will control the activities of the Operating Partnership. See "THE TRUST - The Operating Partnership." The Managing Shareholder of the Trust is Baron Advisors, Inc. ("Baron Advisors"), a Delaware corporation which will manage the operations of the Trust and the Operating Partnership. The Corporate Trustee of the Trust is Baron Capital Properties, Inc. ("Baron Properties"), a Delaware corporation. The Operating Partnership, Baron Advisors and Baron Properties are Affiliates of each other, and each of them is an Affiliate of the Trust. The Board of the Trust, a majority of the members of which will be comprised of Independent Trustees, will have general supervisory authority over the activities of the Trust and the Operating Partnership and prior approval authority in respect of certain actions of the Trust and Operating Partnership specified in the Declaration of Trust for the Trust. See "MANAGEMENT" and "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     All of the common shares of beneficial interest in the Trust ("Common Shares") offered hereby (the "Offering") are being sold by the Trust. Concurrently with the sales of the Common Shares offered hereby, the Trust will register with the Securities and Exchange Commission (the "Commission") 2,500,000 units of limited partnership interest in the Operating Partnership ("Units") to be used together with, or as an alternative to, cash proceeds from this Offering to acquire property interests pursuant to a proposed $25,000,000 exchange offering (the "Exchange Offering"). Sellers of property interests which acquire Units in the Exchange Offering ("Unitholders") will be entitled to exchange Units at any time and from time to time for an equivalent number of Common Shares so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares, subject to certain exceptions. To facilitate such exchanges, 2,500,000 additional Common Shares (in addition to the 2,500,000 Common Shares being offered in this Offering) will be registered with the Commission in conjunction with the registration of the Units. The Trust has applied for listing on the American Stock Exchange (the "AMEX") of the Common Shares being offered hereby and the Common Shares into which Units will be exchangeable.

     The Trust is offering on a best efforts basis a maximum of 2,500,000 Common Shares in this Offering at a purchase price of $10 per Common Share (minimum purchase of 200 Common Shares per Investor). Funds received will be held in escrow until the date on which a minimum number of 50,000 Common Shares has been sold (the "Escrow Date"), provided, however, that if the Escrow Date has not occurred on or prior to December 31, 1998, the Trust will be required to promptly refund all proceeds received from subscriptions for Common Shares as of such date. The Offering will terminate no later than _____________ [the end of the eighteenth month following the commencement date of the Offering]. See "TERMS OF THE OFFERING."

===================================================================================================
                                Offering Price to       Underwriting         Net Proceeds to
Common Shares                   Public                  Commissions*         the Trust**

Per Common Share                $      10.00            $       .80          $       9.20
---------------------------------------------------------------------------------------------------
Minimum Common Shares           $    500,000            $    40,000          $    460,000
(50,000)
---------------------------------------------------------------------------------------------------
Maximum Common Shares           $ 25,000,000            $ 2,000,000          $ 23,000,000
(2,500,000)
===================================================================================================

* The Trust has agreed to indemnify Sigma Financial Corporation, the Dealer Manager of the Offering, against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Trust has also granted the Dealer Manager a five-year warrant, exercisable beginning on the first anniversary of the commencement of the Offering and ending on the fifth such anniversary, to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold by it in the Offering at an exercise price of $13.00 per Common Share. See "TERMS OF THE OFFERING."

** Before deducting expenses of the Offering payable by the Trust estimated at approximately $500,000, including a non-accountable fee payable to the Managing Shareholder in an amount equal to 1% of the gross proceeds from the Offering to cover its distribution, due diligence and organizational expenses associated with the formation of the Trust and the Operating Partnership and with the Offering, and a non-accountable fee payable to the Managing Shareholder in an amount equal to 1% of the gross proceeds of the Offering to cover legal, accounting and consulting fees, and printing, filing, recording, postage and other miscellaneous expenses associated with the Offering.

THE MATERIAL RISKS INVOLVED IN THE PURCHASE OF COMMON SHARES IN THE OFFERING INCLUDE THE FOLLOWING:

o Real estate investment risks exist such as the effect of economic and other conditions on cash flows from residential apartment properties in which the Trust invests and on property values.

o Financing risks exist, including debt service obligations in respect of debt secured by or associated with properties in which the Trust invests and the ability of the Trust to incur additional debt; the need to refinance all of the Trust's indebtedness at various maturities; and the effect of any increase in interest rates on the

     Trust's interest expenses in respect of any adjustable interest rate financing or in respect of any required refinancing, all of which risks could adversely affect the Trust's cash flow from its investments.

o The Original Investors serve as executive officers of the Trust and the Managing Shareholder and collectively own Units which are exchangeable (with certain restrictions described at "THE TRUST -Formation Transactions") into 19% of the Common Shares outstanding after the completion of the Offering and the proposed Exchange Offering. They received the Units in exchange for their initial capitalization of the Operating Partnership and other consideration. Accordingly, the Original Investors have significant influence over the affairs of the Trust which may result in decisions that do not fully represent the interests of all Shareholders of the Trust. In addition, Shareholders who acquire Common Shares in the Offering will pay a significantly higher price per share for Common Shares than the Original Investors paid for their Units.

o The operation of the Trust involves transactions among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and certain Affiliates of the Managing Shareholder which may involve conflicts of interest which could result in decisions that do not fully represent the interest of all Shareholders of the Trust and Unitholders of the Operating Partnership.

o Although the Common Shares have been registered under the Securities Act of 1933, as amended, will be freely tradable (subject to certain restrictions relating to REIT tax laws and rules) and are expected to be listed for trading on AMEX immediately prior to the completion of the Offering, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing and may limit cash available for distribution to Shareholders.

o    Dependency on key management.

o Taxation of the Trust as a corporation results if it fails to qualify as a REIT.

o Limitations on the ability of Shareholders to change control of the Trust exist due to restrictions on ownership by any individual Shareholder (other than the Original Investors) of more than 5.0% of the Common Shares.

o The Trust is newly formed and has no assets or operating history, and, as a result, prospective Investors may not have an opportunity prior to their acquisition of Common Shares in the Offering to evaluate any properties in which the Trust may acquire an interest.

o There can be no assurance as to the successful completion of this Offering and the proposed Exchange Offering and it is unlikely that the cash proceeds from the sale in this Offering of only the minimum number of Common Shares required to complete this Offering will be sufficient to meet the investment objectives of the Trust.

SEE "SUMMARY OF RISK FACTORS" AND "RISK FACTORS" ON PAGES 18 AND 19 AND PAGES 27 THROUGH 39, RESPECTIVELY, FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN COMMON SHARES, INCLUDING THE FOREGOING.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION

PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The address and telephone and fax numbers of the Trust's principal office are:

                               Baron Capital Trust
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                           (513) 984-5001 (Telephone)
                              (513) 984-4550 (Fax)

The address and telephone and fax numbers of the Dealer Manager of the Offering are:

                           Sigma Financial Corporation
                                 4261 Park Road
                            Ann Arbor, Michigan 48103
                           (313) 663-1611 (Telephone)
                              (313) 663- 0213 (Fax)

               The date of this Prospectus is ______________, 1998

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE FLORIDA DIVISION OF SECURITIES, BUT HAS NOT YET BECOME EFFECTIVE. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. INVESTORS MAY NOT HAVE AN OPPORTUNITY TO EVALUATE THE TRUST'S PROPERTY
INVESTMENTS BECAUSE THE TRUST OWNS NO PROPERTY AS OF THE DATE OF THE COMMENCEMENT OF THE OFFERING, HAS NOT IDENTIFIED SPECIFIC PROPERTIES IN THIS PROSPECTUS AS PROPERTIES THE TRUST INTENDS TO ACQUIRE AND HAS NO OPERATING HISTORY.

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

INVESTOR SUITABILITY STANDARDS ............................................  11
SUMMARY OF THE TRUST AND USE OF PROCEEDS ..................................  13
   Summary of the Trust ...................................................  13
   Summary of Use of Proceeds .............................................  15
 SUMMARY OF RISK FACTORS ..................................................  18
TAX STATUS OF THE TRUST ...................................................  20
COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES ...................  20
CONFLICTS OF INTEREST .....................................................  24
FIDUCIARY RESPONSIBILITY ..................................................  26
RISK FACTORS ..............................................................  27
   Trust ..................................................................  27
      No Operating History ................................................  27
      Limited Marketability of Common Shares ..............................  27
      Effect on Price of Common Shares and Units Available for Future Sale   27
      Effect of Market Interest Rates on Common Share Prices ..............  28
      Arbitrary Offering Price ............................................  28
      Participation Rights of Shareholders in Management ..................  28
      Distributions to Shareholders Affected by Many Factors ..............  28
      Liability and Indemnification of the Managing Persons ...............  29
      Delaware Business Trust .............................................  29
      Issuance of Additional Securities ...................................  30
      Limits on Ownership and Transfers of Shares .........................  30
      Anti-Takeover Provisions ............................................  30
      Dependency on Key Management ........................................  31
      Influence of Original Investors .....................................  31
      Conflicts of Interest ...............................................  31
      Success of Public Offerings .........................................  32
      Forward Looking Statements ..........................................  32
   Property Investments ...................................................  32
      Investment Risks ....................................................  32
      Lack of Liquidity of Real Estate ....................................  33
      Capital Improvements ................................................  34
      Risk of Real Estate Acquisitions ....................................  34
      Real Estate Financing Risks .........................................  34
      Risks of Investments in Mortgages ...................................  35
      Operating Risks .....................................................  35
      Risk of Joint Activity with Others ..................................  35
      Competition .........................................................  36
      Uninsured Loss ......................................................  36
      Regulatory Compliance ...............................................  36
         Fair Housing Amendments Act of 1988 ..............................  36
         Americans with Disabilities Act ..................................  36
         Compliance with Environmental Laws ...............................  37
      Extended and Uncertain Period for Returns ...........................  37
      Lack of Diversification .............................................  37
      Utilization of Funds for Undesignated Properties ....................  37
      Dispositions of Trust Property ......................................  38
      Changes in Laws .....................................................  38
      Unaudited Financial Statements ......................................  38

   Income Tax Considerations ..............................................  39
      Adverse Consequences of Failure to Qualify as a REIT ................  39
      State and Local Taxes ...............................................  39
 PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER ..................  40
MANAGEMENT ................................................................  48
   Managing Shareholder ...................................................  48
   Trust Management Agreement .............................................  50
   Officers of the Trust ..................................................  50
   The Board of the Trust and Trustees ....................................  51
      The Board of the Trust ..............................................  51
      Independent Trustees ................................................  52
      Corporate Trustee ...................................................  53
THE TRUST .................................................................  54
   The Operating Partnership ..............................................  54
   Formation Transactions .................................................  56
   Ownership of the Trust and the Operating Partnership ...................  57
   Regulations ............................................................  59
      Fair Housing Amendments of 1988 .....................................  59
      Americans with Disabilities Act ("Act") .............................  59
      Environmental Regulations ...........................................  60
      Rent Control Legislation ............................................  60
   Employees ..............................................................  60
INVESTMENT OBJECTIVES AND POLICIES ........................................  61
   General ................................................................  61
   Trust Policies with Respect to Certain Activities ......................  62
      Investment Policies .................................................  62
      Disposition Policies ................................................  64
      Financing Policies ..................................................  64
      Conflicts of Interest Policies ......................................  64
PROPOSED REAL ESTATE INVESTMENTS ..........................................  65
FEDERAL INCOME TAX CONSIDERATIONS .........................................  68
   Taxation of the Trust ..................................................  68
      General .............................................................  68
      Stock Ownership Tests ...............................................  69
      Asset Tests .........................................................  69
      Gross Income Tests ..................................................  70
         The 75% Test .....................................................  70
         The 95% Test .....................................................  71
         The 30% Test .....................................................  71
      Annual Distribution Requirements ....................................  71
      Failure to Qualify ..................................................  72
   Tax Aspects of the Trust's Investments in Partnerships .................  72
      General .............................................................  72
      Entity Classification ...............................................  73
      Tax Allocations with Respect to Trust Properties ....................  73
      Sale of Trust Properties ............................................  74
   Taxation of Shareholders ...............................................  74
      Taxation of Taxable Domestic Shareholders ...........................  74
      Backup Withholding ..................................................  75
      Taxation of Tax-Exempt Shareholders .................................  75
      Taxation of Foreign Shareholders ....................................  75
   Other Tax Considerations ...............................................  76
      Possible Legislative or Other Actions Affecting Tax Consequences ....  76
      State and Local Taxes ...............................................  76

SUMMARY OF DECLARATION OF TRUST ...........................................  77
   Term ...................................................................  77
   Control of Operations ..................................................  77
   Liability and Indemnification ..........................................  81
   Distributions ..........................................................  82
   Quarterly and Annual Reports ...........................................  83
   Accounting .............................................................  83
   Books and Records; Tax Information .....................................  83
   Governing Law ..........................................................  83
   Amendments and Voting Rights ...........................................  83
   Dissolution of Trust ...................................................  84
   Removal and Resignation of the Managing Shareholder ....................  84
   Transferability of Shareholders' Interest ..............................  84
   Independent Activities .................................................  84
   Power of Attorney ......................................................  84
   Meetings and Voting Rights .............................................  85
   Additional Offerings of Shares .........................................  85
   Temporary Investments ..................................................  86
REPORTS TO SHAREHOLDERS ...................................................  86
CAPITAL STOCK OF THE TRUST ................................................  87
   General ................................................................  87
   Transfer Agent .........................................................  87
   Restrictions on Ownership and Transfer .................................  87
CAPITALIZATION ............................................................  89
TERMS OF THE OFFERING .....................................................  90
OTHER INFORMATION .........................................................  93
   General ................................................................  93
   Authorized Sales Material ..............................................  93
   Financial  Statements ..................................................  93
LITIGATION ................................................................  94
LEGAL MATTERS .............................................................  94
ADDITIONAL INFORMATION ....................................................  94
GLOSSARY ..................................................................  95


EXHIBITS

A ... Prior Performance of Affiliates of Managing Shareholder

INVESTMENT IN THE COMMON SHARES BEING OFFERED MAY NOT BE SUITABLE FOR INVESTORS WHO DO NOT MEET CERTAIN NET WORTH AND OTHER REQUIREMENTS OR WHO CANNOT AFFORD THE CONSEQUENCES OF A SPECULATIVE INVESTMENT THAT IS NOT EXPECTED TO HAVE AN IMMEDIATE ACTIVE AFTER-MARKET WHERE THE INVESTMENT MIGHT BE SOLD. EVEN THOUGH, AS DESCRIBED HEREIN, THE TRUST BELIEVES THAT IT WILL BE TREATED AS A REAL ESTATE INVESTMENT TRUST ("REIT") FOR FEDERAL INCOME TAX PURPOSES, THE TRUST HAS NOT OBTAINED, AND DOES NOT INTEND TO REQUEST, A RULING FROM THE INTERNAL REVENUE SERVICE ("IRS") THAT IT WILL BE TREATED AS A REIT. ALTHOUGH THE TRUST DOES NOT INTEND TO REQUEST SUCH A RULING FROM THE IRS, THE TRUST HAS OBTAINED THE OPINION OF ITS SPECIAL TAX COUNSEL THAT, BASED ON THE ORGANIZATION AND PROPOSED OPERATION OF THE TRUST AND BASED ON CERTAIN OTHER ASSUMPTIONS AND REPRESENTATIONS, IT WILL QUALIFY AS A REIT. THE OPINION IS NOT BINDING ON THE IRS OR ANY COURT.

REFERENCE SHOULD BE MADE TO THE DECLARATION OF TRUST FOR THE TRUST ("DECLARATION") AND THE AGREEMENT OF LIMITED PARTNERSHIP OF THE OPERATING PARTNERSHIP, SUPPORTING DOCUMENTS AND OTHER INFORMATION FURNISHED FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES. CERTAIN PROVISIONS OF SUCH AGREEMENTS ARE SUMMARIZED IN THIS PROSPECTUS, BUT IT SHOULD NOT BE ASSUMED THAT THE SUMMARIES ARE COMPLETE. SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE ACTUAL DOCUMENTS ATTACHED AS EXHIBITS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO ANY PERSON WHO DOES NOT MEET THE SUITABILITY TESTS DESCRIBED HEREIN. REPRODUCTION OF THIS PROSPECTUS OR ANY PORTION THEREOF OTHER THAN BY THE TRUST, THE MANAGING SHAREHOLDER OR ANY AFFILIATE IS STRICTLY PROHIBITED.

THE MANAGING SHAREHOLDER HAS AGREED TO PROVIDE, DURING THE OFFERING PERIOD, TO EACH OFFEREE OF COMMON SHARES (OR HIS REPRESENTATIVE(S) OR BOTH) THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE MANAGING SHAREHOLDER OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT IT POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN. REQUESTS FOR FURTHER INFORMATION SHOULD BE MADE TO THE TRUST AND SUCH INFORMATION SHOULD BE RELIED UPON ONLY WHEN FURNISHED IN WRITTEN FORM AND SIGNED ON BEHALF OF THE TRUST. PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS PROSPECTUS (OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM THE MANAGING SHAREHOLDER, AFFILIATES OR EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING) AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER ADVISERS AS TO LEGAL, TAX, ECONOMIC AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY FOR HIM.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

NO BROKER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN RESPECT OF THIS OFFERING, OTHER THAN THOSE CONTAINED HEREIN (OR INFORMATION REQUESTED BY A PROSPECTIVE INVESTOR AND FURNISHED TO SUCH PROSPECTIVE INVESTOR IN WRITTEN FORM, SIGNED ON BEHALF OF THE TRUST) AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST

NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR ANY OTHER PERSON. ANY OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. EXCEPT AS OTHERWISE INDICATED, THIS PROSPECTUS SPEAKS AS OF THE DATE ON THE COVER PAGE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY INFERENCE THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST SINCE THE RESPECTIVE DATES AT WHICH THE INFORMATION IS GIVEN HEREIN OR THE DATE HEREOF.

CERTAIN DEFINED TERMS MAY BE FOUND AT "GLOSSARY."

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" FOR THE RISK FACTORS THAT MANAGEMENT BELIEVES PRESENT THE MOST SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         INVESTOR SUITABILITY STANDARDS


     An investment in the Common Shares being offered under this Prospectus involves a high degree of risk and is suitable only for persons of substantial financial means who have no need for liquidity in their investments. See "RISK FACTORS." The Trust has adopted as a general investor suitability standard the requirement that each subscriber for Common Shares represent in writing in the Subscription Documents, among other things, that:

     (a) The subscriber has received a copy of the Prospectus;

     (b) The subscriber is acquiring the Common Shares for his own account and for investment purposes only;

     (c) The subscriber can bear the economic risk of losing the subscriber's entire investment;

     (d) The subscriber meets the following minimum income/net worth standards:

          (i) Minimum annual gross income of $45,000 and a minimum net worth (determined exclusive of home, home furnishings, and automobiles) of $45,000; or

          (ii) Minimum net worth of $150,000 (determined exclusive of home, home furnishings, and automobiles);

     (e) The subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the subscriber's net worth and the subscriber's investment in the Common Shares will not cause such overall commitment to become excessive;

     (f) The subscriber has adequate means of providing for the subscriber's current needs and personal contingencies and has no need for liquidity in the subscriber's investment in the Common Shares; and

     (g) The objectives of the Trust are compatible with the subscriber's investment goals.

     In the case of sales to fiduciary accounts, the foregoing investor suitability standards must be satisfied by the beneficiary, by the fiduciary account, or by the donor or grantor who directly or indirectly provides the funds to purchase the Common Shares (if the donor or grantor is the fiduciary). In the event the subscriber for the Common Shares is purchasing in a fiduciary capacity for another person or entity, the foregoing suitability standards must be satisfied by such other person or entity on whose behalf the fiduciary is acting.

     The suitability standards referred to above represent minimum suitability requirements for prospective Investors, and the satisfaction of such standards by a prospective Investor does not necessarily mean that the Common Shares are a suitable investment for such prospective Investor.

     Representations made by each prospective Investor in the Subscription Documents regarding the foregoing will be reviewed by the Managing Shareholder and Dealer Manager to determine the suitability of such persons, and the Managing Shareholder will have the right to refuse a prospective Investor's subscription for Common Shares if, in its sole discretion, it believes the offeree does not meet the applicable suitability requirements or the Common Shares are otherwise an unsuitable investment for the offeree or for any other reason. The acceptance of a subscription for Common Shares by the Managing Shareholder does not, however, constitute a determination by the Managing Shareholder that the investment is suitable for such purchaser.

     The Trust and the Managing Shareholder will make every effort to furnish each qualified prospective Investor with any additional information he desires which is not set forth herein and to provide an opportunity for inquiry concerning the terms and conditions of this Offering, including information required to verify the accuracy of the information contained in this Prospectus. Copies of all documents described or referred to herein are available at the offices of the Trust located at 7826 Cooper Road, Cincinnati, Ohio 45242. The Trust's telephone number is (513) 984-5001 and its fax number is
(513) 984-4550.

IF YOU DO NOT MEET THE REQUIREMENTS DESCRIBED ABOVE, DO NOT READ FURTHER AND IMMEDIATELY RETURN THIS PROSPECTUS TO THE DEALER MANAGER OF THE OFFERING. IN THE EVENT YOU DO NOT MEET SUCH REQUIREMENTS, THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL COMMON SHARES TO YOU.

                    SUMMARY OF THE TRUST AND USE OF PROCEEDS

     The following summary of this Prospectus is for the convenience of prospective Investors and does not fully reflect all of the terms of the Offering. This Prospectus describes in detail the numerous aspects of the transaction which are material to Investors, including those summarized below. This Prospectus and accompanying Exhibits and supporting documents referred to herein should be read in their entirety by each prospective Investor and his advisors before purchasing any Common Shares. The following summary is qualified in its entirety by reference to the full text of this Prospectus and the documents referred to herein. Unless the context otherwise requires, the term "Trust" as used in this Prospectus shall refer to Baron Capital Trust, the issuer of the Common Shares being offered hereby, and its affiliate, Baron Capital Properties, L.P., the Operating Partnership, which will conduct the real estate operations of the Trust and hold its property interests.

Summary of the Trust

     Baron Capital Trust (the "Trust"), a Delaware business trust, and its affiliate, Baron Capital Properties, L.P. (the "Operating Partnership"), a Delaware limited partnership, constitute a self-administered and self-managed real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "SUMMARY OF THE TRUST AND USE OF PROCEEDS," "THE TRUST," and "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential apartment business for over 10 years.

     The Trust intends to make regular quarterly distributions to its Shareholders of net income generated from its investments. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

     The real estate operations of the Trust will be conducted through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify as a REIT under the Code, and (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions that involve the exchange of units of limited partner interest in the Operating Partnership ("Units") for such property interests and thereby permit the deferral until a later date of any tax liabilities that sellers of such interests otherwise would incur if they received cash or Common Shares in connection with such sales. Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole general partner, the Trust will control the Operating Partnership as well as hold Units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest. See "THE TRUST - The Operating Partnership."

     The net cash proceeds from the issuance of Common Shares of the Trust in connection with this Offering and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of Units in the Operating Partnership. The Operating Partnership will use the net cash proceeds of the Offering, unissued Units or a combination of net cash proceeds and unissued Units to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment  property  interests.  In  connection  with the  proposed  $25,000,000
Exchange Offering (which will involve the acquisition by the Operating Partnership of property interests in exchange for Units), the Trust will register 2,500,000 Units with the Commission. A registration statement in connection with the Exchange Offering has been filed with the Commission.

     Sellers of property interests who receive Units in the Exchange Offering will be entitled to exchange all or a portion of the Units held by them for an equivalent number of Common Shares at any time and from time to time, so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares, subject to the Trust's right to cash out any holder of Units who requests an exchange. To facilitate such exchanges, the Trust will also register 2,500,000 additional Common Shares (in addition to the 2,500,000 Common Shares being offered in this Offering) for issuance to holders of Units who request the Trust to issue Common Shares in exchange for Units in the future.

     The Trust intends to investigate making an additional public or private offering of Common Shares within the 12-month period following the commencement of the Offering if the Managing Shareholder determines that suitable property acquisition opportunities which fulfill the Trust's investment criteria are available and such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Offering and the Exchange Offering could have a dilutive effect on Shareholders who acquire Common Shares in the Offering.

     Baron Advisors, Inc., the Managing Shareholder of the Trust, has full exclusive and complete discretion in the management and control of the Trust and the Operating Partnership (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership). Gregory K. McGrath, the Chief Executive Officer of the Trust and the President, sole shareholder and sole director of the Managing Shareholder, and Robert S. Geiger, the Chief Operating Officer of the Trust and the Managing Shareholder (together, the "Original Investors"), and James H. Bownas and Peter
M. Dickson, the initial Independent Trustees of the Trust, will make investment decisions for the Trust. See "MANAGEMENT." The address and telephone and fax numbers for the Managing Shareholder are as follows:

                              Baron Advisors, Inc.
                                7826 Cooper Road
                             Cincinnati, Ohio 45242
                              Phone: (513) 984-5001
                               Fax: (513) 984-4550

     The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing
Shareholder prior to the Termination Date of the Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. See "SUMMARY OF DECLARATION OF TRUST - Term." The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of the assets of the Operating Partnership or upon a vote of its partners. See "THE TRUST The Operating Partnership."

     As described below in this Prospectus, the Managing Shareholder, certain of its Affiliates, the Dealer Manager and participating brokers will receive substantial fees and compensation from the Trust in connection with this Offering, the operation of the Trust and the acquisition, ownership, operation, improvement and disposition of the Trust's Property. See "SOURCES AND USES OF FUNDS," "COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES" and "TERMS OF THE OFFERING."

     The Trust presently intends to make quarterly pro rata distributions of available funds, if any, to its Shareholders. The initial distribution is expected to be made by March 30, 1998, assuming that the Escrow Date has occurred by such date.

     Net cash proceeds of the Offering have not yet been committed to specific properties. Although the Managing Shareholder has several investment opportunities under review for the application of such proceeds none of such potential opportunities has developed beyond the negotiating stage. The Trust may direct a substantial portion of the proceeds to investment opportunities that have not been designated in this Prospectus, as it may be amended or supplemented from time to time, and the Trust may be unable to or may decline to apply the proceeds to any specific investments that may be described in this Prospectus or any amendments or supplements thereto. Therefore, prospective Investors may not be able to evaluate any properties in which the Trust may apply the net cash proceeds of the Offering before they purchase Common Shares. In addition, prospective Investors will not have any vote in the selection of property investments after they purchase Common Shares. Consequently, Investors will be relying upon the judgment of the Managing Shareholder and the Independent Trustees for such decisions.

     As described above, concurrently with this Offering, the Operating Partnership expects to make an Exchange Offering using Units to be registered with the Commission to acquire interests in residential apartment properties. As its initial acquisition candidates in connection with the Exchange Offering, the Trust is currently investigating the acquisition of property interests indirectly owned by partners in 12 real estate limited partnerships managed by Affiliates of the Managing Shareholder. The targeted properties consist of an aggregate of 673 residential units (comprised of studio, one, two and three-bedroom units) and are all located in Florida with the exception of one property which is located in Georgia. Such property interests are described in further detail at "PROPOSED REAL ESTATE INVESTMENTS." If acquisitions are consummated in respect of all 12 properties, the purchase price is expected to be in the range of $13 million to $15 million, payable in Units in the Operating Partnership. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by Affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     Properties in which the Trust will acquire an interest are expected to use the straight-line method of depreciation over 27-1/2 years. Among other investment policies described below at "INVESTMENT OBJECTIVES AND POLICIES," the Trust will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust will not acquire or provide debt financing in respect of any property where the amount invested by the Trust plus the amount of any existing indebtedness in respect of such property exceeds 80% of the estimated replacement cost of the property as determined by the Managing Shareholder.

     For  the  definition  of  certain  terms  used  in  this  Prospectus,   see
"GLOSSARY."


Summary of Use of Proceeds

     Set forth below is the estimated application of proceeds of this Offering. See also "COMPENSATION OF THE MANAGING SHAREHOLDER AND AFFILIATES" and "TERMS OF THE OFFERING."


                                           Minimum                    Maximum
                                           Offering                   Offering
                                           Amount         Percent      Amount            Percent

Gross Offering Proceeds:               $   500,000            100%   $25,000,000            100%

Cash Offering Expenses:
     Underwriting Commissions (1):          40,000              8%     2,000,000              8%
     Distribution, Due Diligence and
       Organizational Fee (2):               5,000              1%       250,000              1%
     Legal and Consulting Fee (3):           5,000              1%       250,000              1%
                                       -----------    -----------    -----------    -----------

Amount Available for Investment and
  Trust Operations:
                                       $   450,000             90%   $22,500,000             90%
                                       ===========    ===========    ===========    ===========

Investment Fee (4):                         20,000              4%     1,000,000              4%
Proceeds to be Used to Acquire
  Property Interests and for Trust
  Operations (5):                          430,000             86%    21,500,000             86%
Cash Offering Expenses:                     50,000             10%     2,500,000             10%

Total Application of Proceeds:         $   500,000            100%   $25,000,000            100%
                                       ===========    ===========    ===========    ===========

Footnotes:

1. The Trust will pay the Dealer Manager selling commissions in an amount equal to 8% of the gross proceeds received from its sales of Common Shares in this Offering from which it will pay any broker-dealers that the Trust or the Dealer Manager selects to participate in the sale of Common Shares. All or a portion of the commissions payable may be reallocated to participating broker-dealers. The selling commissions will be due and payable promptly after the latest to occur of (i) acceptance by the Managing Shareholder of an Investor's subscription, (ii) the receipt and collection by the Trust of the gross purchase price of the Common Shares acquired by such Investor, and (iii) the Escrow Date. The Trust has also granted the Dealer Manager a five-year warrant, exercisable beginning on the first anniversary of the commencement of the Offering and ending on the fifth such anniversary, to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold by it in the Offering at an exercise price of $13.00 per Common Share.

2. The Trust will pay the Managing Shareholder a non-recurring non-accountable fee in an amount (up to $250,000) equal to 1% of the gross proceeds from sales of Common Shares in this Offering to cover the distribution, due diligence and organizational expenses associated with the formation of the Trust and the Operating Partnership and with the Offering.

3. The Trust will also pay the Managing Shareholder a non-recurring non-accountable fee in an amount (up to $250,000) equal to 1% of gross proceeds from sales of Common Shares in this Offering to cover legal, accounting, and consulting fees, printing, filing, recording, postage and other miscellaneous expenses associated with this Offering. The fees described in footnote 2 and this footnote 3 will be payable at the same time that selling commissions are payable. To the extent which the distribution, due diligence and organizational expenses or the legal, accounting, and consulting fees, printing, filing, recording, postage and other miscellaneous expenses associated with this Offering exceed 1% of the gross proceeds from the Offering, those expenses will not be reimbursed to the Managing Shareholder.

4. The Trust will pay the Managing Shareholder an investment fee in an amount (up to $1,000,000) equal to 4% of the gross proceeds from sales of Common Shares in this Offering as compensation for the Managing Shareholder's services and expenses in investigating and evaluating investment opportunities for the Trust and for assisting the Trust in consummating its investments. One-half of the fee will be payable at the same time that selling commissions are payable in connection with this Offering, and the balance will be payable proportionately upon the consummation of each of the Trust's real estate investments based on the amount invested.

5.   The Trust's  intended  types of  investments  are described at "THE TRUST,"
     "INVESTMENT   OBJECTIVES   AND   POLICIES"   and   "PROPOSED   REAL  ESTATE
     INVESTMENTS."

                             SUMMARY OF RISK FACTORS

     The following is a summary of the material risk factors applicable to the purchase of Common Shares in this Offering and the proposed operations of the Trust. For a more detailed description of the risk factors relating to the Offering and the Trust's activities, including those set forth below, see "RISK FACTORS" below.

o Real estate investment considerations, such as the effect of national and local economic and other conditions on residential apartment property values, the general lack of liquidity of investments in real estate, the risks associated with investments in mortgages, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, the possibility of uninsured losses, the ability of the Trust's property investments to generate sufficient cash flow to meet expenses, including debt service requirements, or to be sold on favorable terms, if at all, the availability of capital for investment, and competition in seeking properties for acquisition and in seeking tenants, which considerations, individually or in the aggregate, may negatively impact the Trust's ability to make distributions to Shareholders.

o Risks associated with debt financing, including the potential inability to refinance any mortgage indebtedness of the Trust upon maturity, risks associated with possible investments in loans secured by Junior Mortgages on property which may not be recorded, and the risk of higher interest rates on any adjustable interest rate debt or debt incurred to refinance indebtedness.

o The Trust will be permitted to incur indebtedness in an aggregate amount up to 300% of its net assets (subject to certain exceptions described at "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with respect to Certain Activities - Financing Policies"), which could result in the Trust becoming highly leveraged, which in turn could adversely affect the ability of the Trust to make distributions to Shareholders and increase the risk of default under its indebtedness.

o The Original Investors serve as executive officers of the Trust and the Managing Shareholder and collectively own Units which are exchangeable (with certain restrictions described at "THE TRUST - Formation Transactions") into 19% of the Common Shares outstanding after the completion of the Offering and the proposed Exchange Offering. They received the Units in exchange for their initial capitalization of the Operating Partnership and other consideration. Accordingly, the Original Investors have significant influence over the affairs of the Trust which may result in decisions that do not fully represent the interests of all Shareholders of the Trust. In addition, Shareholders who acquire Common Shares in this Offering will pay a significantly higher price per share for Common Shares than the Original Investors paid for their Units. See "MANAGEMENT" and "THE TRUST - Formation Transactions" and " - Ownership of the Trust and the Operating Partnership."

o Although the Trust has adopted certain policies designed to eliminate or minimize their effect, potential conflicts of interest may arise among the Trust, the Operating Partnership, the Managing Shareholder, the Original Investors and certain Affiliates of the Managing Shareholder, including certain Affiliates which have sponsored and/or managed, or may in the future sponsor, real estate investment programs which seek to acquire interests in properties similar to those which the Trust will seek to acquire. In addition, there will be competing demands for management resources of the Managing Shareholder and the Trust, the possibility of transactions between the Trust and Affiliates of the Managing Shareholder, and a lack of independent representation of Investors in structuring this Offering. See "CONFLICTS OF INTEREST" and "INVESTMENT OBJECTIVES AND POLICIES - Conflict of Interest Policies."

o Although the Common Shares have been registered under the Securities Act of 1933, as amended, will be freely tradable (subject to certain restrictions relating to REIT tax laws and rules) and are expected to be listed for trading on AMEX immediately prior to the completion of this Offering, it is possible that no public market for the Common Shares will ever develop or be maintained, resulting in lack of liquidity of the Common Shares.

o The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance acquisitions and improvements of property without additional debt or equity financing and may limit cash available for distribution to Shareholders. See "FEDERAL INCOME TAX CONSIDERATIONS."

o    Dependency on key management. See "MANAGEMENT."

o Taxation of the Trust as a corporation if it fails to qualify as a REIT for federal income tax purposes, the Trust's liability for certain federal, state and local income taxes in such event, and the resulting decrease in cash available for distribution to Shareholders; even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain Federal, state and local taxes on its income and property. See "FEDERAL INCOME TAX CONSIDERATIONS."

o Potential anti-takeover effects of provisions in the Declaration which generally limit the actual or constructive ownership by any one person or entity (other than the Original Investors) of equity securities in the Trust to 5.0% of the outstanding Shares and other Declaration and statutory provisions that may limit the opportunity for Shareholders to receive a premium price upon any resale by them of Common Shares. See Article 2A of the Declaration of the Trust.

o The potential liability of the Trust for unknown or future environmental liabilities and the costs of compliance with the Americans with Disabilities Act and other governmental regulations, which may negatively impact the Trust's financial condition, results of operations and cash available for distribution to Shareholders.

o The Trust is newly formed and has no assets or operating history, and, as a result, prospective Investors may not have an opportunity prior to their acquisition of Common Shares in the Offering to evaluate any properties in which the Trust may acquire an interest.

o There can be no assurance as to the successful completion of this Offering and the proposed Exchange Offering and it is unlikely that the cash proceeds from the sale in this Offering of only the minimum number of Common Shares required to complete this Offering will be sufficient to meet the investment objectives of the Trust.

o The possible issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of this Offering and the proposed Exchange Offering, which may result in the dilution of Investors which acquire Common Shares in the Offering and effect the then prevailing market price of Common Shares.

o The investment of the net proceeds of this Offering to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which proceeds are invested in interim investments prior to such application, the Trust may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the Trust's real estate investments.

                             TAX STATUS OF THE TRUST

     The Trust intends to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998. To maintain REIT status, an entity must meet a number of organizational and operational requirements, including a requirement that it currently distribute to its Shareholders at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). For taxable years beginning after August 5, 1997, the Taxpayer Relief Bill of 1997 (the "1997 Act") (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. As a REIT, the Trust generally will not be subject to federal income tax on net income it distributes currently to its Shareholders. If the Trust fails to qualify as a REIT in any taxable year, it will be subject to federal income tax at regular corporate rates and may not be able to qualify as a REIT for the four subsequent taxable years. See "RISK FACTORS - Adverse Consequences of Failure to Qualify as a REIT" and "FEDERAL INCOME TAX CONSIDERATIONS." Even if the Trust qualifies for taxation as a REIT, the Trust may be subject to certain federal, state and local taxes on its income and property.

                    COMPENSATION OF THE MANAGING SHAREHOLDER
                                 AND AFFILIATES

     The following table describes all the material fees, compensation, and other payments that may be received by the Managing Shareholder and Affiliates in exchange for their respective services and expenses in connection with the preparation of this Prospectus and the Offering, the operation of the Trust and the acquisition and disposition of the Trust's Property. The determination of the type and amount of such compensation was not the result of arms'-length negotiation. See "CONFLICTS OF INTEREST."


                               OFFERING AND ORGANIZATIONAL STAGE

Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------
Managing Shareholder (Baron    Non-recurring  non-accountable fee to cover           $250,000
(Baron Advisors)               distribution,     due     diligence     and
                               organizational expenses associated with the
                               formation  of the Trust  and the  Operating
                               Partnership  and with the  Offering  (1% of
                               gross proceeds from Offering)

Managing Shareholder
                               Non-recurring  non-accountable fee to cover           $250,000
                               legal,   accounting  and  consulting  fees,
                               filing,  recording,  printing,  postage and
                               other  miscellaneous   expenses  associated
                               with the  Offering  (1% of  gross  proceeds
                               from Offering)


Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------
Baron Capital Properties,      No  compensation   will  be  payable  to  the       Reimbursible     expenses    are
Inc. (the Corporate Trustee    Corporate Trustee for performing  services on       expected  to be  limited  to the
of the Trust)                  behalf of the Trust at the  direction  of the       expense of  operating  an office
                               Managing Shareholder;  however, reimbursement       in    Delaware    (approximately
                               will  be   made   for   reasonable   expenses       $1,500  per year  initially)  as
                               incurred  on behalf  of the  Trust  which are       required by the  Delaware  Act -
                               approved   in   advance   by   the   Managing       see   "MANAGEMENT   -  Corporate
                               Shareholder.                                        Trustee."

Managing  Shareholder          The   Managing   Shareholder   and  certain         Amount of reimbursible  expenses
and Affiliates                 Affiliates are entitled to be reimbursed by         incurred on behalf of the Trust.
                               the   Trust  for  all   reasonable   direct
                               expenses  incurred  on behalf of the Trust,
                               including   but  not   limited   to  legal,
                               accounting  and  consulting  fees and other
                               expenses, to the extent those expenses were
                               incurred   by   them   in   carrying    out
                               responsibilities assigned to them under the
                               Declaration  and do not constitute  payment
                               for   activities  for  which  they  already
                               receive a fee or  compensation as described
                               herein.

                         ACQUISITION AND OPERATING STAGE

Managing Shareholder           Investment   fee  in  an   amount   (up  to         $1,000,000;     the     Managing
                               $1,000,000)  equal to 4% of gross  proceeds         Shareholder  may,  in  its  sole
                               from  the  Offering  as  compensation   for         discretion,   share   all  or  a
                               investigating  and  evaluating   investment         portion   of   this   fee   with
                               opportunities  for the Trust and  assisting         non-Affiliates.
                               in the  consummation  of  its  investments;
                               one-half  of the fee is payable at the same
                               time that selling  commissions  are payable
                               in connection  with the  Offering,  and the
                               balance  is  payable   proportionately   at
                               investment   closings   based   on   amount
                               invested


Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------
Managing Shareholder           Annual   fee   payable   under   the  Trust         $500,000  per year  payable on a
                               Management     Agreement     for    ongoing         monthly basis during the term of
                               management,  administrative, and investment         the agreement  beginning June 1,
                               advisory  services  for  the  Trust  (in an         1998; at its option the Managing
                               amount equal to 1% of gross proceeds of the         Shareholder may elect to be paid
                               Offering  plus 1% of the  initial  value of         in   Common   Shares   with   an
                               Units   issued  in   connection   with  the         equivalent value.
                               proposed Exchange Offering)

Brentwood Management, LLC or   Property   Management   Fee  for   managing         5%  of  collected  rental  income
an Affiliate                   properties in which the Trust invests               from each  apartment  property it
                                                                                   manages  for the Trust plus $325
                                                                                   monthly  bookkeeping fee; it may
                                                                                   earn a monthly  performance  fee
                                                                                   of $2.00 per residential unit if
                                                                                   greater   than   96%  of   gross
                                                                                   potential rents are collected.

Managing Shareholder or an     Fee payable to the Managing  Shareholder or         Fee  limited to an amount  equal
Affiliate                      an Affiliate by a seller,  in certain cases         to up to  five  percent  of  the
                               where the Trust  acquires one or more First         amount raised in the Offering.
                               Mortgage Loans or Junior  Mortgage Loans or
                               accounts receivable from existing creditors
                               of such obligations,  title to a particular
                               property,  or  an  equity  interest  in  an
                               entity  which  owns  title to a  particular
                               property  at a  discount  to the  appraised
                               value of such  property or equity  interest
                               determined at the time of such acquisition.

Baron Capital Properties,      No compensation will be paid for performing         Reimbursible     expenses    are
Inc. (the Corporate Trustee    services  on  behalf  of the  Trust  at the         expected  to be  limited  to the
of the Trust)                  direction  of  the  Managing   Shareholder;         expense of  operating  an office
                               however,  reimbursement  will be  made  for         in    Delaware    (approximately
                               reasonable  expenses  incurred on behalf of         $1,500  per year  initially)  as
                               the Trust which are  approved in advance by         required by the  Delaware  Act -
                               the Managing Shareholder.                           see   "MANAGEMENT   -  Corporate
                                                                                   Trustee."


Recipient                      Type of Compensation                                Maximum Amount
---------                      --------------------                                --------------
Managing Shareholder and       Subject to operational limitations on REITs         The  compensation,  price or fee
Affiliates                     for federal income tax purposes,  the Trust         payable  must be  comparable  to
                               is authorized to contract with the Managing         and   competitive    with   that
                               Shareholder and Affiliates to provide goods         charged   by   a   third   party
                               and  services  other than  those  specified         rendering  comparable  goods and
                               herein,    but   no   such    contract   is         services which could  reasonably
                               contemplated   at  this   time.   Any  such         be made available to the Trust.
                               contract would require, among other things,
                               that such persons be previously  engaged in
                               the  business  of  providing  such goods or
                               services  as an ongoing  business  and that
                               the  compensation,  price  or fee  does not
                               exceed that specified in the third column.

Managing  Shareholder          The   Managing   Shareholder   and  certain         Amount of reimbursible  expenses
and Affiliates                 Affiliates are entitled to be reimbursed by         incurred on behalf of the Trust.
                               the   Trust  for  all   reasonable   direct
                               expenses  incurred  on behalf of the Trust,
                               including   but  not   limited   to  legal,
                               accounting  and  consulting  fees and other
                               expenses, to the extent those expenses were
                               incurred   by   them   in   carrying    out
                               responsibilities assigned to them under the
                               Declaration  and do not constitute  payment
                               for   activities  for  which  they  already
                               receive a fee or  compensation as described
                               herein.


                              CONFLICTS OF INTEREST

     The Managing Shareholder will use its best efforts to conduct Trust affairs for the benefit of the Shareholders. However, the Trust is subject to various conflicts of interest arising out of its relationship with the Managing Shareholder, Affiliates of the Managing Shareholder, the Original Investors and the Shareholders, including but not limited to those described below.

     The Managing Shareholder was formed for the sole purpose of serving as the Managing Shareholder of the Trust. Certain Affiliates of the Managing Shareholder, however, have formed, manage or participate in other partnerships or entities which engage in real estate activities and may acquire and/or develop real estate for their own accounts. Affiliates of the Managing Shareholder are corporate general partners of 47 other Delaware or Florida real estate limited partnerships that were previously organized to invest in separate residential apartment properties and single-family housing and retail projects located in southeastern and mid-western portions of the United States. Generally, each such program has a separate general partner and involves separate projects or phases of projects which have been separately financed and operated on a "stand-alone" basis. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." It is expected that Affiliates of the Managing Shareholder will organize similar programs in the future.

     Certain Affiliates of the Managing Shareholder have sponsored or may sponsor real estate investment limited partnerships which may seek to acquire interests in properties similar to those which the Trust may seek to acquire. In addition, the Trust may attempt to acquire interests in properties from certain partnerships managed by Affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.

     Furthermore, the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust and the Managing Shareholder and are principal Unitholders in the Operating Partnership. Therefore, individually and collectively they have significant influence over the affairs of the Trust which may result in decisions that do not fully represent the interests of all Shareholders of the Trust. Mr. McGrath is also the sole principal of the corporate general partners of the real estate investment limited partnerships described above, certain of which own interests in residential apartment properties in which the Trust may acquire an interest.

     In order to eliminate or minimize conflicts of interest among the Trust and such Affiliates which may arise in such situations, the Trust has adopted provisions in the Declaration which require that at least a majority of the members of the Board be Independent Trustees and that a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

     In addition, the Trust has adopted the following method of allocation of the acquisition of properties between the Trust and such other affiliated partnership programs seeking similar properties. Except in unusual circumstances, the Trust will not invest its net proceeds in property investments until such similar programs sponsored prior to the Offering have specified for investment or committed to invest at least 50% of their investment funds in respect of particular properties, and no such similar program sponsored subsequent to the Offering will invest in respect of a particular property until the Trust has specified for investment or committed to invest at least 50% of its net offering proceeds in respect of particular properties. The Board and the Independent Trustees are responsible for overseeing the allocation of the acquisition of properties under the circumstances described above to insure that the foregoing allocation method is applied fairly to the Trust. However, there can be no assurance that these policies will always be successful in eliminating the influence of such conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders.

     In most cases, the management of the Managing Shareholder and its Affiliates is identical. For example, the President, sole stockholder and sole director of the Managing Shareholder is Gregory K. McGrath, who is also the President, sole director and sole shareholder of each of the corporate general partners of the investment programs referred to in the second paragraph of this section. See "MANAGEMENT." As a result, the activities of other investment programs organized by Affiliates of the Managing Shareholder may also result in conflicting demands upon the time and effort of the management of the Managing Shareholder in the performance of its duties to the Trust. However, the Managing Shareholder will devote as much attention to the Trust's activities as is reasonably necessary to manage the Trust.

     In the event that any dispute arises in which the interests of the Trust and any other programs sponsored by the Affiliates of the Managing Shareholder diverge, the Trust, if necessary, intends to retain separate counsel for each party with an adverse interest.

     The Managing Shareholder and certain Affiliates are entitled under the Declaration to receive certain fees and other compensation, payments and reimbursements discussed in this Prospectus. Such fees and other compensation generally were not determined through a process of arm's length bargaining. The prices payable and terms of such transactions may not necessarily be determined by reference to costs to the Managing Shareholder or such Affiliates, independent appraisals or comparable third party transactions. As a result, the fees, compensation, prices or terms may not reflect the fair market value of the services to be rendered to the Trust by the Managing Shareholder or Affiliates or the value of the property acquired or disposed of.

     In addition, the level of compensation payable to the Managing Shareholder or its Affiliates in connection with the organization and operation of the Trust may be greater or less than that payable in connection with the organization and operation of the other investment programs sponsored by such Affiliates.

     The interests of the Shareholders may be inconsistent in some respects with the interests of the Managing Shareholder. The Managing Shareholder and certain of its Affiliates, by reasons of their interests in the Trust and their receipt of compensation and fees from the Trust, have and will have potential conflicts of interest in connection with their performance of certain activities. For example, a transaction such as a sale of the Trust's Property may produce an economic benefit for the Managing Shareholder and/or an Affiliate but adverse tax consequences for the Shareholders. Also, circumstances may arise where termination of business by the Trust may be advantageous to the Managing
Shareholder and/or Affiliates, while continuation of the Trust might be advantageous to the Shareholders.

     The Declaration provides that the Trust will indemnify the Managing Shareholder, Independent Trustees, other members of the Board and each of their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees against certain liabilities, and the availability of such indemnification could affect the actions of such indemnified parties. See "SUMMARY OF DECLARATION OF TRUST Liability and Indemnification."

     The Managing Shareholder intends to utilize the services of certain suppliers of goods and services for the Trust that have previously provided goods or services to prior investment programs organized by Affiliates of the Managing Shareholder. While such providers of goods and services are unaffiliated with the Managing Shareholder, the existence of previous business relationships may affect the ability of the Managing Shareholder to independently represent the interests of the Trust with respect to such providers of goods and services in light of such other business relationships. While the Managing Shareholder believes that it has represented and will continue to represent the interests of the Trust and believes that there are benefits to utilizing the services of parties with whom the Managing Shareholder has previous experience, prospective Investors who are concerned about such potential conflicts are advised to request further information from the Managing Shareholder and to independently evaluate such relationships.

     The Managing Shareholder has provided no independent representation of prospective Investors in connection with this Offering, and each prospective Investor should seek independent advice and counsel before making an investment in the Trust.

     While potential conflicts of interest, including those described herein, may not be entirely eliminated, the Trust believes that any actual conflicts that may arise will not materially affect the obligation of the Managing

Shareholder, the Independent Trustees, and any other members of the Board to act in the best interests of the Shareholders and the Trust. See "FIDUCIARY RESPONSIBILITY" and "RISK FACTORS."

                            FIDUCIARY RESPONSIBILITY

     The Managing Shareholder, Independent Trustees and other members of the Board are accountable to the Trust as fiduciaries, and consequently must exercise good faith and integrity in handling Trust affairs. Where the question has arisen, courts have held that a limited partner may institute legal action on behalf of himself and all other similarly situated limited partners (i.e., class action) to recover damages for a breach by a general partner of its fiduciary duty, or on behalf of the partnership (i.e., partnership derivative action) to recover damages from third parties. Certain recent cases decided by the Federal courts may also be construed to support the right of a limited partner to bring such actions under Rule 10b-5 issued under the Securities Act of 1933, as amended, for the recovery of damages (including losses incurred in connection with the purchase or sale of a partnership interest) resulting from a breach by a managing entity of its fiduciary duty.

     The foregoing summary is based on statutes, rules and decisions as of the date of this Prospectus and involves a rapidly developing and changing area of the law. Investors who believe that a breach of fiduciary duty by the Managing Shareholder, an Independent Trustee or any other member of the Board has occurred or who have questions concerning the duties of such persons should consult with their own counsel.

     The  Declaration  provides  that the  Trust  will  indemnify  the  Managing
Shareholder, the Independent Trustees, other members of the Board and their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees against liability arising out of the management of the Trust within the scope of the Declaration, unless negligence or misconduct is involved. As a result of these indemnification arrangements, purchasers of Common Shares have more limited rights of action than they would have absent the limitations in the Declaration. The exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See
Section 3.7(b) of the Declaration of Trust. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Managing Shareholder, the Independent Trustees, other members of the Board and their respective Affiliates and their respective officers, directors, shareholders, partners, agents and employees pursuant to the foregoing provisions, or otherwise, the Trust has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

     The Managing Shareholder is not permitted to commingle any funds of the Trust with its own funds or the funds of any other person. The Trust is expressly prohibited from making any loans to the Managing Shareholder. The Trust may borrow money from the Managing Shareholder, but only on terms which are competitive with those offered by unrelated lending institutions.

                                  RISK FACTORS

     Prospective investors should carefully consider the following material risk factors, in addition to the other information set forth in this Prospectus, in connection with an investment in the Common Shares offered hereby and the proposed operations of the Trust. See also "SUMMARY OF RISK FACTORS" above. Unless the context otherwise requires, the term "Trust" as used herein shall refer to Baron Capital Trust, the issuer of the Common Shares being offered hereby, and Baron Capital Properties, L.P., the Operating Partnership, which will conduct the real estate operations of the Trust and hold its property interests.

Trust

No Operating History

     Common Shares offered hereby must be considered speculative investments, and there can be no assurance that the Trust will fulfill its investment objectives. The Trust, the Operating Partnership and the Managing Shareholder have no operating history. In addition, the Operating Partnership's assets will consist primarily of direct or indirect equity or debt investments it may make in respect of particular residential apartment properties and thus will be largely dependent upon the successful operation of such properties. Management of the Managing Shareholder and Affiliates has substantial prior experience in and knowledge of the residential apartment property market and its financing, and has significant experience in the management of investment programs. Subject to the REIT provisions of the Code and regulations issued thereunder and certain limitations set forth in Section 1.9 of the Declaration, the Trust will also be authorized to invest in raw land, stocks, bonds, notes, partnership interests and other securities, and thus will be dependent to a lesser extent upon the satisfactory performance of such securities. See "FEDERAL INCOME TAX CONSIDERATIONS" for a description of the REIT provisions of the Code and regulations issued thereunder and Section 7.4 of the Declaration of the Trust regarding such permitted investments.

Limited Marketability of Common Shares

     Although Common Shares issued in connection with the Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely transferable, the Common Shares will not be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or listed on a stock exchange immediately following the effective date of such Securities Act registration. The Trust has applied for listing on the American Stock Exchange ("AMEX") of the Common Shares to be issued in connection with the Offering and the proposed Exchange Offering and expects to qualify for listing prior to the completion of the offerings. However, there can be no assurance whether the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing. In addition, the initial public offering price may not be indicative of the market price for Common Shares after the Offering.

     Prior to the Offering there has not been a public market for Common Shares. Although Common Shares are expected to be listed for trading on AMEX immediately prior to the completion of the Offering and the proposed Exchange Offering, it is possible that no public market for the Common Shares will ever develop or be maintained after the completion of the offerings. Thus there can be no assurance that an active trading market will develop after the offerings. Accordingly, an Investor should purchase Common Shares only as a long-term investment and should be prepared to remain a Shareholder indefinitely. In addition, to facilitate the Trust' continued compliance with federal tax laws and regulations governing REIT's, the Declaration of Trust contains significant restrictions relating to the ownership and transfer of Shares. See " - Limits on Ownership and Transfers of Shares," "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer," and Article 2A of the Declaration of the Trust.

Effect on Price of Common Shares and Units Available for Future Sale

     Future sales or issuances of a substantial number of Common Shares and Units following the completion of the Offering, or the perception that such sales or issuances could occur, could adversely affect then prevailing market prices for Common Shares. In addition to up to 2,500,000 Common Shares to be issued in the Offering, up to approximately 1,200,000 Units of the Operating Partnership (exchangeable into an equivalent number of Common Shares subject to conditions described at "THE TRUST - Formation Transactions") have been issued to the Original Investors in connection with the initial capitalization of the Operating Partnership, and up to 2,500,000 Units may be issued in the Exchange Offering to sellers of property interests who receive Units in exchange for such property interests. In addition, the Compensation Committee of the Board of the Trust may vote to reserve additional Common Shares for issuance in connection with option plans that may be adopted by the committee. See "MANAGEMENT - Option Plan" and "THE TRUST - Ownership of the Trust and the Operating Partnership." The Original Investors have entered into an escrow agreement with the Trust under which they have agreed to not exchange such Units for Common Shares or sell Common Shares for a period of six years following the date of this Prospectus unless the Trust achieves certain operating results described at "THE TRUST - Formation Transactions."

Effect of Market Interest Rates on Common Share Prices

     One of the factors that may influence the price of the Common Shares in public markets will be the annual yield from dividend distributions made by the Trust to Shareholders. Thus, following the completion of the Offering, an increase in market interest rates may lead future purchasers of Common Shares to demand a higher annual yield, which could adversely affect the market price of the Common Shares.

Arbitrary Offering Price

     The offering price of $10.00 per Common Share has been arbitrarily established by the Trust, and does not necessarily represent a price at which the Common Shares could be resold, if at all. See " - Limited Marketability of Common Shares."

Participation Rights of Shareholders in Management

     Management of the Trust and the Operating Partnership is vested in the Managing Shareholder (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership). Shareholders will generally not have the right to participate in the management of the Trust's Property or in the decisions of the Managing Shareholder relating to the Trust's investments. See Sections 1.9, 6.1 and 7.1 of the Declaration of the Trust. Although the members of the Board of the Trust owe fiduciary duties to the Trust, their failure to enforce the material terms of any of the Trust agreements, particularly the indemnification provisions and remedy provisions for breaches of representations and warranties, could result in a substantial monetary loss to the Trust.

Distributions to Shareholders Affected by Many Factors

     Distributions by the Trust to Shareholders will be based principally on cash available for distributions from properties in which it invests. Increases in rents under leases of properties acquired by the Trust will increase the Trust's cash available for distribution to Shareholders. In contrast, the amount available to make distributions may decrease if rental rates are lowered or if properties acquired yield lower than expected returns.

     The distribution requirements for REITs under federal income tax laws may limit the Trust's ability to finance future acquisitions and capital improvements of properties without additional debt or equity financing. If the Trust incurs indebtedness in the future, it will require additional funds to service such indebtedness and, as a result, amounts available to make distributions may decrease. Distributions by the Trust will also be dependent on a number of other factors, including the Trust's financial condition, any decision to reinvest funds rather than to distribute such funds, capital expenditures, the annual distribution requirements under the REIT provisions of the Code, and such other factors as the Trust deems relevant. In addition, the Trust and the Operating Partnership may issue from time to time additional Common Shares, Preferred Shares, Units or debt securities in connection with the acquisition of properties or in certain other circumstances. No prediction can be made as to the number of such Common Shares, Preferred Shares, Units or debt securities which may be issued, if any, and, if issued, the effect on cash available for distribution, on a per Share basis, to Shareholders. Such issuances, if any, would have a dilutive effect on cash available for distribution on a per Share basis to Shareholders.

     To obtain the favorable tax treatment associated with REITs, the Trust generally will be required to distribute to its Shareholders at least 95% of its taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains) each year. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. In addition, the Trust will be subject to tax at regular corporate rates to the extent that it distributes less than 100% of its taxable income (including net capital gains). The Trust will also be subject to a 4% non-deductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year, are less than the sum of 85% of its ordinary income, 95% of its capital gain net income, and 100% of its undistributed income from prior years. Pursuant to the 1997 Act, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and
(iii) the tax basis of a Shareholder's Shares would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains.

     The Trust intends to make distributions to its Shareholders to comply with the distribution requirements of the Code and to reduce exposure to federal income taxes and the non-deductible excise tax. Differences in the timing between the receipt of income and the payment of expenses in arriving at taxable income and the effect of required debt amortization payments, could require the Trust to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. See Section 1.9 of the Declaration.

Liability and Indemnification of the Managing Persons

     Although the Managing Shareholder, Independent Trustees and other members of the Board will be accountable to the Trust as fiduciaries and, consequently, will be required to exercise good faith and integrity in handling the Trust's assets and affairs, the Declaration provides that such persons and their respective officers, directors, shareholders, partners, agents and employees will not be liable to the Trust or to any of the Shareholders for errors in judgment or for actions or omissions taken without negligence or bad faith, provided they acted within the scope of the Declaration. Moreover, the Declaration provides that the Trust will indemnify the Managing Shareholder, Independent Trustees, other members of the Board and such other persons against all liabilities, costs and expenses (including legal fees and expenses) incurred by the Managing Shareholder or any such persons arising out of or incidental to this Offering or the business of the Trust on certain conditions. See Section
3.7 of the Declaration. As a result, the Shareholders will have more limited rights against the Managing Shareholder and such persons than they would have absent the limitations in the Declaration. See "FIDUCIARY RESPONSIBILITY" and "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

Delaware Business Trust

     The Trust has been organized as a Delaware business trust having limited liability of the Shareholders of the Trust. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust.
Other states have not enacted such legislation, although it is expected (although not assured) that most of such states will also recognize the limited liability of the Shareholders. Accordingly, there is a risk that Shareholders will not have limited liability for activities of the Trust in any other state in which the Trust may conduct activities which does not recognize the limited liability of beneficiaries of a Delaware business trust. Such risk is substantially, if not entirely, mitigated by the Trust conducting its activities and holding its interest in properties in the Operating Partnership.

Issuance of Additional Securities

     The Trust and the Operating Partnership have authority to offer authorized but unissued Shares (which may be comprised of Common Shares and/or Preferred Shares in the discretion of the Trust), debt securities and Units in exchange for property or otherwise. As described in further detail at "THE TRUST", in order to facilitate the proposed Exchange Offering, the Trust will register with the Commission 2,500,000 Units of the Operating Partnership and an additional 2,500,000 Common Shares into which such Units are exchangeable by their holders subject to certain restrictions. In addition, the Trust intends to investigate making an additional public or private offering of Common Shares within the 12-month period following the commencement of the Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and such an offering would fulfill its cost of funds requirements. Shareholders who acquire Common Shares in the Offering will have no preemptive rights to acquire any such additional Shares, debt securities or Units, and could suffer dilution as a result of subsequent issuances of securities. See Article 2 of the Declaration.

Limits on Ownership and Transfers of Shares

     In order for the Trust to maintain its qualification as a REIT, not more than 50% in value of the outstanding Shares may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which the election to be treated as a REIT has been made). Furthermore, after the first taxable year for which a REIT election is made, the Trust's Shares must be held by a minimum of 100 persons for at least 335 days of a 12-month taxable year (or a proportionate part of a short tax year). In addition, if the Trust, or an owner of 10% or more of the Trust, actually or constructively, owns 10% or more of a tenant of the Trust (or a tenant of any partnership in which the Trust is a partner), the rent received by the Trust (either directly or indirectly through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." In order to protect the Trust against the risk of losing REIT status due to a concentration of ownership among its Shareholders, the Declaration of the Trust limits actual or constructive ownership of the outstanding Shares by any single Shareholder (other than the Original Investors) to 5.0% (the "Limit") of the then outstanding Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer." The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. The Managing Shareholder will waive the Limit with respect to a particular Shareholder if it is satisfied, based upon the foregoing, that ownership by such Shareholder in excess of the Limit would not jeopardize the Trust's status as a REIT and the Managing Shareholder otherwise decided that such action would be in the best interests of the Trust.

     Actual or constructive ownership of Shares in excess of the Limit, or with the consent of the Managing Shareholder, such other limit, will cause the violative transfer or ownership to be void with respect to the transferee or owner as to that number of Shares in excess of the Limit, or, with the consent of the Managing Shareholder, such other limit, as applicable. Such purported transferee or owner would have no right to vote such Shares or be entitled to dividends or other distributions with respect to such Shares. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer" and Article 2A of the Declaration for additional information regarding the Limit.

Anti-Takeover Provisions

     The ownership limitations set forth in the Declaration of the Trust described above at " - Limits on Ownership and Transfer of Shares" could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer" and
Article 2A of the Declaration for additional information regarding the ownership limitations.

Dependency on Key Management

     The Trust will be dependent upon the efforts of management of the Trust and the Managing Shareholder (primarily Gregory K. McGrath and Robert S. Geiger) and other members of management (including, without limitation, the Independent Trustees and any other members of the Board). While the Trust believes that it could find replacements for such management, the loss of their services could have an adverse effect on the Trust's business, financial condition and operating results.

Influence of Original Investors

     Following the completion of the Offering and the proposed Exchange Offering, Mr. McGrath and Mr. Geiger, the Original Investors, will each own 9.5% of the outstanding Units in the Operating Partnership (which are exchangeable into an equivalent number of Common Shares subject to certain conditions described at "THE TRUST Formation Transactions"), and under the Declaration of the Trust no other Shareholder may hold more than 5.0% of the beneficial interest in the Trust. Although a majority of the members of the Board will be unaffiliated Independent Trustees in accordance with the Trust's Declaration of Trust, Mr. McGrath serves as the Chief Executive Officer of the Trust and the President, sole stockholder and sole director of the Managing Shareholder, and Mr. Geiger serves as Chief Operating Officer of each company. See "MANAGEMENT." Although there is no agreement, understanding or arrangement for such individuals to act together in any manner, they are in a position to exercise significant influence over the affairs of the Trust if they were to act together in the future. Accordingly, the Original Investors have significant influence over the affairs of the Trust which may result in decisions that do not fully represent the interests of all Shareholders of the Trust. See "MANAGEMENT" and "POLICIES WITH RESPECT TO CERTAIN ACTIVITIES -- Conflict of Interest Policies."

Conflicts of Interest

     The Trust is subject to conflicts of interest arising out of its relationship to the Operating Partnership, the Managing Shareholder, Affiliates of the Managing Shareholder, the Original Investors, Shareholders, and sellers of property interests who receive Units in exchange for such property interests. For example, certain Affiliates of the Managing Shareholder have sponsored and/or managed, or may in the future sponsor, real estate investment programs which may seek to acquire interests in properties similar to those which the Trust may seek to acquire. In addition, the Trust may attempt to acquire interests in properties from certain partnerships managed by Affiliates of the Managing Shareholder that directly or indirectly own interests in properties or from investors in such partnerships.

     Furthermore, as described above at " - Influence of Original Investors," the Original Investors, Mr. McGrath and Mr. Geiger, serve as executive officers of the Trust and the Managing Shareholder and have received a significant number of Units in the Operating Partnership in connection with the formation of the Trust and the Operating Partnership. Therefore, individually and collectively they will have significant influence over the affairs of the Trust which may result in decisions that do not fully represent the interests of all Shareholders of the Trust. Mr. McGrath is also the sole principal of the corporate general partners of numerous real estate investment limited partnerships, certain of which own interests in residential apartment properties in which the Trust may acquire an interest.

     The Trust has adopted certain policies designed to eliminate or minimize potential conflicts of interest. These policies include provisions in the Declaration which require that (i) at least a majority of the members of the Board be Independent Trustees and (ii) a majority of the Board, and, in certain cases, a majority of the Independent Trustees, approve transactions between the Trust and the Managing Shareholder, a Trustee, and any of their respective Affiliates. See "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to

Certain Activities - Conflict of Interest Policies." However, there can be no assurance that these policies will always be successful in eliminating the influence of such potential conflicts, and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all Shareholders. While the potential conflicts of interest cannot be eliminated, the Trust believes that any actual conflicts will not materially affect the obligation of the Managing Shareholder and the Board to act in the best interests of the Shareholders and the Trust. See "CONFLICTS OF INTEREST."

Success of Public Offerings

     In this Offering the Trust is offering 2,500,000 Common Shares for sale at $10 per share (maximum gross proceeds of $25,000,000). As described at "THE TRUST," the Trust will also register with the Commission 2,500,000 Units of limited partnership interest in the Operating Partnership in connection with the proposed $25,000,000 Exchange Offering (and an additional 2,500,000 Common Shares into which holders of Units may exchange such Units, subject to certain conditions) which it intends to use, together with or as an alternative to the cash proceeds of this Offering, to acquire property interests. There can be no assurance, however, as to the successful completion of this Offering and the proposed Exchange Offering and it is unlikely that the cash proceeds from the sale in this Offering of only the minimum number of Common Shares required to complete this Offering will be sufficient to meet the investment objectives of the Trust.

     In addition, during the period of this Offering there may be ongoing unregistered private offerings by real estate limited partnerships sponsored and managed by Affiliates of the Managing Shareholder. Therefore, despite the different nature and scope of proposed activities of the Trust and such partnerships, the Trust will be competing with such unregistered offerings to sell investment securities to prospective Investors with the possible adverse effect that the Trust will sell fewer Common Shares in this Offering than otherwise might be the case absent such unregistered offerings. See " - Conflicts of Interest."

Forward Looking Statements

     This Prospectus includes forward-looking statements, including statements regarding, among other items, (i) the Trust's anticipated business strategies and (ii) the Trust's intention to acquire property interests in exchange for cash proceeds it may receive from the Offering, loan proceeds from any debt financings it may effect, any available net operating revenue, and Units of the Operating Partnership. These forward-looking statements are based largely on the Company's expectations and are subject to a number or risks and uncertainties, certain of which are beyond the Trust's control. Actual results could differ materially from these forward-looking statements as a result of the facts described in this "Risk Factors" section of the Prospectus, including, among others, (i) changes in the competitive marketplace for acquisitions of interests in residential apartment properties, (ii) changes in the performance of the operations of properties in which the Trust acquires an interest, and (iii) changes in the economy. The Trust undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact occur.

Property Investments

Investment Risks

     The results of the Trust's operations will depend, among other things, upon the quality of opportunities available for investment. It is possible that the properties in which the Trust invests will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investment in comparable real estate or other investments. The performance of an investment in the Trust will depend on many factors over which the Trust may have no control, including without limitation the continuation of certain advantageous provisions of federal tax laws, adverse changes in national and local economic conditions, increases in operating costs, adverse local conditions such as decreases in employment or changes in real estate zoning laws and other characteristics of the geographical location of the Trust's investments, which may reduce the desirability of real estate in the area, excessive building, changes in interest rates, the availability of long-term mortgage funds, changes in federal, state or local government laws, regulations, or policies, changes in tax laws, the ability of tenants to pay rents, the possibility that rental units may not be occupied or may be occupied on terms unfavorable to the Trust, the frequent need for capital improvements, the possibility that (including the effects of depreciation and interest) certain properties may have experienced recurring losses for financial reporting purposes, various uninsurable risks, liabilities in tort (which may exceed insurance coverage), acts of God and other catastrophes, hazardous substances and other environmental problems in respect of the Trust's investments, the availability of financing for operating or capital needs and the management capabilities of the management of the Managing Shareholder and the Trust and their respective Affiliates and developers, borrowers and property managers.

     The above factors may also adversely affect the ability of a borrower to meet its repayment obligations to the Trust in connection with Mortgage Loans that may be provided or acquired by the Trust. In the event of a default under such an obligation, the Trust may experience substantial delays in enforcing its rights as mortgagee and may incur substantial costs associated with protecting its investment. The Trust may be required to acquire title to a property and thereafter to make substantial improvements or repairs in order to maximize the property's investment potential. In such circumstances, the Trust may be required to attempt to borrow or raise additional funds and may not be able ultimately to recover its investment.

     The Trust may provide or acquire Mortgage Loans which provide for the repayment of principal, in whole or in part, in lump-sum "balloon" payments. The borrower's ability to make such payments may depend upon its ability to obtain refinancing or sell a particular property securing such property. There is no assurance that either replacement financing or a sale can be obtained by the borrower. The borrower's ability to refinance or sell its property will depend on general economic conditions, the value of the property and, in the case of a refinancing, upon the financial strength of the borrower. In the event the borrower fails to make any necessary payment upon maturity or scheduled payments as they become due, the Trust may be compelled to institute foreclosure proceedings.

     The Trust expects that Mortgage Loans it provides or acquires which are secured by residential apartment properties would generally be made on a non-recourse basis under which the other participants in respect of the property would not be responsible for the debt and the Trust would be able to look only to the unencumbered assets of the property for repayment. In many cases, the Trust is expected to be secured by a Second Mortgage that is subordinated to a First Mortgage. In the event of a default on a Senior Mortgage, the Trust may find it necessary to make payments to prevent foreclosure on the Senior Mortgage, without necessarily improving the Trust's position with respect to the underlying real property. Failure to make such payments could result in foreclosure on the Senior Mortgage and the extinguishment of the Trust's Junior Mortgage. In such event, the Trust's entire investment in the property could be lost. In addition, non-payment of any subordinated Mortgage Loan that may be made or acquired by the Trust may constitute an event of default to a borrower under the underlying Senior Mortgage Loan(s), and such Senior Mortgage Loan(s) may have to be repaid by the borrower before Shareholders in the Trust will receive any return on their investment in Common Shares. Furthermore, Mortgage Loans will not be insured or guaranteed by governmental agencies or otherwise.

     If the Trust owns real property directly, it may be on a pari passu basis with other investors. In the event of a default under such an investment, the Trust remedies may be limited by the size of the Trust's investment relative to that of other participants.

Lack of Liquidity of Real Estate

     Real estate investments are relatively illiquid, and, therefore, the Trust will have limited ability to vary its portfolio quickly in response to changes in economic or other conditions. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to the Trust's Shareholders.

Capital Improvements

     Properties in which the Trust may invest will vary in age and require capital improvements regularly. The cost of such capital improvements (including capital improvements that may be required in respect of properties in which the Trust intends to acquire an interest from real estate limited partnerships managed by Affiliates in connection with the proposed Exchange Offering) may be funded out of the net proceeds of the Offering, available cash flow of the Trust or borrowed funds. If the costs of improvement, whether required to attract and maintain tenants or to comply with governmental requirements, substantially increases, cash available for distribution to Shareholders could be reduced.

Risks of Real Estate Acquisitions

     The Trust intends to actively seek to acquire interests in residential apartment properties to the extent they can be acquired on advantageous terms and meet the Trust's investment criteria. See "INVESTMENT OBJECTIVES AND POLICIES." Acquisitions in respect of such properties entail risks that investments will fail to perform in accordance with expectations. Estimates of the costs of improvements to bring acquired property up to standards established for the market position intended for that property may prove inaccurate. In addition, there are general investment risks associated with any new real estate investment.

     The Trust (indirectly through the Operating Partnership) will acquire property interests from time to time in exchange for cash or unissued Units. The Trust will obtain appraisals with respect to the market value of any property interest that the Trust will acquire or an opinion as to the fairness of the allocation of Units in the Operating Partnership to sellers of property interests. Appraisals and fairness opinions are only estimates of value and should not be relied upon as precise measures of true worth or realizable value. There can be no assurance that the value of the aggregate percentage interests in the Trust paid to persons contributing assets to the Trust in exchange for Units is equivalent to the value the Trust will realize from those contributions or that the initial public offering price of this Offering reflects the fair market value of the interests of the purchasers of Common Shares in this Offering.

Real Estate Financing Risks

     The Trust will be subject to the risks normally associated with debt financing, including the risks that the Trust's cash flow will be insufficient to meet required payments of principal and interest on any indebtedness of the Trust, the risk that the interest rates on any adjustable interest rate indebtedness will increase, the risk that indebtedness on the Trust's properties will not be refinanced at maturity or that the terms of such refinancing will not be as favorable as the terms of such indebtedness. If the Trust were unable to refinance its indebtedness on acceptable terms, if at all, the Trust might be forced to dispose of one or more of its properties upon disadvantageous terms, which might result in losses to the Trust and might adversely affect the cash available for distribution to Shareholders. If prevailing interest rates or other factors at the time of the refinancing result in higher interest rates on refinancings, the Trust's interest expense would increase, which would adversely affect the Trust's cash flow and its ability to pay distributions to
Shareholders.  Further,  if  a  property  is  mortgaged  to  secure  payment  of indebtedness, and the Trust is not able to meet mortgage payments, or is in default under the related mortgage or deed of trust, such property could be transferred to the mortgagee, the mortgagee could foreclose upon the property, appoint a receiver and receive an assignment of rents and leases, or pursue other remedies, all with the consequence of loss of income and asset value to the Trust. Foreclosures could also create taxable income without accompanying cash proceeds, thereby hindering the Trust's ability to meet the REIT distribution requirements of the Code.

     In connection with the Trust's acquisition of an equity interest in a given property, the Trust may assume the seller's obligations under any underlying Mortgage Loan or obtain Mortgage financing in connection with the acquisition. Any such loan would be secured by the property acquired and may require a "balloon" payment upon the maturity of its term. The ability of the Trust to repay such obligation may be dependent on its ability to obtain adequate long-term refinancing or equity financing or to sell the property at or prior to the maturity date. There is no assurance that either replacement debt or equity financing or a sale could be obtained, and the Company could suffer a complete loss of its investment if neither a sale nor such replacement financing could be obtained. The ability to obtain refinancing will be dependent upon general economic conditions, the value of the property and the financial strength of the Trust. There is no assurance that any such property would be refinanced upon the maturity of any replacement debt. Failure to obtain the refinancing necessary to make the foregoing payment when due, or to make any scheduled payments due with respect to any obligation secured in whole or in part by the property, could result in a foreclosure and loss of the property, and the Company could suffer a complete loss of its investment in the property. See "THE TRUST" and "INVESTMENT OBJECTIVES AND POLICIES."

     Under the Declaration of the Trust, the Trust may incur aggregate borrowings in an amount up to 300% of the amount of its net assets, except where the Trust determines that a higher level of borrowing is appropriate. Therefore, the Trust could become highly leveraged, increasing the risks of leverage as described above. There can be no assurance that the ratio of debt to any measure of asset value of the Trust will maximize the level of distributions to Shareholders.

Risks of Investments in Mortgages

     The Trust may invest in mortgages, either by acquiring mortgages or providing mortgage financing. Mortgage investments are subject to the risk that borrowers may not be able to make debt service payments or pay principal when due, the risk that the value of the mortgaged property may be less than the amounts owed, and the risk that interest rates payable to the Trust on the mortgages may be lower than the Trust's cost of funds. If the Trust invested in mortgages and if any of the above occurred, the Trust's ability to make distributions to Shareholders could be adversely affected.

     Any subordinated Mortgage Loan the Trust may make or acquire using net proceeds of the Offering may or may not be recorded. If the Trust's Mortgage is not recorded, the Trust's security interest in such Mortgage would not be perfected and the Trust would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instrument which will be entered into in connection with any Mortgage Loan proposed to be made or acquired by the Trust will generally restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with the Mortgage to be held by the Trust.

Operating Risks

     There can be no assurance that the Trust will be able to avoid operating losses in the future in respect of properties in which it acquires an equity interest or that an Investor's investment in the Trust will be recovered. In order for the Trust to make cash distributions on residential apartment properties, certain occupancy percentages and rental rates will need to be achieved and expense levels maintained. No assurance can be given that these percentages, rates or expenses can be achieved or maintained. If the properties do not achieve and maintain such occupancy percentages at such rates, the Trust's ability to make cash distributions to Shareholders may be eliminated. No assurance can be given that rental increases can be instituted while maintaining acceptable occupancy levels. If the Trust fails to generate sufficient gross income, it may find it necessary to attempt to borrow funds for operating capital or other purposes. The availability of additional financing to the Trust is partially dependent upon general economic conditions, the value of the property and the financial strength of the Trust. See " - Real Estate Financing Risks."

Risk of Joint Activity with Others

     It is anticipated that the Trust will provide or acquire financing in respect of existing residential apartment properties and thus will jointly participate with one or more other entities, including without limitation developers, property owners, and First Mortgage lenders and other financing sources. If any such other participants fail to fulfill their obligations or have divergent interests or are in a position to take action contrary to the policies or objectives of the Trust, the Trust's interest in such project may be adversely affected. Although the Trust will remain closely involved in all aspects of the Trust's activities, the Trust may initially rely upon others as to the operation of any property in which it participates. It will monitor or take part in those activities to the extent it deems appropriate. The successful operation of each property in which the Trust participates will, to a large extent, be determined by the quality and performance of its managers.

Competition

     The Trust will be competing for suitable investments with other financial institutions such as banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other real estate developers, managers, owners, and investment vehicles, which may have investment objectives similar to those of the Trust. See "INVESTMENT OBJECTIVES AND POLICIES." Many of these competitors will have greater resources than the Trust and some may have, or may have access to, more extensive real estate and financial experience than does the Managing Shareholder.

     It is expected that all properties in which the Trust will invest will be located in developed areas that include other residential apartment properties. The number of competitive apartment properties in a particular area could have a material effect on the Trust's ability to lease apartment units to tenants at such properties and on the rents charged. The Trust may be competing for tenants with others that have greater resources than the Trust and whose officers and directors have more experience than the officers and members of the Board of the Trust and the Managing Shareholder. In addition, other forms of multifamily residential properties provide housing alternatives to potential tenants of residential apartment properties.

Uninsured Loss

     Properties in which the Trust invests are expected to be covered by adequate comprehensive liability and all-risk insurance provided by reputable companies and with commercially reasonable deductibles, limits and policy specifications customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to earthquakes, floods, riots or acts of war, or may be insured subject to certain limitations including large deductibles or co-payments. Should an uninsured loss or a loss in excess of insured limits occur, the Trust could lose its investment in and anticipated profit and cash flow from a property and would continue to be obligated on any mortgage indebtedness or other obligations related to such properties. Any such loss would adversely affect the Trust and its ability to make distributions.

 Regulatory Compliance

     Fair Housing Amendments Act of 1988. The Fair Housing Amendments Act of 1988 (the "FHA") requires residential apartment properties first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Trust will use its best efforts to ensure that properties subject to the FHA in which it acquires an interest will be in compliance with such law.

     Americans with Disabilities Act. Properties in which the Trust acquires an interest must comply with Title III of the Americans with Disabilities Act (the "ADA") to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements requires that public accommodations "reasonably accommodate" individuals with disabilities, which includes removal of structural barriers to handicapped access in certain public areas of the Trust's properties, where such removal is readily achievable and that new construction or alterations made to "commercial facilities" conform to accessibility guidelines unless "structurally impracticable" for new construction, or exceeds 20% of the cost of the alteration for existing structures. The ADA does not, however, consider residential properties, such as residential apartment properties, to be public accommodation or commercial facilities except to the extent portions of such facilities, such as a leasing office, are open to the public. The Trust will use its best efforts to ensure that its properties comply with all present requirements under the ADA and applicable state laws. Noncompliance with the ADA could result in imposition of injunctive relief, fines or an award of damages.

     Compliance with Environmental Laws. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of such substances, or the failure to properly remediate such substances, when released, may adversely affect the owner's ability to sell such real estate or to borrow such real estate as collateral.

     In order to address these issues, the Trust intends to retain an unaffiliated consultant to conduct a Phase I environmental audit of any property in which it intends to acquire an interest. The Phase I audit generally consists of an on-site inspection of the land and improvements; a review of the building plans and specifications to determine the construction materials and procedures used; a review of EPA and other governmental agency files to determine if the subject property or any other properties in its vicinity have been the subject of any investigations, reports or classifications that would indicate potential environmental risks; and a review of the chain of title of the subject property to determine the ownership history of the property. Phase I audits do not include soil sampling or subsurface investigations. Thus, a Phase I audit is not comprehensive or exhaustive and will not identify all possible hazardous substances. The Trust will obtain Phase II environmental audits where matters disclosed in the Phase I audit warrant further investigation. No assurances can be given, however, that the environmental studies undertaken with respect to any particular property will reveal all potential environmental liabilities, that any prior owner of a property did not create any material environmental conditions not known to the Trust, or that a material environmental condition does not otherwise exist as to any particular property in which the Trust acquires an interest. If it is ever determined that hazardous substances are present, the Trust could be required to pay all costs of any necessary clean-up work, although under certain circumstances claims against other responsible parties could be made by the Trust.

Extended and Uncertain Period for Returns

     The use of the net proceeds of this Offering and Units in the Operating Partnership to acquire interests in one or more existing residential apartment properties may occur over an extended period during which the Trust will face risks of changes in interest rates and adverse changes in the real estate market. Similarly, during periods in which net proceeds of the Offering are invested in interim investments prior to such application, the Trust may be affected by changes in prevailing interest rate levels. Such interim investments would be expected to earn rates of return which are lower than those earned on the Trust's real estate investments.

Lack of Diversification

     Although the Trust is expected to invest in several residential apartment properties, the number of properties in which the Trust ultimately invests may be insufficient to afford adequate diversification against the risk that its investments will not be profitable or return the Trust's invested capital. There can be no assurance that the Trust's properties will earn a return or that the returns on its properties will be sufficient to permit distributions to Shareholders.

Utilization of Funds for Undesignated Properties

     The Managing Shareholder expects the Trust to acquire equity interests in and/or provide or acquire debt financing secured by Mortgages on several existing residential apartment properties. Net cash proceeds of the Offering have not yet been committed to specific properties. Although the Managing Shareholder has several opportunities for the investment of the net proceeds of the Offering under review, none of such potential opportunities has developed beyond the negotiating stage. The Trust may direct a substantial portion of the net proceeds from the Offering to properties that have not been designated in this Prospectus, as it may be amended or supplemented from time to time, and the Trust may be unable to or may decline to participate in any specific investments that may be described in this Prospectus or any amendments or supplements thereto. Therefore, prospective Investors may not be able to evaluate any properties in which the Trust may apply the net proceeds of the Offering before they purchase Common Shares. In addition, prospective Investors will not have any vote in the selection of property investments after they purchase Common Shares. Consequently, Investors will be relying upon the judgment of the management of the Managing Shareholder and the Independent Trustees for such decisions.

     Concurrently with this Offering, the Trust expects to make an Exchange Offering using Units in the Operating Partnership to be registered with the Commission to acquire interests in residential apartment properties. As its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of property interests owned by partners in 12 real estate limited partnerships managed by Affiliates of the Managing Shareholder. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by Affiliates of the Managing Shareholder.

     The actual number of properties in which the Trust will acquire an interest will depend upon the amount of net proceeds from the Offering the Trust has available to invest, the number of suitable investment opportunities available, the willingness of sellers of property interests to accept Units in the Operating Partnership in exchange for such property interests, and the amount of funds and number of Units required for each investment opportunity. See "RISK FACTORS," "MANAGEMENT," "THE TRUST," "INVESTMENT OBJECTIVES AND POLICIES" and "PROPOSED REAL ESTATE INVESTMENTS."

Dispositions of Trust Property

     The Trust will periodically review the portfolio of assets which the Trust may acquire. It has no current intention to dispose of any interest in properties it may acquire, although it reserves the right to do so. There is no assurance as to the timing of any sales of property or that if the Trust determines to attempt to sell a particular property it will be able to do so on favorable terms, if at all. A successful sale of any property will depend upon, among other things, the operating history of the property and prospects for the property, the number of potential purchasers, the economics of any bids made by such potential purchasers and the state of the market for residential properties of the type sought to be sold. The management of the Trust will have full discretion to determine whether the properties should be sold and the timing, price and other terms of any such sales. In addition, the prohibitions in the Code and related regulations on a REIT holding property for sale may affect the Trust's ability to sell properties without adversely affecting distributions to the Trust's Shareholders. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Changes in Laws

     Increased costs resulting from changes in real estate taxes or other governmental requirements may generally not be passed directly through tenants, inhibiting the Trust's ability to recover such increased costs. An attempt to pass through any substantial increases in costs by increasing rental rates may affect tenants' ability to pay rent, causing increased delinquency and vacancy. Similarly, increases in income or transfer taxes generally are not passed through to tenants and may adversely affect the Trust's ability to make distributions to Shareholders. Changes in laws increasing potential liability for environmental conditions or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which would adversely affect the Trust's ability to make distributions to Shareholders.

Unaudited Financial Statements

     In making an investment decision in respect of any given property, the Trust may rely on financial statements covering the operations of the property which may have been prepared by the current owner or property manager of the property and which may have not been compiled, reviewed or audited by independent public accountants or reviewed by counsel to the Managing Shareholder or the Trust. In any such case, therefore, there will not have been any independent assessment of any of such financial statements and accordingly the Trust would be subject to the risk that such financial statements do not properly reflect the prior operation of the property.

Income Tax Considerations

     Unfavorable resolution of any of a number of tax issues could adversely affect Shareholders. The following is a summary of the principal tax risks of an investment in the Trust. For a more detailed summary of the Federal income tax consequences and the tax-related risks of an investment in the Trust, see "FEDERAL INCOME TAX CONSIDERATIONS." The Trust has not obtained and does not expect to request a letter ruling from the IRS as to the classification and treatment of the Trust for federal tax considerations described herein, or any other tax matters. The Trust has obtained the opinion of its special tax counsel that, based on the organization and proposed operation of the Trust and based on certain other assumptions and representations, it will qualify as a REIT. The opinion is not binding on the IRS or any court. Prospective Shareholders are advised to consult with and rely upon their own legal, tax and investment advisor regarding how an investment in the Trust will affect them.

     Adverse Consequences of Failure to Qualify as a REIT

     The Trust intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1998. Although the Managing Shareholder believes that the Trust will be organized and will operate in such a manner, no assurance can be given that the Trust will be organized or will be able to operate in a manner so as to qualify or remain so qualified. Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Code provisions of which there are only limited judicial and administrative interpretations, and involves the determination of various factual matters and circumstances not entirely within the Trust's control. For example, in order to qualify as a REIT, at least 95% of the Trust's gross income in any year must be derived from qualifying sources and the Trust must pay distributions to Shareholders aggregating annually at least 95% of its REIT taxable income (determined without regard to the dividends paid deduction and by excluding net capital gains). The complexity of these provisions and the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that holds its assets in partnership form (as the Trust intends to do). No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as REIT or the federal income tax consequences of such qualification. The Trust has been advised by tax counsel regarding various issues affecting the Trust's ability to qualify, and continue to qualify, as a REIT. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust" and "LEGAL MATTERS." No assurance can be given that actual operating results will meet the REIT requirements.

     If the Trust fails to qualify for taxation as a REIT in any taxable year and no relief provisions apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any such year will not be deductible by the Trust nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to Shareholders will be taxed as ordinary income. Moreover, unless entitled to relief under certain statutory provisions, the Trust also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. This treatment would reduce the net earnings of the Trust available for investment or distribution to Shareholders because of the additional tax liability to the Trust for the years involved. In addition, distributions to Shareholders would no longer be required to be made. "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

     State and Local Taxes

     Each Investor will also be liable for state and local income taxes payable in the state or locality in which the Investor is a resident or doing business or in a state or locality in which the Trust conducts or is deemed to conduct business. Depending upon the state in question, an Investor who pays such taxes in a foreign state may be entitled to receive a credit for all or a portion of such amount paid against any income taxes payable in his state of residence. Thus each Investor will likely be required to file multiple state income tax returns as a result of his investment in the Trust. Each prospective Investor is urged and expected to consult with his personal tax advisor with respect to the tax consequences connected with an investment in the Trust.

                              PRIOR PERFORMANCE OF
                       AFFILIATES OF MANAGING SHAREHOLDER

     This section provides certain historical information regarding 47 private limited partnerships sponsored and/or managed by Affiliates of the Managing Shareholder of the Trust. A prospective Investor should be aware that: (i) the inclusion of the following information and information set forth in the tables which comprise Exhibit A hereto does not imply that the Trust will experience results similar to those reflected below and in the tables or that an Investor who acquires Common Shares in this Offering will receive returns, if any, comparable to those experienced by investors in such limited partnerships; (ii) except as otherwise described in this Prospectus, an Investor who acquires Common Shares in this Offering will not acquire any direct or indirect ownership interest in any of the prior limited partnerships; and (iii) the following information and information set forth in the tables is given solely to enable a prospective Investor to evaluate the experience of the Managing Shareholder and its Affiliates and, in certain cases, to evaluate certain properties in which the Trust may acquire an interest in connection with the proposed Exchange Offering.

     Gregory K. McGrath, the President, sole director and sole stockholder of the Managing Shareholder and the Chief Executive Officer of the Trust, has substantial experience in the real estate industry. See "MANAGEMENT." Since 1994, Affiliates of the Managing Shareholder and of Mr. McGrath have sponsored and/or managed 47 prior real estate investment limited partnership offerings, certain of them with investment objectives similar to those of the Trust. The limited partner interests in these prior partnerships were offered without registration under the Securities Act of 1933, as amended, in reliance upon the non-public offering exemption from registration. As of February 2, 1998, the prior partnerships had raised aggregate capital contributions of approximately $36,565,780 from approximately 1,488 investors (including investors who have invested in two or more programs).

     To date, the prior partnerships have acquired interests in 27 properties, 10 of which are located in Florida (Brandon, Clearwater, Daytona Beach, Jacksonville, Melbourne, Orlando, Port Orange, St. Petersburg, Tampa and Titusville); one of which is located in Georgia (Statesboro); one in Indiana (Anderson); three in Kentucky (Alexandria, Independence and Louisville); and three in Ohio (Bellefontaine, Cincinnati, and Clermont County). All acquisitions occurred within the last four years. The aggregate dollar amount of property interests acquired and cash reserves held is approximately $29,546,328. The property interests acquired have consisted of the following: equity interests in 14 residential apartment properties comprised of 888 units; mortgage financing interests in seven residential apartment properties comprised of 550 units; mortgage financing interests in two residential condominium properties comprised of 184 units; mortgage financing interest in 8.2 acres of land developed into a 195-unit condominium property; and mortgage financing interests in three single-family housing developments relating to approximately 592 homes. Each of the properties is subject to first mortgage financing. One property interest has been sold to date. See the balance of this section and Exhibit A hereto for more detailed information relating to the individual property interests owned by the prior partnerships. Additional information relating to the acquisitions of such property interests is included in Part II of the Form SB-2 registration statement filed with the Commission in connection with this Offering. The Trust will provide such information at no charge to any prospective Investor which requests it.

     Concurrently with this Offering, the Operating Partnership expects to make an Exchange Offering using Units to be registered with the Commission to acquire interests in residential apartment properties. As its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of property interests owned by partners in 12 of the prior partnerships. Partnerships that may be involved in the proposed Exchange Offering are indicated where applicable in the following paragraphs. Additional information relating to the property interests owned by these partnerships and the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In September 1994, Baron Capital I, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,050 units of limited partner interest in Tampa Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $1,050,000). The offering was fully subscribed and closed in August 1995. The partnership invested the net proceeds of its offering to acquire title to an 83-unit residential apartment community located in Brandon, Florida. The partnership sold the property in February 1997 in exchange for cash and a purchase money mortgage taken back by the partnership.

     In November 1994, Baron Capital II, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,614 units of limited partner interest in Florida Capital Income Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $807,000). The offering was fully subscribed and closed in April 1995. The partnership invested the net proceeds of its offering to acquire title to a 77-unit residential apartment community located in Port Orange, Florida. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Appreciation Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 205 units of limited partnership interest in the partnership (gross proceeds of $205,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to an eight-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Income Advantage Fund I, Ltd., a Florida limited partnership, which in the first half of 1994 sold 940 units of limited partnership interest in the partnership (gross proceeds of $940,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 26-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Realty Opportunity Income Fund VIII, Ltd., a Florida limited partnership, which in the first half of 1994 sold 944 units of limited partnership interest in the partnership (gross proceeds of $944,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 30-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In January 1995, Baron Capital IV, Inc., an Affiliate of the Managing Shareholder, became general partner of Florida Capital Income Fund II, Ltd., a Florida limited partnership, which in the first half of 1994 sold 1,840 units of limited partnership interest in the partnership (gross proceeds of $920,000) and invested the net proceeds of its offering to acquire a beneficial interest in a land trust owning title to a 52-unit residential apartment community located in Daytona Beach, Florida. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In April 1995,  Baron  Capital  VI,  Inc.,  an  Affiliate  of the  Managing
Shareholder, sponsored an offering of up to 626 units of limited partner interest in Florida Tax Credit Fund, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $626,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a limited partnership that owns title to a 78-unit residential apartment community located in Tampa, Florida.

     In May  1995,  Baron  Capital  III,  Inc.,  an  Affiliate  of the  Managing
Shareholder, sponsored an offering of up to 800 units of limited partner interest in Florida Opportunity Income Partners, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 60-unit residential apartment community located in Daytona Beach, Florida.

     In June 1995, Baron Capital VII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Florida Capital Income Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in November 1995. The partnership invested the net proceeds of its offering to acquire title to a 48-unit residential apartment community located in Jacksonville, Florida. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In June 1995, Baron Capital VIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Homebuyer Mortgage Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in May 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 200 single-family home sites located in Louisville, Kentucky.

     In August 1995, Baron Capital V, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,640 units of limited partner interest in Florida Capital Income Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,820,000). The offering was fully subscribed and closed in June 1996. The partnership invested the net proceeds of its offering to acquire title to a 144-unit residential apartment community located in St. Petersburg, Florida. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In September 1995, Baron Capital X, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in GSU Stadium Student Apartments, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering was fully subscribed and closed in February 1996. The partnership invested the net proceeds of its offering to acquire title to a 60-unit student residential apartment community located in Statesboro, Georgia. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In November 1995, Baron Capital XI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,300 units of limited partner interest in Florida Income Growth Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,150,000). The offering was fully subscribed and closed in February 1997. The partnership invested the net proceeds of its offering to acquire title to a 70-unit residential  apartment  community  located in  Orlando,  Florida.  As one of its
initial  acquisition   candidates
in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In December 1995, Baron Capital XII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 575 units of limited partner interest in Brevard Mortgage, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $575,000). The offering was fully subscribed and closed in April 1996. The partnership invested the net proceeds of its offering to acquire a second mortgage loan which is secured by a 64-unit residential apartment community located in Melbourne, Florida.

     In December 1995, Baron Capital XV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in July
1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of 39 single-family home sites located in Louisville, Kentucky.

     In January 1996, Baron Capital XVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Clearwater First Time Home Buyer Program, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to provide subordinated mortgage financing to a developer for the acquisition of 8.2 acres of land located in Clearwater, Florida for a 195-unit residential condominium development.

     In March 1996,  Baron  Capital  IX,  Inc.,  an  Affiliate  of the  Managing
Shareholder, sponsored an offering of up to 700 units of limited partner interest in Lamplight Court of Bellefontaine Apartments, Ltd., a Florida limited partnership, at a purchase price of $1,000 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to acquire debt and equity interests in a limited partnership that owns title to an 80-unit residential apartment community located in Bellefontaine, Ohio.

     In April 1996, Baron Capital XXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,800 units of limited partner interest in Baron Strategic Vulture Fund I, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $900,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire notes receivable associated with an 81-unit residential apartment community located in Tampa, Florida.

     In April 1996, Baron Capital XXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund III, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 100 condominium units located in Independence, Kentucky.

     In May 1996, Baron Capital XXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in November 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 82 single-family homes in Louisville, Kentucky.

     In May 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,000 units of limited partner interest in Baron First Time Home Buyer Mortgage Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $500,000). The offering was fully subscribed and closed in September 1996. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of the second phase of an 84-unit residential condominium development in Independence, Kentucky.

     In May 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Strategic Investment Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in October 1996. The partnership invested the net proceeds of its offering to acquire an equity interest in a 72-unit residential apartment community located in Anderson, Indiana.

     In May 1996, Baron Capital XXXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in December 1996. The partnership invested the net proceeds of its offering to acquire notes receivable associated with a 68-unit residential apartment community located in Orlando, Florida. As one of its initial acquisition candidates in connection with the proposed Exchange Offering, the Trust is currently investigating the acquisition of partnership interests in this partnership owned by the partners thereof. Additional information relating to the property interests owned by this partnership and to the proposed Exchange Offering is included at "PROPOSED REAL ESTATE INVESTMENTS" and in Exhibit A to this Prospectus.

     In June 1996, Baron Capital XXIX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,500 units of limited partner interest in Baron Income Property Mortgage Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $750,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit apartment community located in Independence, Kentucky.

     In July 1996, Baron Capital XXXIV, an Affiliate of the Managing Shareholder, sponsored an offering of up to 620 units of limited partner interest in Florida Tax Credit Fund II, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $310,000). The offering has raised $280,250 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to acquire title to a 47-unit residential apartment community located in Bartow, Florida.

     In October 1996, Baron Capital XVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Strategic Investment Fund IV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $613,263 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan secured by a 73-unit residential apartment community located in Tampa, Florida.

     In October 1996, Baron Capital XXXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering was fully subscribed and closed in July 1997. The partnership invested the net proceeds of its offering to make a second mortgage loan to the developer of an 88-unit residential apartment community in Alexandria, Kentucky.

     In October 1996, Baron Capital XXXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,300 units of limited partner interest in Baron Mortgage Development Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $650,000). The offering has raised $344,000 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a second mortgage loan to the developer of a 114-unit residential apartment community located in Louisville, Kentucky.

     In October 1996, Baron Capital XL, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund V, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in June 1997. The partnership invested the net proceeds of its offering to purchase receivables associated with a 60-unit residential apartment community located in Titusville, Florida.

     In November 1996, Baron Capital XXXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering was fully subscribed and closed in April 1997. The partnership has made a temporary advance of funds to two affiliated programs and intends to apply repayment proceeds to acquire an equity interest in a 91-unit residential apartment community in Orlando, Florida.

     In November 1996, Baron Capital XLI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 3,800 units of limited partner interest in Baron Strategic Investment Fund VII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,900,000). The offering has raised $1,845,800 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to purchase receivables associated with a 36-unit residential apartment community located in Cocoa Beach, Florida.

     In November 1996, Baron Capital XLIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering has raised $773,000 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan to the developer of approximately 200 condominium units in Cincinnati, Ohio.

     In December 1996, Baron Capital XLII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Development Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in September 1997. The partnership invested the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 310 single-family home site located in Louisville, Kentucky.

     In February 1997, Baron Capital XXXIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering was fully subscribed and closed in August 1997. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan to the developer of 152 affordable single-family home sites in Cincinnati, Ohio.

     In February 1997, Baron Capital XLIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund VIII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering has raised $1,149,040.94 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to acquire notes receivable associated with a 58-unit residential apartment community located in Cocoa, Florida.

     In March 1997, Baron Capital XLVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000. The offering has raised $980,750 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 396-unit luxury residential apartment community in Cincinnati, Ohio.

     In April 1997, Baron Capital XLVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $842,500 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 111,000 square-foot shopping center located in Burlington, Kentucky.

     In May 1997, Baron Capital XLVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,400 units of limited partner interest in Baron Mortgage Development Fund XV, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $700,000). The offering has raised $323,600 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan to the developer of an 88-unit residential apartment community located in Alexandria, Kentucky.

     In May 1997, Baron Capital LX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVI, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of
$1,000,000). The offering has raised $195,646.86 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a first mortgage loan to the developer of approximately 200 entry-level single-family homes in Independence, Kentucky.

     In May 1997, Baron Capital LXI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron First Mortgage Development Fund XVII, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of
$1,000,000). The offering has raised $167,000 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a first mortgage loan to the developer of approximately 200 entry-level single-family homes in Clermont County, Ohio.

     In June 1997, Baron Capital LXII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund IX, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering has raised $218,500 as of October 15, 1997 and continues in progress. The partnership has not yet identified for investment or committed to invest any net offering proceeds.

     In June 1997, Baron Capital LXIV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,400 units of limited partner interest in Baron Strategic Investment Fund X, Ltd., a Florida limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,200,000). The offering has raised $863,950 as of October 15, 1997 and continues in progress. The partnership has not yet identified for investment or committed to invest any net offering proceeds.

     In July 1997, Baron Capital LXV, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 1,600 units of limited partner interest in Baron Mortgage Development Fund XVIII, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $800,000). The offering has raised $711,100 as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan to the developer of a 150-unit residential apartment community in Independence, Kentucky.

     In September 1997, Baron Capital LXVI, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XIX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has not raised any funds as of October 15, 1997 and continues in progress. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan to the developer of four approximately one-acre out parcels of land adjacent to a shopping center development to be constructed in Burlington, Kentucky.

     In September 1997, Baron Capital LXVII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XX, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has raised $10,000 as of October 15, 1997 and continues in progress. The partnership has not yet identified for investment or committed to invest any net offering proceeds.

     In November 1997, Baron Capital LXVIII, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XXI, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of $1,000,000). The offering has not raised any funds to date and continues in progress. The partnership intends to invest the net proceeds of its offering to make a subordinated mortgage loan to a developer to finance land acquisition, development and construction in respect of two phases of a 396-unit luxury residential apartment community to be constructed in four phases in Burlington, Kentucky, a suburb of Cincinnati, Ohio.

     In November 1997, Baron Capital LXX, Inc., an Affiliate of the Managing Shareholder, sponsored an offering of up to 2,000 units of limited partner interest in Baron Mortgage Development Fund XXIII, L.P., a Delaware limited partnership, at a purchase price of $500 per unit (maximum gross proceeds of
$1,000,000). The offering has not raised any funds to date and continues in progress. The partnership intends to invest the net proceeds of its offering to make subordinated mortgage loans in respect of one or more commercial properties, multi-family residential properties or single-family residential developments located in the United States and/or such types of properties under development or construction.

     There have been no major adverse business developments or conditions experienced to date by any of the prior limited partnerships that would be material to prospective Investors in the Trust. A prospective Investor should note that certain of the prior limited partnerships described above and in the tables comprising Exhibit A hereto were only recently organized, that certain partnerships have only recently commenced operations, and that others are still in the development stage. Accordingly, it would be premature to draw conclusions based upon the current stages of operations or development of certain of the prior limited partnerships.

     Exhibit A sets forth certain historical information relating to the offerings of 24 of such prior limited partnerships, compensation paid to the general partners of such partnerships and their Affiliates in connection therewith, operating results of such partnerships, sales of properties and results of completed programs. Exhibit A is comprised of the following tables:

Table I     Baron  Advisors and  Affiliates  Experience in Raising and Investing
            Funds
Table II    Compensation to Baron Advisors Affiliates from Prior Funds
Table III   Operating Results of Prior Programs
Table IV    Results of Completed Programs
Table V     Sales or Disposals of Properties

                                   MANAGEMENT

     As Managing Shareholder of the Trust, Baron Advisors, Inc. ("Baron Advisors") will have direct and exclusive discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of a majority of the Board and a majority of the Independent Trustees in respect of certain specified actions. The Corporate Trustee, Baron Properties (an Affiliate of the Managing Shareholder), will act on the instructions of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust.

     The Board of the Trust and the Independent Trustees will act only where their consent and participation is required under the Declaration of the Trust. See "SUMMARY OF DECLARATION OF TRUST - Control of Operations." The members of the Board and the Independent Trustees are under a fiduciary duty similar to that of corporation directors to act in the Trust' best interests and may compel action by the Managing Shareholder to carry out that duty if necessary, but ordinarily they have no duty to manage or direct the management of the Trust outside their enumerated duties.

     Although the Managing Shareholder will be in control of the Trust (subject to the powers and obligations of the Board and the Independent Trustees), it will have no liability to the Trust or the Investors for losses or liabilities except in cases of its negligence, misconduct or breach of the Declaration. See "FIDUCIARY RESPONSIBILITY."

Managing Shareholder

     Baron Advisors, Inc., the Managing Shareholder of the Trust, was incorporated in July 1997 as a Delaware corporation. The management of Baron Advisors has substantial prior experience in and knowledge of the residential apartment property and single-family housing market and its financing and experience in the management of investment programs and in directing their operations. The President, sole director and sole shareholder of Baron Advisors is Gregory K. McGrath and its Chief Operating Officer is Robert S. Geiger. The Managing Shareholder will be compensated for its services under the Trust Management Agreement. Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any compensation by the Trust. Such officers and employees generally will serve in the same capacity for the Trust and will be compensated by the Trust in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers. See " - Trust Management Agreement." Set forth below is certain information concerning Mr. McGrath and Mr. Geiger.

     Gregory K. McGrath, age 36, is the President, sole director and sole shareholder of Baron Advisors and Chief Executive Officer of the Trust. Mr. McGrath has over 10 years experience in all aspects of the real estate industry, including site selection and acquisition, arrangement and closing of mortgage financing, and property acquisition and management. Between January 1993 and June 1994, Mr. McGrath served as Senior Vice President of Realty Capital, Inc., a Florida corporation which sponsored real estate limited partnerships. Mr. McGrath is also the President, sole director and sole shareholder of Baron Real Estate Services, Inc. ("Baron"), an Ohio corporation headquartered in Cincinnati, Ohio, which he co-founded in 1989. Under Mr. McGrath's leadership, Baron grew from the property manager of a single site in Ohio to managing over 40 residential apartment properties containing over 3,000 units which have a current value in excess of $100 million, and commercial space. In January 1997, substantially all of Baron's property management operations were sold to Affirmative Management, Inc., an Affiliate of Affirmative Equities Company, L.P., a New York City-based owner, operator and manager of multi-family residential apartment properties. Mr. McGrath is the President, sole director and sole shareholder of Brentwood Management, LLP, an Ohio limited liability company which may provide property management services in respect of properties in which the Trust may invest. Mr. McGrath is also a principal of The Baron Organization, Inc., a Delaware corporation which asset manages an approximately $100 million real estate portfolio. In addition to the affiliations described below, Mr. McGrath is also a principal in a number of other related business entities which are involved in various aspects of the real estate industry. Mr. McGrath attended Miami University.

     Mr. McGrath is also the President, sole director and sole shareholder of each of 23 Delaware or Florida corporations which is the sole general partner of one of 23 separate real estate investment limited partnerships organized in Delaware or Florida since 1994 to invest in real estate located in the mid-western and southeastern portions of the United States. The name of each such corporation and the limited partnership sponsored by it are listed on the last page of Exhibit A hereto. Each of these limited partnerships is currently offering limited partner interests in private securities offerings and/or has not commenced operations yet. One of a group of 20 separate Affiliates of the Managing Shareholder identified below in "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" (and in Table I at the beginning of Exhibit A hereto ) is also the sole general partner of one of 24 additional real estate investment limited partnerships formed in Florida which have commenced operations. Mr. McGrath is the President, sole director and sole shareholder of each of such affiliated corporations. These partnerships have provided financing in respect of residential apartment properties located in the mid-western and southeastern portions of the United States. Each of the partnerships has terminated its private placement offering and invested the net proceeds thereof. Attached hereto at the beginning of Exhibit A are five tables which summarize certain information about such offerings, compensation paid to the general partners of such programs and their Affiliates in connection therewith, operating results of such programs, the application of net offering proceeds to real estate investments, and sales of properties.

     Since 1986, Robert S. Geiger, age 46, has been managing director of the law firm of Geiger Kasdin Heller Kuperstein Chames & Weil, P.A., a Miami, Florida law firm with a general practice, and its predecessor firms. Mr. Geiger's practice is concentrated in complex commercial and real property litigation, insolvency law, business reorganizations and banking law. He serves as general counsel for national, regional and local corporations engaged in a wide range of business activities, including regulated industry matters. Mr. Geiger's firm has performed and is expected to continue to perform legal services for Affiliates of the Managing Shareholder and may perform legal services for the Trust in connection with the purchase and sale of real estate assets and other related activities. Compensation received by the firm for such services has not represented a material portion of the firm's revenues. Mr. Geiger will continue in his current capacity at the firm after the Offering. Prior to 1986, Mr. Geiger practiced law at private law firms. Mr. Geiger is a member of the Panel of Arbitrators, American Arbitration Association, Dade County and American Bar Associations, The Florida Bar (member, Corporation, Business and Banking Law), and the International Bar Association. Mr. Geiger earned a law degree from the University of Florida in 1974 and a Bachelor of Arts degree from Hobart College in 1972.

     Mr. McGrath and Mr. Geiger are the founders of the Trust and the Operating Partnership. Each of them has contributed $25,000 for the initial capitalization of the Operating Partnership and other consideration to the Operating Partnership in exchange for a number of Units of the Operating Partnership equal to 9.5% of the Units outstanding upon the completion of this Offering and the proposed Exchange Offering. Such Units are exchangeable into an equivalent number of Common Shares, subject to a security escrow agreement among Mr. McGrath, Mr. Geiger, the Trust and an institutional escrow agent. See "THE TRUST
- Formation Transactions." Such Units and the Common Shares into which they are exchangeable are in addition to the 2,500,000 Common Shares which the Trust is offering for sale in the Offering and the 2,500,000 Units which the Operating Partnership will offer in connection with the proposed Exchange Offering. See "THE TRUST - Ownership of the Trust and the Operating Partnership."

     The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its Affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. See "SUMMARY OF DECLARATION OF TRUST - Removal and Resignation of the Managing Shareholder."

     Trust Management Agreement

     The Trust will enter into a Trust Management Agreement with the Managing Shareholder under which the Managing Shareholder will be obligated to provide management, administrative and investment advisory services to the Trust from the commencement of the Offering. The services to be rendered will include, among other things, communicating with and reporting to Investors, administering accounts, providing to the Trust of office space, equipment and facilities and other services necessary for the Trust's operation, and representing the Trust in its relations with custodians, depositories, accountants, attorneys, brokers and dealers, corporate fiduciaries, insurers, banks and others, as required. The Managing Shareholder will also be responsible for determining which real estate investments and non-real estate investments (including the temporary investment of the Trust's available funds prior to their commitment to particular real estate investments) the Trust will make and for making divestment decisions, subject to the provisions of the Declaration.

     The Managing Shareholder will be obligated to compensate the personnel and pay all administrative and service expenses necessary to perform the foregoing obligations. The Trust will pay all other expenses of the Trust, including transaction expenses, appraisal costs, expenses of preparing and printing periodic reports for Investors, the Commission and securities commissions of applicable states, postage for Trust mailings, Commission and state securities commission fees, interest, taxes, legal, accounting and consulting fees, litigation expenses, and other expenses properly payable by the Trust. The Trust will reimburse the Managing Shareholder for all such Trust expenses paid by it. As compensation for the Managing Shareholder's performance under the Trust Management Agreement, beginning June 1, 1998, the Trust will pay to the Managing Shareholder on a monthly basis during the term of the agreement an annual management fee in an amount equal to 1% of the aggregate subscription price paid for Common Shares in the Offering and of the initial value of Units issued in connection with the proposed Exchange Offering. The Managing Shareholder in its sole discretion may elect to receive payment for its services in the form of Common Shares with an equivalent value.

     The Trust Management Agreement has an initial term of one year and may be extended on a year-to-year basis on approval of (i) the Board or a Majority of the Shareholders entitled to vote on such matter or (ii) a majority of the Independent Trustees. By executing and delivering to the Trust the Subscription Agreement, each Investor will be deemed to have consented to the terms and conditions of the Trust Management Agreement described herein. The Independent Trustees have responsibility for determining that compensation payable to the Managing Shareholder under the Trust Management Agreement is reasonable. The agreement may be terminated without cause or penalty at any time on 60 days' prior notice by a majority of the Independent Trustees, by a Majority of the Shareholders entitled to vote on such matter or by the Managing Shareholder. Amendment of the agreement requires the approval of (i) a majority of the Trustees or a Majority of the Shareholders entitled to vote on such matter and
(ii) a majority of the Independent Trustees. Shareholders entitled to vote on such matters will be entitled to vote whether or not to amend or terminate the agreement or to extend it for an additional one-year period only if such item is called for a Shareholder vote at the annual meeting of Shareholders or a special meeting of Shareholders by either the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust or Shareholders who hold 10% or more of the Common Shares then outstanding.

Officers of the Trust

     The Declaration provides that the Managing Shareholder will appoint officers of the Trust who may act on behalf of the Trust and sign documents on behalf of the Trust as authorized by the Managing Shareholder and who will have the duties and powers usually applicable to similar officers of a Delaware corporation in carrying out Trust business. Officers act under the supervision and control of the Managing Shareholder, which can remove any officer at any time for any or no reason. Unless otherwise specified by the Managing Shareholder, the Chief Executive Officer of the Trust will have full power to act on behalf of the Trust. Mr. McGrath serves as Chief Executive Officer of the Trust and as President of the Managing Shareholder and Robert S. Geiger serves as the Chief Operating Officer of each company. The Trust is currently interviewing suitable candidates to serve as President and Chief Financial Officer of the Trust upon the commencement of the Offering. Mr. Geiger's initial annual salary has been set at $100,000 (in addition to benefits, including without limitation health, disability and life insurance, and eligibility for participation in any Common Share option plan and bonus incentive compensation plan which may be implemented by the Trust). Mr. McGrath has agreed to serve as Chief Executive Officer during 1998 in exchange for compensation in the form of Common Shares in an amount to be determined by the Executive Compensation Committee based upon his performance in 1998. The Managing Shareholder will appoint a Secretary for the Trust. Officers and employees of the Managing Shareholder who perform services on behalf of the Trust will not be paid any compensation by the Trust. Such officers and employees generally will serve in the same capacity for the Trust and will be compensated by the Trust in amounts determined by the Managing Shareholder, in the case of employees, and by the Executive Compensation Committee described below, in the case of officers.

     Information concerning Mr. McGrath and Mr. Geiger is set forth above at " - Managing Shareholder."

The Board of the Trust; Committees; and Trustees

     As Managing Shareholder of the Trust, Baron Advisors will have direct and exclusive discretion in management and control of the affairs of the Trust, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and the Independent Trustees in respect of certain actions specified in the Declaration and described at "SUMMARY OF THE DECLARATION - Control of Operations."

     The Board of the Trust

     As described above, the Board of the Trust has general supervisory authority over the activities of the Managing Shareholder and prior approval authority in respect of certain actions under the Declaration. A majority of the members of the Board must be Independent Trustees. The initial Board of the Trust will be comprised of the Managing Shareholder and two individuals described below who have agreed to serve as the initial Independent Trustees upon the completion of the Offering. Each member of the Board must have adequate experience in the residential real estate industry. The term of each member of the Board is one year. Each member of the Board (other than the initial members and any member who is elected to fill the unexpired term of another member no longer serving) must be elected by vote of the Shareholders entitled to vote on such matter at the annual meeting of Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Each member may serve an unlimited number of terms.

     The Board may establish such committees as it deems appropriate, provided, the majority of the members of any such committee are Independent Trustees. At its initial meeting, which is scheduled to be held in the second quarter of 1998, the Board of the Trust will establish an Audit Committee, Executive Compensation Committee, and Nominating Committee. The Audit Committee will be established to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Trust's internal accounting controls. The Executive Compensation Committee will determine compensation for the Trust's executive officers and implement a Common Share option plan and bonus incentive compensation plan for members of management and key employees of the Trust. The Nominating Committee will nominate the Members of the Board of the Trust to be presented to Shareholders of the Trust for election at each annual meeting beginning in 1999.

     The Trust intends to pay its Independent Trustees an annual fee of $6,000. The Executive Compensation Committee will consider from time to time adjustments in the compensation payable to members of the Board and the possibility of permitting the members of the Board to participate in any option plans which the Trust may adopt. Mr. McGrath, the Chief Executive Officer of the Trust and the President of the Managing Shareholder, will not be paid any fees for serving on the Board on behalf of the Managing Shareholder. In addition, the Trust will reimburse all members of the Board for expenses incurred in attending meetings.

     The Board will meet at least annually, and, except to the extent conflicting with the Delaware Act or the Declaration, the law of Delaware governing meetings of directors of corporations shall govern such meetings, voting and consents by the members of the Board. The Compensation Committee of the Committee may review the compensation payable to the Independent Trustees and other members of the Board (other than the Managing Shareholder, which will not be compensated for serving on the Board) annually and may increase or decrease it as the Committee deems reasonable. Without prior approval of the Compensation Committee of the Board, the Trust may not pay compensation to any Independent Trustee or other member of the Board for consulting services provided to the Trust. Any member of the Board may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least two-thirds of the Shares entitled to vote thereon.

     Independent Trustees

     The Trust is required to have at least two Independent Trustees, and such Independent Trustees must constitute a majority of the Board. To qualify to serve the Trust as an Independent Trustee, a person may not be associated or have been associated within the last two years with the Managing Shareholder (or any successor advisor to the Trust). A person is deemed to be associated with the Managing Shareholder if he (i) owns an interest in, is employed by, or is an officer, director or trustee of the Managing Shareholder or any of its Affiliates; (ii) performs services, other than as an Independent Trustee, for the Trust; (iii) is a trustee for more than three REITs organized or advised by the Managing Shareholder; or (iv) has any material business or professional relationship with the Managing Shareholder or any of its Affiliates.

     The term of each Independent Trustee is one year, and each Independent Trustee (other than one who has been elected to fill the unexpired term of another Independent Trustee who no longer serves in such capacity) must be elected by a vote of the Shareholders. Mid-term vacancies may be filled by a majority of the remaining members of the Board. Any person may serve an unlimited number of terms. An Independent Trustee may resign by giving notice to the Trust, and may be removed (i) for cause by the action of at least two-thirds of the remaining members of the Board or (ii) with or without cause by action of the holders of at least two-thirds of the Shares entitled to vote thereon. The Independent Trustees are not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF DECLARATION OF TRUST - Liability and Indemnification."

     Described below are James H. Bownas and Peter M. Dickson, who have agreed to serve as the initial Independent Trustees of the Trust upon the completion of the Offering. Set forth below is certain information concerning these individuals, who are not otherwise affiliated with the Trust, the Operating Partnership, the Managing Shareholder or any of their respective Affiliates. In performing their responsibilities to the Trust, the Independent Trustees are under a fiduciary duty and obligation to act in the best interests of the Trust. In interpreting the scope of this obligation, the Independent Trustees will have the responsibilities of, and will be entitled to, the defenses of directors of a Delaware corporation.

     James H. Bownas, age 49, is a principal in Gamble Hartshorn Alden Co. LPA, a Columbus, Ohio law firm with a general practice. Mr. Bownas's practice is concentrated in securities, real estate, taxation, corporate and estate planning. Between 1989 and January 1996, Mr. Bownas served as General Counsel, Vice President and Secretary of Cardinal Realty Services, Inc. (ACardinal@) (formerly known as Cardinal Industries, Inc.), a publicly traded company headquartered in Reynoldsburg, Ohio which has sponsored numerous real estate investment limited partnerships. At Cardinal, Mr. Bownas developed significant experience in the syndication of real estate investment limited partnerships, negotiated the resolution of over $2 billion of creditors' claims in connection with the bankruptcy reorganization of Cardinal Industries, Inc., and coordinated the transition of Cardinal Industries, Inc. from a bankruptcy creditor to a successful publicly traded company. Since 1995, Cardinal has engaged in several arms-length transactions (none of which represented a material portion of Cardinal's assets, liabilities, revenues or expenditures) with Affiliates of the Managing Shareholder pursuant to which multi-family real estate was sold to, purchased from and managed by and for such entities. Prior to 1989, Mr. Bownas served as General Counsel and Vice President of Alliance Corporate Resources, Inc., Dublin, Ohio, a third party equipment lessor, and practiced law at private law firms. Mr. Bownas is a member of the American Bar Association, the Ohio State

Bar Association and the Columbus Bar Association. Mr. Bownas earned a law degree from Harvard University in 1971 and a Bachelor of Science degree from Xavier University in 1968. He resides in Columbus, Ohio.

     Since 1991, Peter M. Dickson, age 47, has been managing director of the Guardian Management Company Limited, a global financial services corporation based in Bermuda. In addition, since 1994 Mr. Dickson has served as a director to Grosvenor Trust Company Limited, another Bermuda-based financial services corporation. Between 1985 and 1990, Mr. Dickson served as the Executive Vice President of Finance for The Wraxall Group, Bermuda. Between 1979 and 1985, Mr. Dickson held several positions with Peat, Marwick, Bermuda, beginning as a Senior Accountant/Supervisor, before being promoted to Manager, then to Senior Manager, and finally to Director of Accounting Services. Prior to 1979, Mr. Dickson was a Senior Accountant with Deloitte, Haskin & Sells in Manchester, with whom he was Articled. Mr. Dickson qualified as a Chartered Accountant in 1974 with the Institute of Chartered Accountants in England and Wales. Mr. Dickson is a member of the Bermuda Institute of Chartered Accountants, Chartered Institute of Marketing, and The Offshore Institute. He is a member of the Institute of Chartered Accountants in England & Wales, Institute of Cost and Executive Accountants, Association of Financial Controllers Managers and Association of Business Executives. Mr. Dickson serves as Fellow of the Institute of Chartered Accountants in England & Wales, Faculty of Corporate Executive Secretaries, Institute of Directors, Faculty of Business Administrator and Institute of Financial Accountants. Mr. Dickson earned his undergraduate degree from Wrekin College, Shropshire, England in 1969.

     Corporate Trustee

     The Corporate Trustee of the Trust is Baron Capital Properties, Inc. ("Baron Properties"), a Delaware corporation formed in July 1997 and an Affiliate of the Managing Shareholder. The primary duty of the Corporate Trustee will be to operate an office in the State of Delaware as the Delaware Act requires that at least one of the trustees of a Delaware business trust (such as the Trust) have an office in Delaware. Legal title to Trust Property will be in the name of the Trust if possible or Baron Properties as trustee. Baron Properties, as Corporate Trustee of the Trust, will act only at the direction of the Managing Shareholder, and will not take independent discretionary action on behalf of the Trust. The Corporate Trustee will not be compensated for its services, but will be reimbursed only for its reasonable out-of-pocket expenses in serving in such capacity which are approved in advance by the Managing Shareholder. Such expenses are expected to be limited to those incurred in connection with the operation of its Delaware office. Baron Properties may be a trustee of other similar entities that may organized by the Managing Shareholder, Baron Capital, Inc., and any of their Affiliates. The President, sole director and sole stockholder of Baron Properties is Gregory K. McGrath. See " - Managing Shareholder." The principal office of Baron Properties is at 1105 North Market Street, Suite 1300, Wilmington, Delaware 19899. The Corporate Trustee is not obligated to persons other than Shareholders for the obligations of the Trust. See "SUMMARY OF THE DECLARATION."

                                    THE TRUST

     Baron Capital Trust (the "Trust"), a Delaware business trust, and its affiliate, Baron Capital Properties, L.P., a newly formed Delaware limited partnership (the "Operating Partnership"), constitute a self-administered and self-managed real estate company which has been organized to indirectly acquire equity interests in existing residential apartment properties located in the United States and to provide or acquire debt financing secured by mortgages on such types of property. The Trust intends to acquire, own, operate, manage and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. See "INVESTMENT OBJECTIVES AND POLICIES" below. The management of the Trust has been involved in the residential apartment business for over 10 years.

     The Trust intends to make regular quarterly distributions to its Shareholders of net income generated from its investments. The Trust intends to operate as a real estate investment trust (a "REIT") for federal income tax purposes, provided, however, that if the Managing Shareholder determines, with the affirmative vote of a Majority of Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, that it is no longer in the best interests of the Trust to continue to qualify as a REIT, the Managing Shareholder may revoke or otherwise terminate the Trust's REIT election pursuant to applicable federal tax law.

The Operating Partnership

     The operations of the Trust will be carried on through the Operating Partnership (and any other subsidiaries the Trust may have in the future), among other reasons, in order to (i) enhance the ability of the Trust to qualify as a REIT under the Code, (ii) enable the Trust to indirectly acquire interests in residential apartment properties in exchange transactions that involve the exchange of Units of limited partnership interest in the Operating Partnership for such property interests and thereby permit the deferral until a later date of any tax liabilities that sellers of property interests otherwise would incur if they received cash or Common Shares in connection therewith. Substantially all of the Trust's assets (including the property interests acquired) will be held by, and its operations conducted through, the Operating Partnership. As its sole general partner, the Trust will control the Operating Partnership as well as hold Units representing an economic interest in the Operating Partnership. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

     The net cash proceeds from the issuance of Common Shares of the Trust in connection with the Offering and the net cash proceeds of any subsequent issuance of Common Shares will be contributed by the Trust to the Operating Partnership in exchange for an equivalent number of units of limited partnership interest in the Operating Partnership ("Units"). The Operating Partnership will use the net cash proceeds of the Offering, unissued Units or a combination of net cash proceeds and unissued Units to acquire interests in residential apartment properties or interests in other partnerships substantially all of whose assets consist of residential apartment property interests. See " - Ownership of the Trust and the Operating Partnership."

     Concurrently with this Offering, the Operating Partnership expects to make an Exchange Offering using Units to be registered with the Commission to acquire interests in residential apartment properties. As its initial acquisition candidates in connection with the Exchange Offering, the Trust is currently investigating the acquisition of property interests owned by partners in 12 real estate limited partnerships managed by Affiliates of the Managing Shareholder. The targeted properties consist of an aggregate of 673 residential units (comprised of studio, one, two and three-bedroom units) and are all located in Florida with the exception of one property which is located in Georgia. Such property interests are described in greater detail below at "PROPOSED REAL ESTATE INVESTMENTS." If property acquisitions are consummated in respect of all 12 properties, the purchase price is expected to be in the range of $13 million to $15 million, payable in Units in the Operating Partnership. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by Affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER."

     As presently contemplated, as part of the Exchange Offering, the Operating Partnership will make an offer to acquire all the limited partnership interests in each of the 12 limited partnerships in exchange for registered Units. The Operating Partnership would offer to acquire each individual limited partner's interest in a partnership in exchange for a number of Units based on the limited partner's proportionate share of the appraised market value of the property in question. Any limited partner that does not desire to participate in the Exchange Offering would be entitled to retain his limited partnership in the partnership on generally the same terms as currently exist. As part of the transaction the Trust would assume the corporate general partner's interest in each of the partnerships involved and manage the partnerships on an ongoing basis.

     To facilitate the proposed Exchange Offering, the Trust will register with the Commission 2,500,000 Units. Sellers of property interests who receive Units as consideration in connection with the proposed Exchange Offering will be entitled to exchange all or a portion of the Units held by them for an equivalent number of Common Shares at any time and from time to time, so long as the exchange would not cause the seller to own (taking into account certain ownership attribution rules) in excess of 5.0% of the then outstanding Shares, subject to the Trust's right to cash out any holder of Units who requests an exchange. Therefore, in conjunction with the registration of the Units, the Trust will register 2,500,000 Common Shares (in addition to the 2,500,000 Common Shares being offered in this Offering) for issuance to holders of Units who request the Trust to exchange Units for Common Shares. A registration statement in connection with the proposed Exchange Offering has been filed with the Commission.

     The Trust intends to investigate making an additional public or private offering of Common Shares within the 12-month period following the commencement of the Offering if the Managing Shareholder determines that suitable property acquisition opportunities are available to the Trust at attractive prices and that such an offering would fulfill its cost of funds requirements. The issuance by the Trust and the Operating Partnership of additional Shares and Units subsequent to the completion of the Offering and the proposed Exchange Offering could have a dilutive effect on Investors which acquire Common Shares in the Offering.

     The Trust's ownership of Units in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage ownership of Units. The Trust in turn will distribute such cash distributions to the Shareholders of the Trust. The other Unitholders (i.e., other Limited Partners) of the Operating Partnership, including the Original Investors and property interest sellers who receive Units in exchange for such property interests, will own the remaining economic interest in the Operating Partnership. Subject to certain percentage limitations on ownership, Units may be transferred by Limited Partners (other than Original Investors) without restriction, although the transferee may only be admitted as a Unitholder with the consent of the Trust as general partner. As described below at "THE TRUST - Formation Transactions," the Original Investors have entered into a security escrow agreement with the Trust under which they have agreed to deposit into an escrow account with an institutional escrow agent for at least six years (subject to their earlier release if the Trust meets certain specified operating criteria) all Units issued to them in connection with the formation of the Trust and the Operating Partnership. The effect of the escrow arrangement is that as long as their Units are held in the escrow account the Original Investors will not be able to exchange their Units into Common Shares or sell Common Shares. As the Unitholders exchange their Units for Common Shares, the Trust's interest in the Operating Partnership will increase.

     The Trust will hold one Unit in the Operating Partnership for (i) each Common Share that it issues in this Offering, (ii) each Common Share that it issues in exchange for a Unit at the request of a Unitholder, and (iii) each Unit it elects to cash out in lieu of an exchange described in item (ii) above. The net proceeds from the issuance of Common Shares of the Trust in connection with the Offering and of any other issuance of Common Shares will be contributed to the Operating Partnership in exchange for an equivalent number of Units.

     As the general partner of the Operating Partnership, the Trust will have the exclusive power under the Operating Partnership Agreement to manage and conduct the business of the Operating Partnership. Baron Advisors, Inc., the Managing Shareholder of the Trust, has full exclusive and complete discretion in the management and control of the Trust and the Operating Partnership (subject to the general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and subject to prior approval of the Board and the Independent Trustees in respect of certain activities of the Trust and the Operating Partnership). Gregory K. McGrath, the Chief Executive Officer of the Trust and the President of the Managing Shareholder, and Robert S. Geiger, the Chief Operating Officer of the Trust and of the Managing Shareholder, and James H. Bownas and Peter M. Dickson, the initial Independent Trustees of the Trust, will make investment decisions for the

Trust. The Independent Trustees and the Managing Shareholder comprise all the initial members of the Board of the Trust. The Operating Partnership will terminate on December 31, 2098 unless terminated earlier in connection with a merger or a sale of all or substantially all of the assets of the Operating Partnership or upon a vote of the Partners. The Operating Partnership will be responsible for, and pay when due, its share of all administrative and operating expenses of properties in which it acquires an interest.

Formation Transactions

     Set forth below is a description of transactions relating to the formation of the Trust and the Operating Partnership. Gregory K. McGrath and Robert S. Geiger are the founders of the Trust (the "Original Investors"). Mr. McGrath will serve as the Chief Executive Officer of the Trust and is the President, sole shareholder and sole director of the Managing Shareholder, which will manage the day to day operations of the Trust and the Operating Partnership.
McGrath is also the President, sole shareholder and sole director of the corporate general partners of 47 real estate investment limited partnerships which since 1994 have acquired interests in residential and commercial properties. See "MANAGEMENT" and "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER." As described below at "PROPOSED REAL ESTATE INVESTMENTS," certain of the prior partnerships own interests in properties in which the Trust may acquire an interest in connection with the proposed Exchange Offering.

     In connection with the formation of the Trust and the Operating Partnership, Mr. McGrath is entitled to receive a number of Units in the Operating Partnership equal to 9.5% of the Units outstanding upon the completion of this Offering and the proposed Exchange Offering. Mr. McGrath's consideration for the Units included an initial capital contribution of $25,000 to the Operating Partnership; a waiver of any ongoing economic interests (including back end interests and administrative fees) attributable to the corporate general partners (which he controls) which manage real estate investment limited partnerships whose investors participate in the proposed Exchange Offering; and the contribution to the Trust and the Operating Partnership of the goodwill of the affiliated group of Baron companies under his control.

     Mr. Geiger will serve the Trust and the Managing Shareholder as their Chief Operating Officer. In exchange for an initial capital contribution of $25,000 to the Operating Partnership and his past and future participation in the formation and operation of the Trust and the Operating Partnership, he is entitled to receive a number of Units in the Operating Partnership equal to 9.5% of the Units outstanding upon the completion of this Offering and the proposed Exchange Offering.

     Mr. McGrath and Mr. Geiger have entered into a security escrow agreement with the Trust under which they have agreed to deposit into an escrow account with American Stock Transfer & Trust Company (the transfer agent and registrar for the Common Shares being offered hereby and the Units to be offered in the proposed Exchange Offering) Units issuable to them in connection with the formation of the Trust and the Operating Partnership. Under the agreement, 25% of the escrowed Units may be released from the escrow account on the sixth, seventh, eighth and ninth anniversary dates of the commencement of this Offering, provided that the escrowed Units may be released in their entirety earlier if either (i) the Trust achieves annual net earnings per Common Share of at least $.50 (i.e., 5% of the public offering price per share), after taxes and excluding extraordinary items, for any consecutive two-year period following the commencement of the Offering, (ii) the Trust achieves average annual net earnings per share of at least $.50 (after taxes and excluding extraordinary items) for any consecutive five-year period following the commencement of the Offering, or (iii) the Common Shares have traded on a national stock market at a price per share of at least $17.50 (i.e., 175% of the public offering price per share) for at least 90 consecutive trading days following the first anniversary of the commencement of the Offering.

     The effect of the escrow arrangement is that as long as their Units are held in the escrow account the Original Investors will not be able to exchange their Units into Common Shares and sell any Common Shares. The Original Investors will retain any voting rights to which the escrowed Units are entitled. Any dividends paid on the escrowed Units will be held in the escrow account and available for distribution to other Shareholders and Unitholders in the event of any transaction which results in the distribution of the assets of the Operating Partnership (such as its dissolution, liquidation, merger or sale of substantially all of its assets) to the extent that the other Shareholders and Unitholders otherwise would not receive in connection with such transaction, distributions in an amount equal to at least the initial public offering price of the Common Shares.

Ownership of the Trust and the Operating Partnership

     Set forth below is a description of the ownership of the Trust and the Operating Partnership on a pro forma basis, assuming that the Offering and the proposed Exchange Offering are completed in their entirety as contemplated herein and that the Dealer Manager has not exercised any Common Share warrants granted to it in connection with this Offering. Immediately after the completion of this Offering and the proposed Exchange Offering, there would be 2,500,000 Common Shares and 6,250,000 Units outstanding. The purchasers of Common Shares in this Offering would own 100% of the Common Shares, representing a 100% ownership interest in the Trust as of the closing of this Offering and the Exchange Offering. The Trust will be the sole general partner of the Operating Partnership and have a 1% partnership interest in the Operating Partnership attributable thereto. The purchasers of Common Shares in this Offering, sellers of property interests who receive Units in the proposed Exchange Offering and the Original Investors would have a 40%, 40% and 19% beneficial economic interest in the Trust, respectively.

     The two tables below reflect the pro forma allocation of Common Shares and Units among the participants in this Offering and the proposed Exchange Offering. The first table assumes the consummation of this Offering by itself without taking into account the Exchange Offering. The second table assumes the consummation of this Offering and the Exchange Offering.


                                  THE OFFERING


----------------------------------------   Ownership:

                                           Purchasers of Common            100%
             BARON CAPITAL TRUST           Shares in this Offering

                  ("TRUST")


----------------------------------------



----------------------------------------   General Partner
                                           Baron Capital Trust               1%

      BARON CAPITAL PROPERTIES, L.P.       Limited Partners
                                           Baron Capital Trust              80%
         ("OPERATING PARTNERSHIP")         Original Investors               19%
                                                     Total                 100%

----------------------------------------


     If the Trust sells all 2,500,000 Common Shares being offered in this Offering (gross proceeds of $25 million) and assuming no transactions are effected pursuant to the proposed Exchange Offering, the following would result:

o    The  Trust  would  use the net  proceeds  of  this  Offering  ($22,500,000)
     (remaining after payment of commissions and offering fees) to acquire 2,500,000 Units in the Operating Partnership (80% of the then outstanding amount). The Original Investors would own 19% of the then outstanding Units (593,750 Units) and the Trust, in its capacity as general partner of the Operating Partnership, would own the remaining 1% (31,250 Units).

o The purchasers of Common Shares in this Offering would own 100% of the equity interest in the Trust, which, in turn, would own an 80% partnership interest in the Operating Partnership.

o The respective ownership percentage interests in the Trust and the Operating Partnership would remain proportionately the same in the event the Trust sells less than all Common Shares being offered in this Offering, even though there would be fewer outstanding Common Shares and Units.

o The Operating Partnership would use the cash proceeds received from the Trust to acquire property interests and for working capital and other general business purposes.



                   THE OFFERING AND PROPOSED EXCHANGE OFFERING


---------------------------------------   Ownership:

                                          Purchasers of Common            100%
            BARON CAPITAL TRUST           Shares in this Offering

                 ("TRUST")

---------------------------------------




---------------------------------------   General Partner
                                          Baron Capital Trust               1%

      BARON CAPITAL PROPERTIES, L.P.      Limited Partners
                                          Baron Capital Trust              40%
         ("OPERATING PARTNERSHIP")        Sellers of Property in
                                            Exchange Offering              40%
                                          Original Investors               19%
                                                            Total         100%
---------------------------------------

     If the Trust sells all 2,500,000 Common Shares being offered in this Offering, and the Operating Partnership uses all registered Units to complete the proposed Exchange Offering to acquire property interests, the following would result:

o    The  Trust  would  use  the  net  proceeds  of the  Offering  ($22,500,000)
     (remaining after payment of commissions and offering fees) to acquire 2,500,000 Units in the Operating Partnership.

o The Operating Partnership would issue all 2,500,000 registered Units to sellers of property interests in exchange for such interests and acquire additional property interests with the cash proceeds received from the Trust.

o Assuming none of the Unitholders have exercised their right to exchange Units for an equivalent number of Common Shares, the purchasers of Common Shares in this Offering would own 100% of the equity interest in the Trust, and the Units of the Operating Partnership would be owned as follows:

Limited Partners                                            Units    Interest
----------------                                            -----    --------
Baron Capital Trust                                       2,500,000      40%
Sellers of Property Interests
  in Exchange Offering                                    2,500,000      40%
Original Investors                                        1,187,500      19%
Baron Capital Trust (as general partner)                     62,500       1%
                                                          ---------     ---
                                      Total:              6,250,000     100%

     If this  Offering  is closed and all or a portion of the  2,500,000  Common
Shares being offering hereby are sold prior to that closing, and the proposed Exchange Offering is closed and less than 2,500,000 Units are issued prior to that closing, the purchasers of Common Shares in this Offering would hold 100% of the then outstanding Common Shares of the Trust, and the Trust and the sellers of property interests who receive Units in the Exchange Offering would own varying numbers of Units and percentages of the then outstanding Units, depending upon how many Common Shares and Units were issued in connection with the respective offerings; the Original Investors would own a varying number of Units, but their collective ownership percentage would remain at 19%. In addition, over time as Unitholders exercise their rights to exchange Units for an equivalent number of Common Shares: (i) the number of outstanding Common Shares would increase, resulting in changing percentages of ownership among Shareholders, and (ii) the number of outstanding Units would decrease, resulting in changing percentages of ownership among Unitholders. However, such exchanges would not affect the ownership percentage interests of any Shareholder or Unitholder.

Regulations

     General. Residential apartment communities are subject to various laws, ordinances and regulations, including regulations relating to recreational facilities such as swimming pools, activity centers and other common areas. The Trust will use its best efforts to provide that each property in which it acquires an interest has the necessary permits and approvals to operate its business.

     Fair Housing Amendments of 1988. The FHA requires residential apartment communities first occupied after March 13, 1990 to be accessible to the handicapped. Noncompliance with the FHA could result in the imposition of fines or an award of damages to private litigants. The Trust will use its best efforts to provide that properties subject to the FHA in which it acquires an interest are in compliance with such law.

     Americans with Disabilities Act ("ADA"). Properties in which the Trust acquires an interest must comply with Title III of the ADA to the extent that such properties are "public accommodations" and/or "commercial facilities" as defined by the ADA. Compliance with the ADA requirements could require removal of structural barriers to handicapped access in certain public areas of properties where such removal is readily achievable. The ADA does not, however, consider residential properties, such as apartment communities, to be public accommodations, except to the extent portions of such facilities, such as a leasing office, are open to the public. The Trust will use its best efforts to provide that properties in which it acquires an interest comply with all present requirements under the ADA and applicable state laws. Noncompliance could result in imposition of injunctive relief, fines or an award of damages. If required changes involve a greater expenditure than the Trust might anticipate, or if changes must be made on a more accelerated basis than it might anticipate, the Trust's ability to make expected distributions to Shareholders could be adversely affected. The Trust believes that its competitors would face similar costs to comply with the requirements of the ADA.

     Environmental Regulations. The Trust is subject to Federal, state, and local environmental regulations that apply to the development of real property, including construction activities, the ownership of real property, and the operation of multifamily apartment communities.

     The Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), and applicable state Superfund laws subject the owner of real property to claims or liability for the costs of removal or remediation of hazardous substances that are disposed of on real property in amounts that require removal or remediation. Liability under CERCLA and applicable state Superfund laws can be imposed on the owner of real property or the operator of a facility without regard to fault or even knowledge of the disposal of hazardous substances on the property or at the facility. The presence of hazardous substances in amounts requiring response action or the failure to undertake remediation where it is necessary may adversely affect an owner's ability to sell real estate or borrow money using such real estate as collateral. In addition to claims for cleanup costs, the presence of hazardous substances on a property could result in a claim by a private party for personal injury or a claim by an adjacent property owner for property damage.

     The Trust intends to retain a qualified environmental consultant to conduct an environmental investigation of each property that it considers for investment. If there is any indication of contamination, sampling of the property will be performed by the environmental consultant. The environmental investigation report will be reviewed by the Trust and counsel prior to purchase of an interest in any property.

     Rent Control Legislation. Although none currently are applicable to any of the properties in which the Trust is contemplating an investment, state and local rent control laws in certain jurisdictions limit a property owner's ability to increase rents and to cover increases in operating expenses and the costs of capital improvements. Enactment of such laws has been considered from time to time in other jurisdictions. The Trust does not presently intend to acquire interests in residential apartment properties in markets that are either subject to rent control or in which rent limiting legislation exists.

Employees

     The Trust and the Operating Partnership initially expect to employ a total of approximately 20 employees. The number of employees it will initially hire will depend upon the amount of net proceeds raised in the Offering and the results of the proposed Exchange Offering.

                       INVESTMENT OBJECTIVES AND POLICIES

General

     The Trust has been organized to acquire equity interests in existing residential apartment properties located in the United States and/or to provide or acquire debt financing secured by mortgages on such types of property. Such investments are expected to consist primarily of: (i) the acquisition, ownership, operation, management, improvement and disposition of equity interests in such types of properties and/or (ii) Mortgage Loans which the Trust provides or acquires which are secured by mortgages on such types of properties. The Managing Shareholder expects that the Trust's proposed investments will (1) generate current cash flow for distribution to Investors from rental payments from the rental of residential apartment units which the Trust may acquire and/or principal and interest payments in respect of Mortgage Loans which the Trust may provide or acquire and (2) provide the opportunity for capital appreciation through the sale of all or a portion of the Trust's investment in equity interests in residential apartment properties. The Trust intends to pay regular quarterly distributions to its Shareholders. Properties in which the Trust will acquire an interest are expected to use the straight-line method of depreciation over 27-1/2 years.

     The management of the Trust has been involved in the residential property business for over 10 years and has extensive experience and presence in the residential property business which have enabled it to form key alliances and working relationships with owners of residential apartment properties and financial institutions.

     The Trust intends to acquire, own, operate, manage, and improve residential apartment properties for long-term ownership, and thereby to seek to maximize current and long-term income and the value of its assets. The Trust's strategy is to pursue acquisitions of interests in properties that (i) are available at prices below estimated replacement cost; (ii) may provide attractive returns with significant potential growth in cash flow from property operations; (iii) are strategically located, of high quality and competitive in their respective markets; (iv) have been under-managed or are otherwise capable of improved performance through intensive management and leasing that will result in increased occupancy and rental revenues, and (v) provide anticipated total returns that will increase the Trust's distributions and its overall market value. The Trust will make investments in properties indirectly through the Operating Partnership in which it will hold all of its real estate assets and conduct all real estate operations.

     The Trust's primary business objectives are to increase distributions to Shareholders and to increase the value of the Trust's portfolio of properties in which it acquires an interest. The Trust intends to achieve these objectives by:

          (i) Acquiring interests in properties that are available at prices below estimated replacement cost and capable of enhanced performance, both in terms of cash flow and investment value, through application of the Trust's management ability and strategic capital improvements;

          (ii) Increasing cash flow of the Trust's properties through active leasing, rent increases, improvement in tenant retention, expense controls, effective property management, and regular maintenance and periodic renovations, including additions to amenities;

          (iii) Managing operating expenses through the use of affiliated leasing, marketing, financing, accounting, legal, and data processing functions; and

          (iv)   Emphasizing   capital   improvements  to  enhance  the  Trust's
     competitive advantages in its markets.

     Brentwood Management, LLC ("Brentwood"), an Ohio limited liability company which is an Affiliate of the Managing Shareholder, or an Affiliate may manage properties in which the Trust may invest. For managing a residential apartment property, the property manager would be paid a fee equal to 5% of the collected rental income from the property plus a bookkeeping fee of $325 per month and it may earn a performance fee of $2.00 per residential unit per month if greater than 96% of gross potential rents are collected.

     After the Trust has invested the net proceeds of the Offering and completed the proposed Exchange Offering, it intends to utilize one or more sources of capital for future acquisitions and capital improvements, which may include undistributed cash flow, borrowings, issuance of debt or equity securities and other bank and/or institutional borrowings. The Trust intends to investigate making an additional public or private offering of Common Shares within the 12-month period following the commencement of the Offering if the Board of the Trust determines that suitable property acquisition opportunities which meet its investment criteria are available to the Trust at attractive prices and such an offering would fulfill its cost of funds requirements. There can be no assurance, however, that the Trust will be able to obtain capital for any such acquisitions or improvements on terms favorable to the Trust.

     The Trust expects to qualify as a REIT for federal income tax purposes beginning with its taxable year ending December 31, 1998. See "TAX STATUS OF THE TRUST" and "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust."

Trust Policies with Respect to Certain Activities

     The following is a discussion of the Trust's policies with respect to investments, dispositions, financings, and conflicts of interest. These policies have been determined by the Managing Shareholder of the Trust and under the Declaration may be amended or revised from time to time at the discretion of the Board with approval of a majority in interest of the Shareholders entitled to vote on such matters.

     At all times, the Trust intends to make investments and conduct its operations in such a manner as to be consistent with the requirements of the Code for the Trust to qualify as a REIT unless, because of changing circumstances or changes in the Code (or in Treasury Regulations), the Managing Shareholder, with the consent of a majority of the Shareholders entitled to vote on such matter approving the Managing Shareholder's determination, determines that it is no longer in the best interests of the Trust to qualify as a REIT. No assurance can be given that the Trust's objectives will be attained.

     Investment Policies

     The Trust's investment objective is to provide quarterly cash distributions and achieve long-term appreciation through increases in cash flows and the value of its properties. The Trust intends to pursue these objectives by acquiring equity interests in one or more existing residential apartment properties located in the United States and/or making or investing in Mortgage Loans and other real estate interests related to such types of properties consistent with its qualification as a REIT. The Trust may invest in First Mortgage Loans or Junior Mortgage Loans and participating or convertible mortgages if it concludes that it may benefit from the cash flow or any appreciation in the value of the subject property. Such mortgages are similar to equity participation. The Trust may also retain a purchase money mortgage for a portion of the sale price in connection with the disposition of properties from time to time.

     Subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification, the Trust also may invest in securities of entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust." The Trust may acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Trust's investment policies.

     The Trust will not make an equity investment in respect of any property where the amount invested by it plus the amount of any existing indebtedness or refinancing indebtedness in respect of such property exceeds the appraised value of the property. In addition, the Trust will not acquire or provide debt financing in respect of any property where the amount invested by the Trust plus the amount of any existing indebtedness in respect of such property exceeds 80% of the estimated replacement cost of the property as determined by the Managing Shareholder. Repayment of any Mortgage Loans provided or acquired by the Trust would typically be secured by a Mortgage on the land, apartment units, and other improvements financed by the Trust and be non-recourse to the borrower. It is expected that in certain cases the Trust will provide or acquire a Second Mortgage Loan that is subordinate to a First Mortgage Loan provided by a lending institution. In certain cases, Mortgage Loans provided or acquired by the Trust may be in the form of First Mortgage Loans.

     Junior Mortgages securing Junior Mortgage Loans to be provided or acquired by the Trust may or may not be recorded. If any Junior Mortgage in favor of the Trust is not recorded, the Trust's security interest in the Mortgage would be unperfected and the Trust would be pari passu (i.e., on an equal basis) with all other unsecured creditors of the borrower, provided, however, the security instruments that will be entered into in connection with Mortgage Loans to be provided or acquired by the Trust will typically restrict the borrower's ability to enter into a subsequent loan arrangement with third parties which would be senior to or pari passu with (i.e., equal to) the Mortgage held by the Trust. Non-payment of any Junior Mortgage Loan that may be made or acquired by the Trust may constitute an event of default by the borrower under the underlying Senior Mortgage Loan, and such Senior Mortgage Loan may have to be repaid by the borrower before Shareholders in the Trust will receive any return on their investment.

     The Trust will obtain and maintain insurance coverage on property in which it acquires an equity interest (and, prior to providing or acquiring any Mortgage Loan in respect of a property, will be listed as an additional insured or loss payee in respect of such property), protecting against casualty loss up to replacement cost (with a $1,000 deductible per loss), and against public liability in an amount that is reasonable taking into account the market value of the property at the time insurance is obtained. There can be no assurance, however, that the Trust's Property would not sustain losses in excess of its applicable insurance coverage, and it could sustain losses as a result of risks which are uninsurable. There are certain types of losses (generally of a catastrophic nature, such as earthquakes, floods and wars) which may be either uninsurable or not economically insurable. Should such a loss occur, the Trust could lose its invested capital in the property. In that case, the Shareholders could suffer a complete loss of their investment in the Trust.

     Real estate investment programs previously sponsored by and which may in the future be sponsored by Affiliates of the Managing Shareholder may seek to acquire interests in properties similar to those which the Trust will seek to acquire. The following method of allocation of the acquisition of such properties between the Trust and such other programs will generally be followed by the Trust in such cases. Except in unusual circumstances, the Trust will not invest its net offering proceeds in property investments until such similar programs sponsored prior to the Offering have specified for investment or committed to invest at least 50% of their investment funds in respect of particular properties, and no such similar program sponsored subsequent to the Offering will invest in respect of a particular property until the Trust has specified for investment or committed to invest at least 50% of its net offering proceeds in respect of particular properties. The Board and the Independent Trustees are responsible for overseeing the allocation of the acquisition of properties under the circumstances described above to insure that the foregoing allocation method is applied fairly to the Trust.

     Pending the commitment of Trust funds for the purposes described in this Prospectus, for distributions to Shareholders or for application of reserve funds to their purposes, the Managing Shareholder has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest.

     The Trust intends to make investments in such a way that it will not be treated as an investment company under the Investment Company Act of 1940.

     Disposition Policies

     The Managing Shareholder will periodically review the portfolio of assets which the Trust acquires. The Trust has no current intention to dispose of any property interests it may acquire, although it reserves the right to do so. Disposition decisions relating to a particular property will be made based on (but not limited to) the following factors: (i) potential to continue to increase cash flow and value; (ii) the sale price; (iii) strategic fit of the property with the rest of the Trust's portfolio; (iv) potential for, or the existence of, any environmental or regulatory problems; (v) alternative uses of capital; and (vi) maintaining qualification as a REIT. Any decision to dispose of a property will be made by the Managing Shareholder.

     Financing Policies

     The Trust will have the right to borrow funds, and use the Trust's available assets as security for any such loan, if the Trust's cash requirements exceed its available cash. Under the Declaration of the Trust, the aggregate borrowings of the Trust in relation to its net assets may not exceed 300%, except where the Trust determines that a higher level of borrowing is appropriate. It is expected that each property in which the Trust invests will secure a First Mortgage Loan. The principal balance of any such First Mortgage Loan typically would represent a substantial percentage of the Trust's basis in any property in which the Trust owns an equity interest.

     To the extent that the Managing Shareholder desires that the Trust obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares and debt securities (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties, the issuance of Shares, or the issuance of Units of limited partnership interest in the Operating Partnership and any other partnerships the Trust may form or acquire an equity interest in to conduct all or a portion of its real estate operations.

     The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in any applicable Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties.

     Conflict of Interest Policies

     The Trust has adopted certain policies designed to eliminate or minimize potential conflicts of interest, as described below. However, there can be no assurance that these policies always will be successful in eliminating the influences of such conflicts, and if they are not successful, decisions could be made that might fail to reflect the interests of all Shareholders.

     The Managing Shareholder will have discretion in management and control of the affairs of the Trust and the Operating Partnership, subject to (i) general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and (ii) prior approval authority of a majority of the Board and/or of a majority of the Independent Trustees in respect of certain actions of the Trust and the Operating Partnership. The Declaration of the Trust requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its Affiliates.

     Actions of the Trust and the Operating Partnership requiring approval of the Board and/or the Independent Trustees include, without limitation, the payment of compensation to the Managing Shareholder, a Trustee, any other member of the Board of the Trust or any of their respective Affiliates in amounts in excess of certain specified limits for services performed for the Trust and the acquisition of properties from or the sale of properties to any such parties. For example, the Trust may not purchase property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates unless a majority of the members of the Board and a majority of the Independent Trustees who have no other interest in the particular proposed transaction (beyond their role on the Board or as Independent Trustees) review the proposed transaction and determine that it is fair and reasonable to the Trust and that the purchase price to the Trust for such property is no greater than the cost of the property to such proposed seller, or if the purchase price to the Trust is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its then current appraised value.

     For a more detailed description of Trust and Operating Partnership actions requiring approval of the Board and/or the Independent Trustees, see "SUMMARY OF DECLARATION OF TRUST - Control of Operations."

                        PROPOSED REAL ESTATE TRANSACTIONS

     Net cash proceeds of the Offering have not yet been committed to specific properties. Although the Managing Shareholder has several investment opportunities under review for the application of the proceeds, none of such potential opportunities has developed beyond the negotiating stage. The Trust may direct a substantial portion of the proceeds to investment opportunities that have not been designated in this Prospectus, as it may be amended or supplemented from time to time, and the Trust may be unable to or may decline to apply the proceeds to any specific investments that may be described in this Prospectus or any amendments or supplements thereto. Therefore, prospective Investors may not be able to evaluate any properties in which the Trust may apply the net cash proceeds of the Offering before they purchase Common Shares. In addition, prospective Investors will not have any vote in the selection of property investments after they purchase Common Shares. Consequently, Investors will be relying upon the judgment of the Managing Shareholder and the Independent Trustees for such decisions.

     As described above, concurrently with this Offering, the Operating Partnership expects to make an Exchange Offering using Units to be registered with the Commission to acquire interests in residential apartment properties. As its initial acquisition candidates in connection with the Exchange Offering, the Trust is currently investigating the acquisition of property interests owned by partners in 12 real estate limited partnerships managed by Affiliates of the Managing Shareholder. The targeted properties consist of an aggregate of 673 residential units (comprised of studio, one, two and three-bedroom units) and are all located in Florida with the exception of one property which is located in Georgia. Certain information relating to the 12 properties and indebtedness secured thereby is summarized in two tables set forth below. If property acquisitions are consummated in respect of all 12 properties, the purchase price is expected to be in the range of $13 million to $15 million, payable in Units of limited partnership interest in the Operating Partnership. The Trust intends to investigate other investment opportunities for the Exchange Offering, including property interests held by unaffiliated owners and certain other limited partnerships managed by Affiliates of the Managing Shareholder. See also "PRIOR PERFORMANCE BY AFFILIATES OF MANAGING SHAREHOLDER," THE TRUST," and "INVESTMENT OBJECTIVES AND POLICIES."


                                                        PROPERTY INFORMATION
                                           PROPOSED INITIAL PROPERTIES - EXCHANGE OFFERING

     The table set forth below summarizes  certain  information  relating to the initial 12 properties in which the Trust intends to acquire an interest in connection with the proposed Exchange Offering,  including (i) the name and location of the properties,  (ii)
the year each property was completed,  (iii) the number of units, acreage, rentable area, average unit size, average rental rate per unit and per square feet of rentable area as of December 1, 1997, and (iv) the weighted average physical  occupancy of each property as of January 1, 1998.

                                                                         Approx.                       12/1/97            Physical
                                                    Number              Rentable    Average    Average Rental Rates/    Occupancy
                                          Year        Of     Approx.      Area     Unit Size           Month              As of
   Property              Location      Completed    Units     Acres    (Sq. Ft.)*  (Sq. Ft.)  (Per Unit)  (Per Sq. Ft.)   1/1/98
   --------              --------      ---------    -----     -----    ----------  ---------  ----------   -----------  ------------

Blossom Corners          Orlando,         1980        70       3.67      39,300        561       $431        $.77           97.1%
Apartments (Phase I)     Florida

Blossom Corners          Orlando,         1981        68       3.51      38,100        560       $431        $.77          100.0%
Apartments (Phase II)    Florida

Bridgepoint Apartments   Jacksonville,    1986        48       3.39      27,360        570       $449        $.79           94.5%
(Phase II)               Florida

Candlewood II            Tampa,           1983        33       2.50      17,568        532       $398        $.75          100.0%
Apartments               Florida

Eagle Lake Apartments    Port             1987        78       4.68      46,080        590       $444        $.75           97.4%
                         Orange,
                         Florida

Forest Glen Apartments   Daytona          1985        52       6.85      62,696      1,205       $624        $.52           92.1%
(Phase I)                Beach,
                         Florida

Forest Glen Apartments   Daytona          1985        30       6.85      36,802      1,226       $604        $.49           93.3%
(Phase II)               Beach,
                         Florida

Forest Glen Apartments   Daytona          1985        26       6.85      30,654      1,179       $601        $.51           92.3%
(Phase III)              Beach,
                         Florida

Forest Glen Apartments   Daytona          1985         8       6.85      9,800       1,225       $605        $.49           87.5%
(Phase IV)               Beach,
                         Florida

Glen Lake Apartments     St.              1986       144       7.16      79,200        550       $495        $.90           93.8%
                         Petersburg,
                         Florida

Grove Hamlet             Deland,          1986        56       6.21      45,396        807       $473        $.58           83.9%
Apartments               Florida

Stadium Club Apartments  Statesboro,      1987        60       3.50      51,840        864       $700        $.81           92.0%
                         Georgia
                                                   --------- --------- ----------- ---------- ----------- ------------ ------------
      TOTAL PROPERTIES:                              673      62.02     484,796        720       $504        $.70           94.2%
                                                   ========= ========= =========== ========== =========== ============ ============

--------
*    Includes only apartment units and excludes common areas.


                                                         BARON CAPITAL TRUST
                                                        MORTGAGE INFORMATION
                                           PROPOSED INITIAL PROPERTIES - EXCHANGE OFFERING

     The table below sets forth  certain  information  relating to the  indebtedness  secured by or  associated  with the initial 12 properties in which the Trust intends to acquire an interest in connection with the proposed  Exchange  Offering,  including (i) the name and location of the properties,  (ii) the principal  balances as of December 1, 1997, (iii) the interest rates, (iv) the annual debt service,  (v) the amortization term, (vi) the maturity dates, (vii) the balances due on maturity,  (viii) the monthly payments, and (ix) the name of the lending institution.

                                 12/97                  Annual                               Balance
                               Principal     Interest    Debt     Amortization    Maturity    Due On     Monthly
   Property      Location       Balance        Rate     Service        Term         Date     Maturity    Payment       Lender
   --------      --------      ---------     --------   -------   ------------    --------   --------    -------       ------
Blossom Corners  Orlando,     $1,038,151       9.04%   $105,288      25 years     11/1/06    $882,430    $8,774   Column Financial,
Apartments       Florida                                                                                          Inc.
(Phase I)

Blossom Corners  Orlando,      1,119,428       8.24%    107,793      25 years      3/1/02   1,050,024     8,841   Main America
Apartments       Florida                                                                                          Capital
(Phase II)

Bridgepoint      Jacksonville,   724,971       9.52%     77,096      25 years      7/1/06     625,327     6,381   Huntington
Apartments       Florida                                                                                          Mortgage
(Phase II)                                                                                                        Co.

Candlewood II    Tampa,          601,432       7.79%     54,350      25 years      2/1/03     535,143     4,556   Republic Bank
Apartments       Florida
Eagle Lake       Port          1,463,114       8.56%    144,638      25 years     11/1/05   1,244,562    12,053   Column Financial,
Apartments       Orange,                                                                                          Inc.
                 Florida
Forest Glen      Daytona       1,274,321       7.88%    122,304      25 years    12/31/00   1,189,757    10,192   First Union Nat'l
Apartments       Beach,                                                                                           Bank
(Phase I)        Florida

Forest Glen      Daytona         743,906       7.88%     71,397      25 years    12/31/00     694,540     5,948   First Union Nat'l
Apartments       Beach,                                                                                           Bank
(Phase II)       Florida

Forest Glen      Daytona         593,045       7.88%     56,918      25 years    12/31/00     553,690     4,743   First Union Nat'l
Apartments       Beach,                                                                                           Bank
(Phase III)      Florida

Forest Glen      Daytona         164,155       7.88%     15,755      25 years    12/31/00     153,262     1,313   First Union Nat'l
Apartments       Beach,                                                                                           Bank
(Phase IV)       Florida

Glen Lake        St.           2,738,157       9.55%    298,709      25 years     5/18/00   2,652,341    24,475   Republic Bank
Apartments       Petersburg,     361,952       8.00%     34,728      25 years      5/1/05     343,772     2,894   Glen Lake Arms
                 Florida                                                                                          Joint Venture

Grove Hamlet     Deland,       1,323,137       9.50%    156,030      25 years     6/27/98   1,314,872    13,002   Midland Loan
Apartments       Florida                                                                                          Services
Stadium Club     Statesboro,   1,750,000       7.87%    151,271      30 years     10/1/05   1,615,458    12,606   GMAC
Apartments       Georgia

                             -----------             ----------                                        --------
   TOTAL                     $13,895,769             $1,396,277                                        $115,778
                             ===========             ==========                                        ========
   PROPERTIES:


                        FEDERAL INCOME TAX CONSIDERATIONS

     The Trust intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the Federal income tax considerations for the Trust and its Shareholders with respect to the treatment of the Trust as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the Trust's Common Shares is urged to consult his own tax advisor with respect to the Federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Common Shares.

     In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Trust, that invest primarily in real estate and that otherwise would be treated for Federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to Shareholders. This treatment substantially eliminates the "double taxation" (i.e., at both the corporate and Shareholder levels) that generally results from the use of corporations.

     If the Trust fails to qualify as a REIT in any year, however, it will be subject to Federal income taxation as if it were a domestic corporation, and its Shareholders will be taxed in the same manner as shareholders of ordinary corporations. In this event, the Trust could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its Shareholders would be reduced or eliminated.

     The Managing Shareholder of the Trust currently expects that the Trust will operate in a manner that permits it to elect, and that it will elect, REIT status for the taxable year ending December 31, 1998, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Trust continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Trust's operating results.

     The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of Federal income taxation that may be relevant to a prospective
Shareholder in light of his particular circumstances or to certain types of Shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the Federal income tax laws.

Taxation of the Trust

     General. In any year in which the Trust qualifies as a REIT, in general it will not be subject to Federal income tax on that portion of its REIT taxable income or capital gain which is distributed to Shareholders. The Trust may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     Notwithstanding its qualification as a REIT, the Trust may also be subject to taxation in certain other circumstances. If the Trust should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the REIT fails the 75% test or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. The Trust will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if the Trust has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. For taxable years beginning after August 5, 1997, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year, (ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and
(iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report for the taxable year. The Trust may also be subject to the corporate alternative minimum tax, as well as tax in certain situations not presently contemplated. The Trust will use the calendar year both for Federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

     In order to qualify as a REIT, the Trust must meet, among others, the following requirements:

     Stock Ownership Tests. The Trust's Shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the Shares of the Trust may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. For purposes of this test, in general, any Shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These stock ownership requirements need not be met until the second taxable year of the Trust for which a REIT election is made.

     In order to ensure compliance with the foregoing stock ownership tests, the Trust has placed certain restrictions on the transfer of its Shares to prevent additional concentration of share ownership. Moreover, to evidence compliance with these requirements, under Treasury regulations the Trust must maintain records which disclose the actual ownership of its outstanding Shares. In fulfilling its obligations to maintain records, the Trust must and will demand written statements each year from the record holders of designated percentages of its Shares disclosing the actual owners of such Shares (as prescribed by Treasury regulations). Under the 1997 Act, for taxable years beginning after August 5, 1997, if the Trust complies with the Treasury regulations for ascertaining its actual ownership and did not know, or exercise reasonable diligence would not have reason to know, that more than 50% in value of its outstanding Shares were held, actually or constructively, by five or fewer individuals, then the Trust will be treated as meeting such requirement. A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Trust's records. A Shareholder failing or refusing to comply with the Trust's written demand must submit with his tax return a similar statement disclosing the actual ownership of Shares and certain other information. In addition, the Declaration of Trust for the Trust provides restrictions regarding the transfer of its Shares that are intended to assist the Trust in continuing to satisfy the stock ownership requirements. See "CAPITAL STOCK OF THE TRUST - Restrictions on Ownership and Transfer."

     Asset Tests. At the close of each quarter of the Trust's taxable year, the Trust must satisfy three tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Trust's total assets must be represented by real estate assets (which for this purpose includes (i) its allocable share of real estate assets held by partnerships (such as the Operating Partnership) in which the Trust owns an interest ("Related Partnerships"); (ii) stock or debt instruments purchased with the proceeds of a stock offering and held for not more than one year from the date the Trust receives such proceeds), cash, cash items and government securities and (iii) stock in other real estate investment trusts). Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Trust's total assets or (ii) 10% of the outstanding voting securities of any one such issuer. See "FEDERAL INCOME TAX CONSIDERATIONS - Tax Aspects of the Trust's Investments in Partnerships - General." The Trust's investment in any properties through its interest in the Operating Partnership and in one or more other Related Partnerships would be intended to constitute an investment in qualified assets for purposes of the 75% asset test.

     Gross Income Tests. There are currently three separate percentage tests relating to the sources of the Trust's gross income which must be satisfied for each taxable year. For purposes of these tests, where the Trust invests in one or more Related Partnerships (such as the Operating Partnership), the Trust will be treated as receiving its share of the income and loss of such partnerships, and the gross income of the partnerships will retain the same character in the hands of the Trust as it has in the hands of the respective partnerships. See "FEDERAL INCOME TAX CONSIDERATIONS - Tax Aspects of the Trust's Investments in Partnerships - General" below. The three tests are as follows:

          1. The 75% Test. At least 75% of the Trust's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (except as described below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Trust's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property"); (vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) qualified temporary investment income.

          Rents received from a tenant will not, however, qualify as rents from real property in satisfying the 75% test (or the 95% gross income test described below) if the Trust, or an owner of 10% or more of the Trust, directly or constructively owns 10% or more of such tenant. In addition, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Moreover, an amount received or accrued will not qualify as rents from real property (or as interest income) for purposes of the 75% and 95% gross income tests if it is based in whole or in part on the income or profits of any person, although an amount received or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Finally, for rents received to qualify as rents from real property, the Trust generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Trust derives no income, except that the "independent contractor" requirement does not apply to the extent that the services provided by the Trust are "usually or customarily rendered" in connection with the rental of space for occupancy only, or are not otherwise considered "rendered to the occupant for his convenience." For taxable years beginning after August 5, 1997, a REIT is permitted to render a de minimis amount of impermissible services to tenants, or in connection with the management of property, and still treat amounts received with respect to that property as rents from real property.

          The amount received or accrued by the Trust during the taxable year for the impermissible services with respect to a property may not exceed 1% of all amounts received or accrued by the Trust directly or indirectly from the property. The amount received for any service (or management operation) for this purpose shall be deemed to be not less than 150% of the direct cost of the Trust in furnishing or rendering the service (or providing the management or operation).

          Brentwood Management, LLC, an Affiliate of the Managing Shareholder which is wholly owned by the sole stockholder of the Managing Shareholder (which is expected to satisfy the independent contractor standard), or one or more other Affiliates of the Managing Shareholder (each of which is expected to satisfy the independent contractor standard) (collectively, "Brentwood"), may perform property management services in respect of one or more of the properties in which the Trust acquires an interest. The Trust believes that the services that may be provided by Brentwood on such properties would be of the type usually or customarily rendered in connection with the rental of space for occupancy only, and therefore, that the provision of such services would not cause the rents received with respect to such properties to fail to qualify as rents from real property for purposes of the 75% and the 95% gross income tests. The Trust intends to monitor any services that may be provided by Brentwood as property management agent as well as those provided by managers on other properties in which it owns an interest.

          2. The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Trust's gross income for the taxable year must be derived from the above-described qualifying income, and from dividends, interest, or gains from the sale or other disposition of Shares or other securities that are not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

          For purposes of determining whether the Trust complies with the 75% and 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by the Trust for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - General" and " - Tax Aspects of the Trust's Investments in Partnerships - Sale of Trust Properties."

          The Trust  believes  that,  for purposes of both the 75% and 95% gross income tests, its investment in properties directly or through the Operating Partnership and one or more other Related Partnerships will in major part give rise to qualifying income in the form of rents, and that gains on sales of properties, or of the Trust's interest in the Operating Partnership and any other Related Partnership, generally will also constitute qualifying income. The Trust intends to closely monitor its non-qualifying income and anticipates that any non-qualifying income on its investments and activities will not result in the Trust failing either the 75% or 95% gross income test.

          Even if the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Trust's failure to comply was due to reasonable cause and not to willful neglect;
     (ii) the Trust reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on this schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Trust will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or 95% gross income test, multiplied by a fraction intended to reflect the Trust's profitability.

          3. The 30% Test. For taxable years beginning on or before August 5, 1997, a REIT was required to derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) stock or securities (including an interest rate swap or cap agreement) held for less than one year; and (iii) property in a prohibited transaction. The Trust does not anticipate that it will have difficulty in complying with this test. The 30% test has been repealed for taxable years beginning after August 5, 1997.

     Annual Distribution Requirements. In order to qualify as a REIT, the Trust is required to distribute dividends (other than capital gain dividends) to its Shareholders each year in an amount at least equal to (A) the sum of (i) 95% of the Trust's REIT taxable income (computed without regard to the dividends paid deduction and the REIT's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of non-cash income. For taxable years beginning after August 5, 1997 the Act (i) expands the class of non-cash income that is excluded from the distribution requirement to include income from the cancellation of indebtedness, and (ii) extends the treatment of original issue discount ("OID") (over cash and the fair market value of property received on the instrument) as such non-cash income to OID instruments generally and for REITs that use an accrual method of accounting. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. For taxable years beginning after August 5, 1997, the Trust may elect to retain rather than distribute its net long-term capital gains. The effect of such election is that (i) the Trust is required to pay the tax on such gains within 30 days after the close of the Trust's taxable year,
(ii) Shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the Trust, and (iii) the tax basis of a Shareholder's beneficial interest in the Trust would be increased by the amount of undistributed long-term capital gains (less the amount of capital gains tax paid by the Trust) included in the Shareholder's long-term capital gains. To designate amounts as undistributed capital gains, the designation must be made in a written notice to Shareholders and mailed at any time prior to the expiration of 60 days after the close of the Trust's taxable year or mailed with its annual report for the taxable year.

     The Trust intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the preceding paragraph. In this regard, the Declaration authorizes the Managing Shareholder of the Trust to take such steps as may be necessary to cause the Operating Partnership and any other Related Partnerships in which the Trust may own an interest to distribute to their respective partners an amount sufficient to permit the Trust to meet these distribution requirements. It is possible that the Trust may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses, on the one hand, and the inclusion of such income and deduction of such expenses in computing the Trust's REIT taxable income, on the other hand; due to the Operating Partnership's or any other Related Partnership's inability to control cash distributions with respect to those properties as to which it does not have decision making control; or for other reasons. To avoid any problem with the 95% distribution requirement, the Trust will closely monitor the relationship between its REIT taxable income and cash flow and, if necessary, intends to borrow funds (or cause the Operating Partnership or other applicable Related Partnerships or other Affiliates to borrow funds) in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

     If the Trust fails to meet the 95% distribution requirement as a result of an adjustment to the Trust's tax return by the Internal Revenue Service (the "Service"), the Trust may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

     Failure to Qualify. If the Trust fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Shareholders in any year in which the Trust fails to qualify as a REIT will not be deductible by the Trust, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust also will be disqualified from re-electing taxation as a REIT for the four taxable years following the year during which qualification was lost.

Tax Aspects of the Trust's Investments in Partnerships

     General. The Trust will hold a partnership interest in the Operating Partnership and may hold an interest in one or more other Related Partnerships in which all or a portion of its real estate assets might be held and its real estate operations might be conducted. See "INVESTMENT OBJECTIVES AND POLICIES." In general, a partnership is a "pass-through" entity which is not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. For purposes of the various REIT gross income and asset tests, the Trust will include its proportionate share of the assets and income of any partnership (including the Operating Partnership) in which it holds an interest. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - General" and " - Gross Income Tests."

     Accordingly, any resultant increase in the Trust's REIT taxable income from its interest in the Operating Partnership and in any other Related Partnerships (whether or not a corresponding cash distribution is also received from the Operating Partnership or any such other Related Partnership) will increase its distribution requirements (see "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - Annual Distribution Requirements"), but will not be subject to Federal income tax in the hands of the Trust provided that an amount equal to such income is distributed by the Trust to its Shareholders. Moreover, for purposes of the REIT asset tests (see "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - Asset Tests"), the Trust will include its proportionate share of assets held by the Operating Partnership and any other Related Partnerships.

     Entity Classification. The Trust's interest in the Operating Partnership involves special tax considerations, and if the Trust holds an interest in one or more other Related Partnerships, special tax considerations will arise, including the possibility of a challenge by the Service of the status of the Operating Partnership or a particular other Related Partnership as a partnership (as opposed to an association taxable as a corporation for Federal income tax purposes). If the Operating Partnership or any other Related Partnership were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Trust's assets and items of gross income would change, which would preclude the Trust from satisfying the REIT asset tests and the REIT gross income tests (see "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - Asset Tests" and " - Gross Income Tests"), which in turn would prevent the Trust from qualifying as a REIT. (See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - Failure to Qualify" above, for a discussion of the effect of the Trust's failure to meet such tests.)

     Tax Allocations with Respect to Trust Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic arrangements among the partners. The utilization of the Operating Partnership or any other Related Partnership by the Trust for its real estate operations may include contributions of appreciated property by the seller of the property in exchange for a limited partner interest in the applicable partnership. Consequently, in such cases, the partnership agreement that would govern the relationship between the Trust (which would serve as the general partner) and the limited partner would require certain allocations to be made in a manner consistent with Section 704(c) of the Code.

     In general, in such cases, the seller as a contributor of one or more properties or interests therein would be allocated lower amounts of depreciation deductions for tax purposes and increased taxable income and gain on sale by the particular Related Partnership on the contributed properties. In addition, depending on the method of allocation that is selected, the property contributor could be allocated items of income for tax purposes to offset depreciation which is allocated to other partners in excess of depreciation otherwise permitted to be allocated to such other partners by the ceiling rule of the Treasury regulations. This would tend to eliminate the Book-Tax Difference over the life of the Related Partnership. However, the special allocation rules of Section 704(c) do not always entirely rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale, and accordingly variations from normal Section 704(c) principles could arise.

     Treasury regulations under Section 704(c) of the Code require that allocations from the partnership be made using a reasonable method consistent with Section 704(c) so that allocations of income, gain, loss and deduction with respect to property contributed to the partnership will take into account any variation between the contributed property's adjusted basis and its fair market value at the time of contribution. The regulations generally apply on a property-by-property basis, and different methods may be used with respect to different items of contributed property, provided the method selected for each property is applied consistently.

     With respect to any property purchased by the Operating Partnership or any other Related Partnership subsequent to the admission of the Trust to the Operating Partnership or such other Related Partnership, as the case may be, in general, such property would initially have a tax basis equal to its fair market value and Section 704(c) of the Code will not apply.

     Sale of Trust Properties. The Trust's share of any gain realized by the Operating Partnership or any other Related Partnership on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "FEDERAL INCOME TAX CONSIDERATIONS - Taxation of the Trust - General" and " - Gross Income Tests - The 95% Test." Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership and other Related Partnership utilized by the Trust for its real estate operations would be expected to hold properties for investment with a view to long-term appreciation, to engage in the business of acquiring, owning, operating and developing the properties, and to make such occasional sales of the properties as are consistent with the Trust's investment objectives. Based upon the Trust's investment objectives, the Trust believes that overall, properties acquired by it or the Operating Partnership or any other Related Partnership utilized by it should not be considered dealer property and that the amount of income from prohibited transactions, if any, would not be material.

Taxation of Shareholders

     Taxation of Taxable Domestic Shareholders. As long as the Trust qualifies as a REIT, distributions made to the Trust's taxable domestic Shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions (and for taxable years beginning after August 5, 1997, undistributed amounts) that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period from which the Shareholder has held its Common Shares. However, corporate Shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Trust makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the Shareholders, reducing the tax basis of a Shareholder's Common Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the Shareholder's tax basis being taxed as capital gains (if the Common Shares is held as a capital asset). In addition, any dividend declared by the Trust in October, November or December of any year and payable to a Shareholder of record on a specific date in any such month shall be treated as both paid by the Trust and received by the Shareholder on December 31 of such year, provided that the dividend is actually paid by the Trust during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Trust. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Shareholders.

     In general, any loss upon a sale or exchange of Common Shares by a Shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Trust required to be treated by such Shareholder as long-term capital gains.

     The 1997 Act made certain changes to the Code with respect to taxation of long-term capital gains earned by taxpayers other than a corporation. In general, for sales made after May 6, 1997, the maximum tax rate for individual taxpayers on net long-term capital gains (i.e., the excess of net long-term capital gain over net short-term capital loss) is lowered to 20% for most assets. This 20% rate applies to sales on or after July 29, 1997 only if the asset was held more than 18 months at the time of disposition. Capital gains on the disposition of assets on or after July 29, 1997 held for more than one year and up to 18 months at the time of disposition will be taxed as "mid-term gain" at a maximum rate of 28%. Also, so called "unrecaptured Section 1250 gain" is subject to a maximum federal income tax rate of 25%. "Unrecaptured Section 1250 gain" generally includes the long-term capital gain realized on (i) the sale after May 6, 1997 of a real property asset described in Section 1250 of the Code, or (ii) the sale after July 28, 1997 of a real property asset described in
Section 1250 of the Code which the taxpayer has held for more than 18 months, but in each case not in excess of the amount of depreciation (less the gain, if any, treated as ordinary income under Code Section 1250) taken on such asset. The rate of 18% instead of 20% will apply after December 31, 2000 for assets held more than five years. However, the 18% rate applies only to assets acquired after December 31, 2000 unless the taxpayer elects to treat an asset held prior to such date as sold for fair market value on January 1, 2001. In the case of individuals whose ordinary income is taxed at a 15% rate, the 20% rate is reduced to 10%, and the 10% rate for assets held more than five years is reduced to 8%.

     On November 12, 1997, the IRS issued Notice 97-64 which describes temporary Treasury regulations that will be issued under Section 1(h) of the Code and provides guidance regarding the application of the 1997 Act's new capital gain rates to the sale of assets by REITs and other pass-through entities.

     Shareholders  of the Trust should  consult their tax advisor with regard to
(i) the application of the changes made by the 1997 Act with respect to taxation of capital gains and capital gain dividends, and (ii) to state, local and foreign taxes on capital gains.

     Backup Withholding. The Trust will report to its domestic Shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such Shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Trust with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the Shareholder's income tax liability. U.S. Shareholders should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. The Trust may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their non-foreign status to the Trust. See "Taxation of Foreign Shareholders" below.

     Taxation of Tax-Exempt Shareholders. The Service has issued a revenue ruling in which it held that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Trust to a Shareholder that is a tax-exempt entity should also not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its Common Shares with "acquisition indebtedness" within the meaning of the Code, that the Common Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Trust, consistent with its present intent, does not hold a residual interest in a "real estate mortgage investment conduit" ("REMIC").

     However,  if any pension or other  retirement  trust that  qualifies  under
Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

     Taxation of Foreign Shareholders. The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders (collectively, "Non-U.S. Shareholders") are highly complex and the following is only a summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of Federal, state, local and foreign income tax laws with regard to an investment in Common Shares, including any reporting requirements. The Trust will qualify as a "domestically-controlled REIT" so long as less than 50% in value of its Shares is held by foreign persons (i.e., non-resident aliens, and foreign corporations, partnerships, trusts and estates). The Trust currently anticipates that it will qualify as a domestically-controlled REIT. Under these circumstances, gain from the sale of Common Shares by a foreign person should not be subject to United States taxation, unless such gain is effectively connected with such person's United States business or, in the case of an individual foreign person, such person is present within the United States for more than 182 days during the taxable year. However, notwithstanding the Trust's current anticipation that the Trust will qualify as a domestically controlled REIT, because the Common Shares will be freely tradable by Shareholders, no assurance can be given that the Trust will continue to so qualify.

     Distributions of cash generated by the Trust's real estate operations (but not by the sale or exchange of properties) that are paid to foreign persons generally will be subject to United States withholding tax at rate of 30%, unless (i) an applicable tax treaty reduces that tax and the foreign Shareholder files with the Trust the required form evidencing such lower rate, or (ii) the foreign Shareholder files an IRS Form 4224 with the Trust claiming that the distribution is "effectively connected" income.

     Distributions of proceeds attributable to the sale or exchange of United States real property interests of the Trust are subject to income and withholding taxes pursuant to the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), and may be subject to branch profits tax in the hands of a Shareholder which is a foreign corporation if it is not entitled to treaty relief for exemption. The Trust is required by applicable Treasury Regulations to withhold 35% of any distribution to a foreign person that could be designated by the Trust as a capital gain dividend; this amount is creditable against the foreign Shareholder's FIRPTA tax liability.

     The Federal income taxation of foreign persons is a highly complex matter that may be affected by many other considerations. Accordingly, foreign investors in the Trust should consult their own tax advisors regarding the income and withholding tax considerations with respect to their investments in the Trust.

Other Tax Considerations

     Possible Legislative or Other Actions Affecting Tax Consequences. Prospective Shareholders should recognize that the present Federal income tax treatment of investment in the Trust may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in Federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Trust.

     State and Local Taxes. The Trust and its Shareholders may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its Shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective Shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Common Shares.

     EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                         SUMMARY OF DECLARATION OF TRUST

     In connection with this Offering, Investors who acquire Common Shares in the Offering will have the rights and obligations of Investors under the Declaration of Trust for the Trust (the "Declaration"). The following briefly summarizes material provisions of the Declaration not described elsewhere in this Prospectus and is qualified in its entirety by express reference to the provisions of the agreement. The Trust will deliver a copy of the Declaration to each requesting prospective Investor without charge.

Term

     The term of the Trust commenced on July 31, 1997 and will end on the earliest to occur of (a) December 31, 2098, (b) the determination of the holders of at least a majority of the Shares then outstanding to dissolve the Trust; (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing Shareholder prior to the Termination Date of the Offering, and (e) the occurrence of any other event which, by law, would require the Trust to terminate. Upon dissolution, the Managing Shareholder or a liquidity receiver or trustee selected by the Managing Shareholder or the Investors will liquidate the Trust's assets. (See Recitals and Article 9 of the Declaration.)

Control of Operations

     The Managing Shareholder will manage and control the affairs of the Trust and the Operating Partnership, subject to general supervision and review by the Independent Trustees and the Managing Shareholder acting together as the Board of the Trust and to prior approval authority of the Board and/or the Independent Trustees in respect of certain actions. The Declaration requires that a majority of the Board of the Trust be comprised of Independent Trustees not affiliated with the Managing Shareholder or its Affiliates. The Managing Shareholder will be obligated to devote to the Trust such time as may be reasonably necessary to conduct the Trust's business. The Investors will have no participation in or control over the management of the Trust or the Operating Partnership. The Managing Shareholder is obligated to manage the Trust in the best interest of its Partners. (See "FIDUCIARY RESPONSIBILITY" and Article 7 of the Declaration.)

     The following discussion describes certain actions of the Trust and the Operating Partnership, as applicable, which require approval and/or supervision of the Board and/or the Independent Trustees and certain other provisions, restrictions and limitations affecting the operations of the Trust and the Operating Partnership. (See Section 1.9 of the Declaration.)

o At, or prior to, the initial meeting of the Board of the Trust, the Declaration and the Operating Partnership Agreement must be reviewed and ratified by a majority vote of the Board and of the Independent Trustees. (See Section 1.9(b) of the Declaration.)

o The Board must establish written policies on investments and any borrowing to be made by the Trust and Operating Partnership and monitor the administrative procedures, investment operations and performance of the Trust, the Operating Partnership and the Managing Shareholder to ensure that such policies are being carried out. (See Section 1.9(c) of the Declaration.)

o The Board must evaluate the performance of the Managing Shareholder (and any successor advisor of the Trust) prior to entering into or renewing a management agreement relating to the administration and management of the Trust (other than the initial term of the Trust Management Agreement which is described in this Prospectus (see "MANAGEMENT - Trust Management Agreement"), which is deemed to have been approved by Investors who acquire Common Shares in the Offering, by a majority of the Board and a majority of the Independent Trustees). Any such management agreement may not have a term of more than one year and must be terminable by a majority of the Independent Trustees or the Managing Shareholder (or any successor advisor, as the case may be) on at least 60 days prior written notice without cause or penalty. The Board must determine that any successor to the Managing Shareholder (or any successor advisor) possesses sufficient qualifications to perform the advisory function for the Trust and justify the compensation provided for in the applicable management agreement. (See Section 1.9(d) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the total fees and expenses of the Trust and the Operating Partnership are reasonable in light of their investment performance, their net assets, their net income, and the fees and expenses of other comparable unaffiliated REITs. (See Section 1.9(f) of the Declaration.)

o The Independent Trustees must determine that organizational and offering expenses payable by the Trust and the Operating Partnership in connection with the formation of the Trust and the Operating Partnership and any offerings of Shares or Units is reasonable and in no event exceeds an amount equal to 15% of the gross proceeds of the particular offering. (See
     Section 1.9(g) of the Declaration.)

o The Independent Trustees must determine that the total amount of any acquisition fee and expenses payable by the Trust or the Operating Partnership in connection with acquiring its investments is reasonable and in no event exceeds an amount equal to 6% of the purchase price of the subject property, or in the case of a mortgage loan made or acquired by the Trust or the Operating Partnership, 6% of the funds advanced, unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees approve payment of an acquisition fee in excess of such amounts based upon their determination that such excess fee is commercially competitive, fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(h) of the Declaration.)

o The Independent Trustees have the fiduciary responsibility of limiting the total operating expenses (less certain items described below) of each of the Trust and the Operating Partnership in any fiscal year to the greater of (i) 2% of the aggregate book value of their respective investments, or
     (ii)  25%  of  their  respective  net  income  for  such  year  unless  the
     Independent Trustees make a finding that, based on such unusual and non-recurring factors which they deem sufficient, a higher level of such operating expenses is justified for such year. Within 60 days after the end of each fiscal year in which the Trust or the Operating Partnership incurs operating expenses in excess of such amount, the Trust or the Operating Partnership, as the case may be, must send to the Shareholders and Unitholders written disclosure of such fact, together with an explanation of the factors the Independent Trustees considered in arriving at their finding that such higher operating expenses were justified. If the Independent Trustees do not determine such excess expenses are justified, the Managing Shareholder must reimburse the Trust or the Operating Partnership, as applicable, at the end of such fiscal year the amount by which the total operating expenses paid or incurred by the Trust or the Operating Partnership exceed the limitations herein provided. For purposes of determining "total operating expenses" the following items are excluded:
     (i) the expenses of raising capital, including without limitation organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing, if any, of the Trust's Shares and the Operating Partnership's Units; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves; (v) incentive compensation paid which is based on the gain from the sale of Trust or Operating Partnership assets; and (e) acquisition fees and expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property. (See Section 1.9(i) of the Declaration.)

o A majority of the Independent Trustees must determine that any real estate commission paid to the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates in connection with the resale of any Trust or Operating Partnership asset is reasonable, customary and competitive in light of the size, type and location of such property and in no event exceeds 3% of the sale price, and that the amount of such commissions payable when added to the commissions payable to unaffiliated real estate brokers does not exceed the lesser of such competitive real estate commission or an amount equal to 6% of the sale price. (See Section 1.9(j) of the Declaration.)

o The Independent Trustees must determine, at least annually, that the compensation which the Trust contracts to pay to the Managing Shareholder (or any successor advisor) is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the fourth item above in this section. The Independent Trustees must also supervise the performance of the Managing Shareholder (and any successor advisor) and the compensation payable to it by the Trust to determine that the terms and conditions of the contract are being carried out. (See Section 1.9(k) of the Declaration.)

o Neither the Trust nor the Operating Partnership may purchase property or any equity interest in any entity owning one or more properties from the Managing Shareholder, a Trustee, any other member of the Board, or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees review the proposed transaction and determine that it is fair and reasonable to the Trust and the Operating Partnership and that the purchase price to the Trust or the Operating Partnership, as applicable, for such property or equity interest is no greater than the cost of the property or equity interest to such proposed seller, or if the purchase price to the Trust or the Operating Partnership is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable, provided, however, in no event may the purchase price for the property exceed its current appraised value. (See Section 1.9(l) of the Declaration.)

o Neither the Managing Shareholder, any Trustee, any other member of the Board nor any of their respective Affiliates may acquire or lease any assets from the Trust or the Operating Partnership unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership. (See Section 1.9(m) of the Declaration.)

o No loans may be made by the Trust or the Operating Partnership to the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates except as provided below or to any wholly owned subsidiary of the Trust or the Operating Partnership. (See Section 1.9(n) of the Declaration.)

o Neither the Trust nor the Operating Partnership may borrow money from or invest in joint ventures with the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable and no less favorable to the Trust and the Operating Partnership than such transactions between unaffiliated parties under the same circumstances. (See Section 1.9(o) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in equity securities unless a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees determine that such proposed transaction is fair, competitive, and commercially reasonable. (See Section 1.9(q) of the Declaration.)

o The Independent Trustees must review the investment policies of the Trust at least annually to determine that the policies being followed by the Trust at any time are in the best interests of the Shareholders and the Unitholders. (See "INVESTMENT OBJECTIVES AND POLICIES" and Section 1.9(r) of the Declaration.)

o In the event that the Trust or the Operating Partnership and one or more other investment programs sponsored by the Managing Shareholder or an Affiliate of the Managing Shareholder seek to acquire similar types of properties, the Board (including the Independent Trustees) must review the method described in "INVESTMENT OBJECTIVES AND POLICIES - Trust Policies with Respect to Certain Activities - Investment Policies" for allocating the acquisition of properties among the Trust or the Operating Partnership, as applicable, and such other programs in order to determine that such method is applied fairly to the Trust and the Operating Partnership. (See
     Section 1.9(s) of the Declaration.)

o Any other transaction not described in this section between the Trust or the Operating Partnership and the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates requires the determination of a majority of the disinterested members of the Board and a majority of the disinterested Independent Trustees that the proposed transaction is fair and reasonable to the Trust and the Operating Partnership and on terms and conditions no less favorable to the Trust and the Operating Partnership than those available from unaffiliated parties. (See Section 1.9(t) of the Declaration.)

o The purchase price payable for property to be acquired by the Trust and the Operating Partnership must be based on the fair market value of the property as determined by a majority of the members of the Board, provided, however, in cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the Trust or the Operating Partnership proposes to acquire property from the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates, such fair market value must be determined by a qualified independent appraiser selected by the Independent Trustees. (See
     Section 1.9(u) of the Declaration.)

o In connection with a proposed Roll-up (as defined below) involving the assets of the Trust or the Operating Partnership, an appraisal of all such assets must be obtained from a qualified independent appraiser and delivered to the Shareholders and Unitholders in connection with the proposed transaction. The sponsor of the transaction must offer to Shareholders and Unitholders who vote against the proposal the choice of:
     (i) accepting the securities of the Roll-up entity (i.e., the entity surviving the Roll-up) or (ii) either (x) remaining as Shareholders in the Trust or Unitholders in the Operating Partnership, as applicable, and preserving their interests therein on the same terms and conditions as existed previously or (y) receiving cash in an amount equal to their respective pro rata share of the appraised value of the net assets of the Trust or the Operating Partnership, as applicable. The Trust is prohibited from participating in certain types of Roll-ups specified in the Declaration. Generally, a "Roll-up" is a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Trust or the Operating Partnership and the issuance of securities of a Roll-up entity. (See Section 1.9(v) of the Declaration.)

o The aggregate borrowings of each of the Trust and the Operating Partnership, secured and unsecured, must be reasonable in relation to their respective net assets and must be reviewed at least quarterly by the Board. The maximum amount of such borrowings in relation to such net assets may not exceed 300%, in the absence of a satisfactory showing that higher level of borrowing is appropriate. Any borrowing in excess of such amount requires the approval of a majority of the Independent Trustees and must be disclosed to Shareholders and the Unitholders in the next quarterly report of the Trust, along with an explanation of the justification of such excess. (See Section 1.9(w) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest more than 10% of its total assets in unimproved real property or mortgage loans on such type of property. (See Section 1.9(x) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in commodities or commodity future contracts, excluding future contracts used solely for hedging purposes in connection with the Trust's or the Operating Partnership's ordinary business of investing in real estate assets and mortgages. (See Section 1.9(y) of the Declaration.)

o Neither the Trust nor the Operating Partnership may invest in or make mortgage loans (other than loans insured or guaranteed by a government or government agency) unless an appraisal of replacement cost is obtained concerning the underlying property. In cases in which a majority of the Independent Trustees in their sole discretion determine, and in all cases in which the proposed transaction is with the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates, the appraisal must be obtained from a qualified independent appraiser. The appraisal must be maintained in the Trust's records for at least five years, and must be available for inspection and duplication by any Shareholder or Unitholder at the Shareholder's or Unitholder's own expense. In addition to the appraisal, the Trust or the Operating Partnership, as applicable, must also obtain a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or the condition of the title. The Trust and the Operating Partnership are prohibited from (i) investing in real estate contracts of sale (i.e., land sale contracts), unless such contracts are in recordable form and appropriately recorded in the chain of title;
     (ii) investing in or making any mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including the loans of the Trust or the Operating Partnership, as applicable, would exceed an amount equal to 80% of the replacement cost of the property as determined by appraisal unless substantial justification exists; and (iii) making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of the Managing Shareholder, Trustees, any other members of the Board or any of their respective Affiliates. (See Section 1.9(z) of the Declaration.)

o The Trust and the Operating Partnership may not issue options or warrants to purchase Shares or Units to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective Affiliates except on the same terms as such options or warrants are sold to the general public. The Trust and the Operating Partnership may issue options or warrants to persons not so connected with the Trust or the Operating Partnership but not at exercise prices less than the fair market value of such securities on the date of grant and for consideration (which may include services) that in the judgment of the Independent Trustees has a market value less than the value of such option on the date of grant. Options or warrants issuable to the Managing Shareholder, the Trustees, any other member of the Board or any of their respective Affiliates must not exceed an amount equal to 10% of the outstanding Common Shares or other securities of the Trust or of the Units or other securities of the Operating Partnership on the date of grant of any options or warrants. (See Section 1.9(cc) of the Declaration.)

o The payment by the Trust and the Operating Partnership of an interest in the gain from the sale of their respective assets, for which full consideration is not paid in cash or property of equivalent value, is allowed provided the amount or percentage of such interest is reasonable. Such an interest is considered reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to Shareholders or Unitholders (as applicable), in the aggregate, of an amount equal to 100% of the original issue price of their Shares or Units, plus an amount equal to 6% of the original issue price of their Shares or Units, per annum cumulative. For purposes of this calculation, the original issue price of Shares and Units may be reduced by prior cash distributions to Shareholders and Unitholders, as applicable. (See Section 1.9(ee) of the Declaration.)

Liability and Indemnification

     Neither the Managing Shareholder, the Trustees, any other members of the Board nor any of their respective Affiliates are liable to the Trust or to any Shareholder for any loss suffered by the Trust which arises out of any action or inaction of such person, if such person, in good faith, determines that such course of conduct was in the Trust's best interest and such course of conduct was within the scope of the Declaration and did not constitute negligence or misconduct in the case of a person who is not an Independent Trustee, or gross negligence or willful misconduct, in the case of any such person who is an Independent Trustee. (See Section 3.5 of the Declaration.)

     The Trust will indemnify the Managing Shareholder, the Independent Trustees, any other member of the Board and each of its Affiliates and each of their respective officers, directors, shareholders, partners, agents and employees (provided such persons act within the scope of the Declaration) against any loss, liability or damage (including costs of litigation and attorneys' fees) incurred by such person arising out of or incidental to the Offering and the management of the Trust's affairs within the scope of the Declaration, unless such person's negligence or intentional or criminal wrongdoing is involved. Notwithstanding the foregoing, the exculpatory provisions do not include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), unless (i) there has been a successful adjudication on the merits of each claim involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement  of the  claims  against  the  particular  indemnitee  and finds that indemnification of the settlement and the related costs should be made. In addition, the exculpatory provisions do not include indemnification for liabilities arising from or out of intentional or criminal wrongdoing. See
Section 3.7(b) of the Declaration of Trust. It is the position of the Securities and Exchange Commission and certain state securities administrators that any attempt to limit the liability of a Managing Shareholder or persons controlling an issuer under the federal securities laws or state securities laws is contrary to public policy and, therefore, is unenforceable. (See Sections 3.7 and 3.8 of the Declaration.)

     Assuming compliance with the Declaration and applicable formative and qualifying requirements in Delaware and any other jurisdiction in which the Trust conducts its business, a Shareholder will not be personally liable under Delaware law for any obligations of the Trust, except for indemnification liabilities arising from any misrepresentation made by him in the Investor Subscription Documents submitted to the Trust. The Trust will, to the extent practicable, endeavor to limit the liability of the Investors in each jurisdiction in which the Trust operates. (See Section 3.4 of the Declaration.)

     The law governing whether a jurisdiction other than Delaware will honor the limitation of liability extended under Delaware law to the Investors is uncertain. Many states have enacted legislation recognizing the limited liability provisions of the Delaware business trust. In other states, there has been no authoritative legislative or judicial determination as to whether the limitation of liability would be honored. The Trust will make all equity investments in properties through the Operating Partnership, a Delaware limited partnership, which provides the Trust limited liability. Therefore, regardless of the local treatment of business trusts, the Trust believes that the Investors will not be subject to personal liability for property liabilities and that with regard to the operation of the Trust itself the limitation of Investors' liability under Delaware law will govern.

     Under certain federal and state environmental laws of general application, entities that own or operate properties contaminated with hazardous substances may be liable for cleanup liabilities regardless of other limitations of liability. The Trust is not aware of any case where such environmental liabilities were imposed on non-management participants in a business trust. See "THE TRUST - Regulations."

     The Delaware Act does not contain any provision imposing liability on an Investor for participation in the control of the Trust, although no Investor has any rights to do so except through the rights to propose and vote on matters described above. The Delaware Act does not require an Investor who receives distributions that are made when the Trust is or would be rendered insolvent to return those distributions under equitable principles enforced by courts. Under Delaware decisions, a trust beneficiary who receives overpayments from a trust is obligated to return those payments, with interest, subject to equitable defenses. The application of these cases to beneficiaries of a business trust is uncertain. The Declaration has been signed by the Corporate Trustee as of the date of this Memorandum and the Managing Shareholder is the initial beneficiary. BY SIGNING THE SUBSCRIPTION DOCUMENTS (EITHER IN PERSON OR BY THEIR REPRESENTATIVES) AND OBLIGATING THEMSELVES TO PAY THE PRICE OF COMMON SHARES, THE INVESTORS BECOME BOUND BY THE PROVISIONS OF THE DECLARATION AT THE TIMES THEIR SUBSCRIPTIONS ARE ACCEPTED BY THE TRUST, EVEN THOUGH THEY DO NOT SIGN THE DECLARATION.

Distributions

     The Trust presently intends to make quarterly pro rata distributions of available funds, if any, to its Shareholders. In order to maintain its qualification as a REIT under the Code, the Trust must make annual distributions to Shareholders of at least 95% of its taxable income, determined without regard to the deduction for dividends paid and by excluding any net capital gains. For taxable years beginning after August 5, 1997, the 1997 Act (1) expands the class of excess noncash items that are excluded from the distribution requirement to include income from the cancellation of indebtedness and (2) extends the treatment of original issue discount and coupon interest as excess noncash items to REITs, like the Trust, that use an accrual method of accounting. Under certain circumstances, the Trust may be required to make distributions in excess of cash flow available for distribution to meet such distribution requirements. Shareholders will be entitled to receive any distributions declared on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. (See Section 6.7 of the Declaration.)

     The Trust is expected to adopt a distribution reinvestment program at the initial meeting of the Board of the Trust scheduled for the second quarter of 1998. Upon the adoption of the plan, the Trust will provide material information to Shareholders regarding the plan and the effect of reinvesting distributions from the Trust, including the tax consequences thereof. The Trust will provide Shareholders updated information at least annually. (See Section 2.8 of the Declaration.)

Quarterly and Annual Reports

     The Trust will provide each Investor with quarterly and annual reports as described below at "REPORTS TO SHAREHOLDERS." (See also Section 5.3 of the Declaration.)

Accounting

     The accounting period of the Trust will end on December 31 of each year. The Trust will utilize the accrual method of accounting for the Trust's operations on the basis used in preparing the Trust's federal income tax returns with such adjustments as may be in the Trust's best interest. (See Section 5.1 of the Declaration.)

Books and Records; Tax Information

     The Trust will keep appropriate records relating to its activities. All books, records and files of the Trust will be kept at its principal offices at Cincinnati, Ohio or Wilmington, Delaware. An independent certified public accounting firm will prepare the Trust's federal income tax returns as soon as practicable after the conclusion of each year. The Trust will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Shareholders as soon as possible after receipt from the accounting firm. Investors have the right under the terms of the Declaration to obtain other information about the Trust and may, at their expense, obtain a list of the names and addresses of the Investors for proper Trust purposes. (See Sections 5.2, 5.3(c), and 6.4 of the Declaration.)

Governing Law

     All provisions of the Declaration will be construed according to the laws of the State of Delaware except as may otherwise be required by law in any other state. (See Section 9.2 of the Declaration.)

Amendments and Voting Rights

     The Managing Shareholder may amend the Declaration without notice to or approval of the Investors for the following purposes: to cure ambiguities or errors; to conform the Declaration to the description in this Prospectus; to equitably resolve issues arising under the Declaration so long as similarly situated Investors are not treated materially differently; to make other changes that will not materially and adversely affect any Investor's interest; to maintain the federal income tax status of the Trust as a REIT (unless the Managing Shareholder determines that it is in the best interests of the Shareholders to disqualify the Trust's REIT status and a majority of Common Shares entitled to vote approve such determination); or to comply with law. (See
Section 9.6(a) of the Declaration.)

     Other amendments to the Declaration may be proposed either by the Managing Shareholder or holders of at least 10% of the Common Shares, either by calling a meeting of the Shareholders or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 6.5 of the Declaration. Such proposed amendments require the approval of a majority in interest of the Shareholders entitled to vote given at a meeting of Shareholders or by written consents. (See Section 9.6(b) of the Declaration.) Other voting rights of Shareholders are described below at " - Meeting and Voting Rights."

Dissolution of Trust

     The term of the Trust will end on the earliest to occur of (a) December 31, 2098, (b) the vote of a majority in interest of the Shareholders, (c) the sale of all or substantially all of the Trust's Property, (d) the withdrawal of the Offering by the Managing Shareholder prior to the Termination Date of the Offering, (e) any other event requiring dissolution by law. The Trust will wind up its business after dissolution unless (i) any remaining Managing Shareholder and a majority in interest of the Shareholders (calculated without regard to Common Shares held by the Managing Shareholder) or (ii) if there is no remaining Managing Shareholder or its Affiliates, a majority in interest of the Shareholders, elects to continue the Trust. The Managing Shareholder (or in the absence thereof, a liquidating trustee chosen by the Investors) will liquidate the Trust's assets if it is not continued. (See Article 8 of the Declaration.)

Removal and Resignation of the Managing Shareholder

     The holders of at least 10% of the Common Shares may propose the removal of the Managing Shareholder, either by calling a meeting or soliciting consents in accordance with the terms of the Declaration. Removal of the Managing Shareholder requires either the affirmative vote of a majority of the Common Shares (excluding Common Shares held by the Managing Shareholder which is the subject of the vote or by its Affiliates) or the affirmative vote of a majority of the Independent Trustees. The Shareholders entitled to vote thereon may replace a removed Managing Shareholder or fill a vacancy by vote of a majority in interest of such Shareholders. (See Section 7.11 of the Declaration.)

     The Managing Shareholder or a majority of the Independent Trustees may terminate the Trust Management Agreement and the Managing Shareholder may resign as Managing Shareholder without cause or penalty by giving the Trust at least 60 days prior written notice. Upon the termination of the Trust Management Agreement, the Managing Shareholder must cooperate with the Trust and take all reasonable steps requested to assist the Board in making an orderly transition of the management, administrative and advisory function. (See Section 7.3(d) of the Declaration and Article VI of the Trust Management Agreement.)

Transferability of Shareholders' Interests

     The Common Shares are freely transferable by the Shareholders, subject to certain restrictions on transfer which the Managing Shareholder deems necessary to comply with the REIT provisions of the Code. (See Section 2.5 and Article 2A of the Declaration.) Such limitations are described at "CAPITAL STOCK OF THE TRUST Restrictions on Ownership and Transfer."

Independent Activities

     Provided that they comply with any fiduciary obligation to the Trust, the Managing Shareholder and each Shareholder may engage in whatever activities they choose, whether or not such activities are competitive with the Trust, without any obligation to offer any interest in such activities to the Trust or to any other Shareholders. (See Sections 6.2 and 7.9 of the Declaration.)

Power of Attorney

     In the Declaration, the Shareholders acknowledge that the Managing Shareholder has been granted an irrevocable power of attorney to execute and file (i) all amendments, alterations or changes in the Declaration of the Trust which comply with the terms of the Declaration; (ii) all other instruments which the Managing Shareholder believes to be in the best interest of the Trust to file; (iii) all certificates or other instruments necessary to qualify or maintain the Trust as a REIT or as a business trust in which the Shareholders have limited liability in the jurisdictions where the Trust may conduct business; and (iv) all instruments necessary to effect a dissolution, termination, liquidation or continuation of the Trust when such dissolution, termination, liquidation, cancellation or continuation is called for under the Declaration. (See Section 9.3 of the Declaration.)

Meetings and Voting Rights

     The Trust will conduct an annual meeting of Shareholders at which all members of the Board (including all Independent Trustees) (except where the Managing Shareholder and a Majority of the Shareholders entitled to vote on such matter approve staggered elections for such positions, in which case only the class up for election) will be elected or reelected and any other proper business may be conducted. Each Common Share entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. The Shareholders meeting will be held upon reasonable notice and within 30 days after the delivery of the Trust's annual report to Shareholders, but in any event no later than the end of the sixth month following the end of the prior full fiscal year. Special meetings of the Shareholders may be called at any time, either by the Managing Shareholder, a majority of the Independent Trustees, any officer of the Trust, or Shareholders who hold 10% or more of the Common Shares then outstanding, for any matter on which such Shareholders may vote. The Trust may not take any of the following actions without approval of the holders of at least a majority of the Shares entitled to vote:

     (1)  Sell,   exchange,   lease,   mortgage,   pledge  or  transfer  all  or
substantially all of the Trust's assets if not in the ordinary course of operation of Trust Property or in connection with liquidation and dissolution.

     (2) Merge or otherwise reorganize the Trust.

     (3) Dissolve or liquidate the Trust, other than before its initial investment in property.

     (4) Amend the Declaration; provided, however, the Declaration may be amended by the Managing Shareholder without notice or approval of the Shareholders for the following purposes: (i) to cure ambiguities or errors; (ii) to conform the Declaration to the description in this Prospectus; (iii) to equitably resolve issues arising under the Declaration so long as similarly situated Shareholders are not treated differently; (iv) to make other changes that will not materially and adversely affect any Shareholder's interest; (v) to maintain the federal income tax status of the Trust (unless the Managing Shareholder determines (with the concurrence of a Majority of the Shareholders entitled to vote on such matter) that it is in the best interest of Shareholders to change the Trust's tax status); and (vi) to comply with law. (See Sections 1.9(ff), 6.5, 6.6 and 7.3(b) of the Declaration.)

     In addition to any other actions of the Trust requiring the approval of Shareholders under the Declaration, a Majority of the Shareholders present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to amend the Declaration, terminate the Trust, and elect and/or remove one or more members of the Board. (See Section 6.6(b) of the Declaration.)

Additional Offerings of  Shares

     There will be no mandatory assessments of Shareholders in respect of the Common Shares or any additional Shares the Trust may issue in the future. To the extent that the Board desires to obtain additional capital, the Trust may raise such capital through additional public and private equity offerings, debt financing, retention of cash flow (subject to satisfying the Trust's distribution requirements under the REIT rules) or a combination of these methods. The Trust may determine to issue securities senior to the Common Shares, including Preferred Shares, debt securities, or Units of limited partnership interest in the Operating Partnership (either of which may be convertible into Common Shares or be accompanied by warrants to purchase Common Shares). The Trust may also finance acquisitions of properties or interests in properties through the exchange of properties or through the issuance of Shares or debt securities or the issuance of Units of limited partnership interest in the Operating Partnership in which it will conduct all of its real estate operations. (See Article 2 of the Declaration.)

     The proceeds from any borrowings by the Trust may be used to pay distributions, to provide working capital, to purchase additional interests in the Operating Partnership, to refinance existing indebtedness or to finance acquisitions or capital improvements of new properties. (See Section 1.8(a) of the Declaration.)

Temporary Investments

     Pending the commitment of Trust funds for the purposes described in this Prospectus, for distributions to Shareholders or for application of reserve funds to their purposes, the Managing Shareholder has full authority and discretion to make short-term investments in: (i) obligations of banks or savings and loan associations that either have assets in excess of $5 billion or are insured in their entirety by the United States government or its agencies and (ii) obligations of or guaranteed by the United States government or its agencies. Such short-term investments would be expected to earn rates of return which are lower than those earned in respect of properties in which the Trust may invest. (See Sections 1.2(a) and 5.5 of the Declaration.)

                             REPORTS TO SHAREHOLDERS

     The Trust will keep each Investor currently advised as to activities of the Trust by reports furnished at least quarterly. Each quarterly report will contain a condensed statement of "cash flow from operations" for the year to date as determined by the Managing Shareholder in conformity with generally accepted accounting principles on a basis consistent with that of the annual financial statements and showing its derivation from net income. (See Section 5.3(a) of the Declaration.)

     Within 120 days after the end of each fiscal year following the completion of the Offering, the Trust is required to prepare and mail to each Shareholder as of a record date determined by the Managing Shareholder, an annual report which includes the following:

     (1) Financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by the Trust's independent certified public accountants;

     (2) The ratio of the costs of raising capital during the period to the capital raised;

     (3) The aggregate amount of advisory fees and the aggregate amount of other fees paid to the Managing Shareholder and any of its Affiliates during the period by the Trust and including fees or charges paid to them by third parties doing business with the Trust;

     (4) The total operating expenses (as defined in Section 1.9(i) of the Declaration), stated as a percentage of the book amount of the Trust's investments and as a percentage of its net income;

     (5) A report from the Independent Trustees that the policies being followed by Trust are in the best interests of its Shareholders and the basis for such determination; and

     (6) Full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Trust, the Managing Shareholder, the Trustees, any other members of the Board and any of their respective Affiliates occurring in the year for which the annual report is made. (See Section 5.3(b) of the Declaration.)

     The Common Shares being sold in the Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust does not intend to register the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or list them on any securities exchange immediately after the commencement of the Offering. The Trust has applied for listing on the American Stock Exchange ("AMEX") of the Common Shares being offered in this Offering and Common Shares into which Units are exchangeable and expects to qualify for AMEX listing and register such Common Shares under the Exchange Act in the third or fourth quarter of 1998. However, there can be no assurance whether the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing.

     Although the Common Shares acquired by Investors in the Offering will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares.

The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-KSB or Form 8-K current reports) under the Exchange Act for the fiscal year in which its Securities Act registration statement becomes effective and for any subsequent fiscal year in which it has more than 300 Shareholders in any such year or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Offering and accordingly would be required to file such reports on a continuing basis.

                           CAPITAL STOCK OF THE TRUST

General

     The Declaration authorizes the Trust to issue up to 25,000,000 Shares of beneficial interest, no par value per Share, consisting of Common Shares and of Preferred Shares of such classes with such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Managing Shareholder may create and authorize from time to time in accordance with Delaware law and the Declaration. Prior to the Offering there were no Shares outstanding. The Trust is offering for sale up to 2,500,000 Common Shares in the Offering. If the Exchange Offering is completed as contemplated, sellers of property interests would receive up to 2,500,000 Units in the Operating Partnership which would be exchangeable into 2,500,000 additional Common Shares.

     The following description summarizes all material terms and provisions of the Common Shares. The Common Shares when paid for and issued will be fully paid and non-assessable. Each Common Share is equal in all respects to every other Common Share and entitles the holder to one vote on all matters requiring a vote of Shareholders, including the election of members of the Board. Holders of Common Shares do not have the right to cumulate their votes in the election of members of the Board, which means that the holders of a majority of the outstanding Common Shares can elect all of the nominees for Board positions then standing for election. Shareholders are entitled to such distributions as may be declared from time to time by the Managing Shareholder out of funds legally available therefor. Shareholders will be entitled to receive any distributions declared by the Managing Shareholder on a pro rata basis for each outstanding class of Shares taking into account the relative rights of priority of each class entitled to distributions. Holders of Common Shares have no conversion, redemption, preemptive or exchange rights to subscribe to any securities issued by the Trust in the future. In the event of a liquidation, dissolution or winding up of the affairs of the Trust, the Shareholders are entitled to share ratably in the assets of the Trust remaining after provision for payment of all liabilities to creditors and payment of liquidation preferences and accrued dividends, if any, on any series of Preferred Shares that may have been issued.

Transfer Agent

     The escrow agent for the Offering and the transfer agent and registrar for the Common Shares will be American Stock Transfer & Trust Company, New York, New York. The company will also hold in an escrow account the Units acquired by the Original Investors in connection with the formation of the Trust and the Operating Partnership as described at "THE TRUST - Formation Transactions."

Restrictions on Ownership and Transfer

     The Trust's Declaration contains certain restrictions on the number of Shares of the Trust that individual Shareholders may own. For the Trust to qualify as a REIT under the Code, no more than 50% in value of its Shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of each taxable year or during a proportionate part of a shorter taxable year. Because the Trust expects to qualify as a REIT, the Declaration of the Trust contains restrictions on the acquisition of Shares intended to ensure compliance with these requirements.

     Subject to certain exceptions specified in the Declaration, no Shareholder (other than the Original Investors) may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 5.0% (the "Ownership Limit") of the Trust's Shares. The Managing Shareholder (upon receipt of a ruling from the Internal Revenue Service (the "Service") or an opinion of counsel or other evidence satisfactory to the Managing Shareholder and upon such other conditions as the Managing Shareholder may require) may in its discretion waive the Ownership Limit depending on the then existing facts and circumstances surrounding the proposed transfer, including without limitation, the identity of the party requesting such waiver, the number and extent of Share ownership of other Shareholders, the aggregate number of outstanding Shares and the extent of any contractual restrictions (other than that contained in the Declaration of Trust) on any Shareholders relating to transfer of their Shares. See Section 2A.12 of the Declaration of Trust. As a condition of such exemption, the intended transferee must give written notice to the Trust of the proposed transfer no later than the fifteenth day prior to any transfer which, if consummated, would result in the intended transferee owning Shares in excess of the Ownership Limit. The Managing Shareholder of the Trust may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT. Any transfer of the Shares that would (i) create a direct or indirect ownership of the Shares in excess of the Ownership Limit, (ii) result in the Shares being owned by fewer than 100 persons or (iii) result in the Trust being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the Shares. The foregoing restrictions on transferability and ownership will not apply if the Managing Shareholder determines, which determination must be approved by the Shareholders, that it is no longer in the best interests of the Trust to attempt to qualify, or to continue to qualify, as a REIT.

     Any purported transfer of Shares that would result in a person owning Shares in excess of the Ownership Limit or cause the Trust to become "closely held" under Section 856(h) of the Code that is not otherwise permitted as provided above will constitute excess shares ("Excess Shares"), which will be transferred by operation of law to the Trust as trustee for the exclusive benefit of the person or persons to whom the Excess Shares are ultimately transferred, until such time as the intended transferee retransfers the Excess Shares. While these Excess Shares are held in trust, they will not be entitled to vote or to share in any dividends or other distributions. Subject to the Ownership Limit, the Excess Shares may be transferred by the intended transferee to any person (if the Excess Shares would not be Excess Shares in the hands of such person) at a price not to exceed the price paid by the intended transferee (or, if no consideration was paid, fair market value), at which point the Excess Shares will automatically be exchanged for the Shares to which the Excess Shares are attributable. In addition, such Excess Shares held in trust are subject to purchase by the Trust at a purchase price equal to the lesser of the price paid for the Shares by the intended transferee (or, if no consideration was paid, fair market value) as reflected in the last reported sales price reported on the New York Stock Exchange ("NYSE") on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price of such Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which such Shares may be traded, or if not then traded over any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Managing Shareholder of the Trust.

         From and after the intended transfer to the intended transferee of the Excess Shares, the intended transferee shall cease to be entitled to distributions, voting rights and other benefits with respect to such Shares except the right to payment of the purchase price of the Shares on the retransfer of Shares as provided above. Any dividend or distribution paid to a proposed transferee on Excess Shares prior to the discovery by the Trust that such Shares have been transferred in violation of the provisions of the Trust's Declaration shall be repaid to the Trust upon demand. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee of any Excess Shares may be deemed, at the option of the Trust, to have acted as an agent on behalf of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

         All certificates representing Shares will bear a legend referring to the restrictions described above.

         All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5.0% (or such other percentage between 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the

Code) of the number or value of the outstanding Shares of the Trust must give a written notice to the Trust by January 31 of each year. In addition, each Shareholder shall upon demand be required to disclose to the Trust in writing such information with respect to the direct, indirect and constructive ownership of Shares as the Managing Shareholder deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These ownership limitations could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the Shares might receive a premium for their Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Trust on a pro forma basis, assuming the completion of the sale of a minimum number of 50,000 Common Shares and a maximum number of 2,500,000 Common Shares being offered. The subscription price for each Common Share being offered in the Offering is $10.00, and is payable in full in cash upon subscription. For purposes of determining capitalization, such amount has been calculated after deducting commissions, fees, expenses and other costs of the Offering, estimated to be approximately $1.00 per each Common Share, as set forth under "SOURCES AND USES OF FUNDS," to be paid out of the proceeds of this Offering. The capitalization of the Trust set forth below does not take into account any proposed acquisitions of property interests by the Operating Partnership in exchange for Units to be registered by the Trust in connection with the proposed Exchange Offering and the subsequent exchange by Unitholders of such Units for Common Shares. The Original Investors provided initial capitalization of the Operating Partnership in the amount of $50,000 cash and other consideration. See "THE TRUST."

                                           Minimum Common Shares               Maximum Common Shares
                                         Sold in Offering (50,000)          Sold in Offering (2,500,000)
                                         -------------------------          ----------------------------
Shareholders' equity:
    Common Shares                                $450,000                            $22,500,000
                                                 --------                            -----------

Total Capitalization                             $450,000                            $22,500,000


                              TERMS OF THE OFFERING

     The Trust is offering a maximum of 2,500,000 Common Shares of beneficial interest in the Trust at $10.00 per Common Share ($25,000,000 in the aggregate) which is payable in full upon subscription. See "CAPITAL STOCK OF THE TRUST" and "CAPITALIZATION." As described below, funds received will be held in escrow until the minimum number of Common Shares (50,000) is sold. All of the Common Shares to be issued or sold by the Trust in the Offering will be tradable without restriction under the Securities Act, but will be subject to certain restrictions designed to permit the Trust to qualify and maintain its REIT status under the Code for federal income tax purposes. See above at "THE TRUST - Ownership of the Trust and the Operating Partnership" for a description of the ownership of the Common Shares being offered hereby and the Units of limited partnership interest in the Operating Partnership on a pro forma basis, assuming that all or a portion of the Common Shares being offered are sold and the proposed Exchange Offering is completed in whole or in part.

     Each Investor will receive his beneficial interest in the Trust upon the latest to occur of (i) acceptance of his Subscription Documents by the Managing Shareholder, (ii) receipt and collection by the Trust of the purchase price of the Common Shares subscribed for, and (iii) the Escrow Date (described below). Each Investor will own a share of beneficial interests in the Trust attributable to Common Shares in proportion to his respective ownership of Common Shares.

     All proceeds from the sale of Common Shares in the Offering will be required to be delivered to American Stock Transfer & Trust Company, which will in turn deposit the proceeds in the name of the Trust in a separate segregated interest-bearing escrow account at a commercial bank until the Escrow Date, which is the later of the date on which (i) the Trust accepts the subscription that results in the gross proceeds from the sale of Common Shares in the Offering to exceed $500,000, and (ii) full cash payment for at least 50,000 Common Shares has been collected and deposited in the escrow account. The Escrow Date may not be later than December 31, 1998. After the Escrow Date, the Trust's funds, net of fees described in this Prospectus, will be maintained in the name of the Trust, in one or more separate, segregated accounts at commercial banks or in interim investments described at "INVESTMENT OBJECTIVES AND POLICIES."

     As soon as funds have been released from the escrow account, they will be used to pay selling commissions and fees to cover offering expenses. After payment of these commissions and fees, the remaining funds released from the escrow account will be contributed to the Operating Partnership to be used to fund investments or to pay expenses other than those associated with the Offering, as determined by the Trust in its discretion. See "THE TRUST - The Operating Partnership."

     The Common Shares will be offered and sold on a non-exclusive best efforts basis through Sigma Financial Corporation (the "Dealer Manager"), a Michigan corporation which is a member of the National Association of Securities Dealers, Inc. ("NASD") and registered as a broker-dealer with the Securities and Exchange Commission and with the appropriate authority of each state where offers of the Common Shares will be made. Sigma Financial Corporation, which is not affiliated with the Managing Shareholder or any of its Affiliates, has acted as dealer manager for certain private offerings of limited partner interests in real estate investment limited partnerships sponsored by Affiliates of the Managing Shareholder and is expected to act as dealer manager in certain future programs sponsored by Affiliates of the Managing Shareholder. The Dealer Manager may select other NASD member firms as co-manager or selected broker-dealers to participate in the Offering.

     The Dealer Manager and participating broker-dealers will enter into a Best Efforts Selling Agreement with the Trust pursuant to Appendix F of the Rules of Fair Practice of the NASD. The Dealer Manager and participating broker-dealers will receive selling commissions in an amount equal to 8% of the subscription price for all Common Shares sold by them. See "SUMMARY OF THE TRUST AND USE OF PROCEEDS." The Dealer Manager may reallocate a portion or all of its commission. The selling commissions will be due and payable promptly after the latest to occur of (i) acceptance by the Managing Shareholder of an Investor's subscription, (ii) the receipt and collection by the Trust of the gross purchase price of the Common Shares in question, and (iii) the Escrow Date. In addition, the Dealer Manager will be entitled to receive a warrant ("Warrant") to acquire a number of Common Shares in an amount equal to 8.5% of the number of Common Shares sold in the Offering by it or participating broker-dealers selected by it, at a purchase price equal to $13.00 per Common Share. The Warrant will be exercisable for a period of four years following the first anniversary of the grant of the Warrant. For a period of six years following the grant of the Warrant, any registered holder of the Warrant or Common Shares issued upon exercise of the Warrant may request that the Trust include such securities as well as any Common Shares underlying any unexercised portion of the Warrant in any registration statement that the Trust determines to file under the Securities Act. Such registration would be at the Trust's expense, excluding underwriter's compensation and expense allowance relating to the requesting holder's securities to be registered and fees and expenses of such holder's counsel.

     Pursuant to the Best Efforts Selling Agreement, the Dealer Manager and participating broker-dealers will not be obligated to purchase any Common Shares, but will only be required to use their best efforts to sell Common Shares to suitable offerees. The agreement may be terminated by either party in certain circumstances. The Trust and the Dealer Manager have agreed to indemnify each other against or to contribute to losses arising out of certain liabilities, including liabilities arising under the Security Act. The Trust has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Nevertheless, the parties may seek to enforce such indemnification and rights to contribution which are expressly provided under the agreement.

     Under the agreement, the Manager Shareholder, the Dealer Manager and each participating broker-dealer are required to make every reasonable effort to determine that the purchase of Common Shares is a suitable and appropriate investment for each Investor, based on information provided by the Investor regarding the Investor's financial situation and investment objectives. The Trust intends to exercise any legal remedies available to it, including a suit for damages against an Investor, in the event any of the representations made by the Investor in the Subscription Documents are inaccurate, and such inaccuracies result in damages to the Trust or the Managing Shareholder or any Affiliates.

     The Trust will pay to the Managing Shareholder a non-accountable fee in an amount equal to 1% of the aggregate subscription price paid for Common Shares in the Offering to cover distribution, due diligence and organizational expenses associated with the formation of the Trust and the Operating Partnership and with the Offering. To the extent the distribution, due diligence and organizational expenses exceed 1% of gross proceeds of the Offering, those expenses will not be reimbursed. The Trust will pay the Managing Shareholder a non-accountable fee in an amount equal to 1% of the aggregate subscription price paid for Common Shares in the Offering to cover legal, accounting and consulting fees, printing, filing, recording, postage and other miscellaneous expenses associated with the Offering. Any such expenses of the Managing Shareholder in excess of the fee will be paid by the Managing Shareholder. The fees described above will be payable at the same time that selling commissions are payable. See "SOURCES AND USES OF FUNDS."

     The Trust will also pay the Managing Shareholder a non-accountable investment fee in an amount (up to $1,000,000) equal to 4% of the aggregate subscription price paid for Common Shares in the Offering for its services and expenses in investigating and evaluating investment opportunities for the Trust and assisting the Trust in effecting its investments. Half of the investment fee will be payable at the same time that selling commissions are payable and the balance will be payable proportionately upon the consummation of each of the Trust's investments based on the amount invested.

     The Common Shares will be sold only to persons who represent in the Subscription Documents at the time of purchase that they meet the suitability standards described herein under the caption "INVESTOR SUITABILITY STANDARDS." In order to subscribe for Common Shares, a purchaser must complete and execute a Subscription Document, including an Investor Questionnaire and a Subscription Agreement. A minimum purchase of 200 Common Shares is required for each prospective Investor.

     The  Managing  Shareholder  has the  right to reject  subscriptions  if the
Managing Shareholder based upon a review of all information obtained from a prospective Shareholder (including the age, investment objectives, net worth, financial situation and other investments of the prospective Shareholder, and other pertinent factors)
determines that such person's acquisition of Common Shares in connection with the Initial Offering is not a suitable and appropriate investment for such person because such person does not meet the minimum income and net worth standards described above at "INVESTOR SUITABILITY STANDARDS;" can not reasonably benefit from the Trust based on the prospective Shareholder's overall investment objectives and portfolio structure; is not able to bear the economic risk of the investment based on the prospective Shareholder's overall financial situation; or does not have an apparent understanding of the material elements of the proposed investment. In the event this Offering is over-subscribed, the Managing Shareholder will allocate the number of Common Shares available for sale on a "first come, first served" basis among suitable prospective Shareholders. Prior to the Escrow Date, payments for the subscription price should be made by check payable to the order of "American Stock Transfer & Trust Company, Escrow Agent for Baron Capital Trust." After the Escrow Date has occurred, payments for the subscription price should be made by check payable to the order of "Baron Capital Trust." Payments received for rejected subscription offers will be refunded promptly with any interest earned thereon. Each Investor has the right to rescind his purchase and have all funds paid returned in full, upon written notification to the Managing Shareholder received no later than five days from the date the Investor subscribed to purchase Common Shares.

     The termination date of the Offering (the "Termination Date") is scheduled to be December 31, 1998 or an earlier or later date (no later than
________________, 1999) [the end of the eighteenth month following the commencement of the Offering] determined by the Managing Shareholder as specified below. The Managing Shareholder may in its sole discretion terminate the Offering at any time before the scheduled Termination Date or extend the scheduled Termination Date to any date or from date to date which is no later than the earlier to occur of the date by which all 2,500,000 Common Shares being offered have been sold (provided that the Escrow Date has occurred prior to such rescheduled termination date) and ____________, 1999 [the end of the eighteenth month following the commencement of the Offering].

     The Managing Shareholder will have the right to withdraw the Offering of Common Shares at any time prior to the Termination Date, in which case the Trust will be immediately dissolved at the expense of the Managing Shareholder and all subscription funds will be returned promptly to the subscribers. If the Managing Shareholder withdraws the Offering, any person that has received fees or other payments from the proceeds of the Offering will be required to return such fees or payments to the Trust upon the demand of the Managing Shareholder.

     The Common Shares being sold in the Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust does not intend to register the Common Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or list them on any securities exchange immediately after the commencement of the Offering. The Trust has applied for listing on the American Stock Exchange ("AMEX") of the Common Shares being offered in this Offering and of the Common Shares into which Units to be offered in the proposed Exchange Offering are exchangeable and expects to qualify for AMEX listing and register such Common Shares under the Securities Exchange Act of 1934, as amended, as early as the third or fourth quarter of 1998. However, there can be no assurance whether the Trust will qualify for such listing on AMEX or any other stock exchange and, if so, of the timing of the effectiveness of any such listing.

     The eligibility for listing or quotation privileges in respect of a particular national securities exchange or over-the-counter market is based on several factors, including without limitation the number of shareholders and market makers, the bid price of the issuer's security, the number and market value of outstanding securities owned by non-Affiliates of the issuer, total assets of the issuer, and the amount of shareholders' equity in the issuer. Although the Common Shares acquired by Investors in the Offering will be freely tradable securities, there can be no assurance that an active trading market will be established or maintained for the Common Shares. The Trust will be required to file periodic reports (Form 10-KSB or Form 10-K annual reports, Form 10-QSB or Form 10-Q quarterly reports and Form 8-KSB or Form 8-K current reports) under the Exchange Act for the fiscal year in which its Securities Act registration statement becomes effective and for any subsequent fiscal year in which it has more than 300 Shareholders in any such year or it is otherwise required by applicable law to do so. The Trust is expected to have at least 300 Shareholders after the completion of the Offering and accordingly would be required to file such reports on a continuing basis.

                                OTHER INFORMATION

General

     The Trust undertakes to make available to each prospective Investor or his representative, or both, during the course of the Offering and prior to the Investor's purchase of Common Shares, the opportunity to ask questions of and receive answers from the Trust or any person acting on its behalf relating to the terms and conditions of the Offering and the proposed Exchange Offering and to obtain any additional information necessary to verify the accuracy of information made available to such purchaser.

     Prior to making an investment decision respecting the Common Shares, a prospective Investor should carefully review and consider this entire Prospectus and any Exhibits hereto. Prospective Investors are urged to make arrangements with the Trust to inspect any books, records, contracts, or instruments referred to in this Prospectus and other data relating thereto. The Trust is available to discuss with prospective Investors any matter set forth in this Prospectus or any other matter relating to the Common Shares, so that Investors and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

Authorized Sales Material

     Sales material may be used in connection with the Offering of the Common Shares only when accompanied or preceded by the delivery of this Prospectus. Only sales material that indicates that it is distributed by the Trust or the Dealer Manager may be distributed to prospective Investors. Currently, the Trust and the Dealer Manager intend to distribute to prospective Investors (i) a sales brochure or other written or graphic communications depicting certain information regarding the Managing Shareholder, the Trust and the residential real estate industry, and (ii) summaries of material aspects of properties which become probable investments for the Trust during the offering period. In addition, the Trust or the Dealer Manager may distribute a summary of the Offering containing highlights or other summary information concerning the Offering, information regarding the Managing Shareholder, the Trust, the Operating Partnership or previous real estate investment programs sponsored by Affiliates of the Managing Shareholder, or information regarding the residential apartment real estate industry. All such additional sales material will be signed by or otherwise identified as authorized by the Trust. Any other sales material or information has not been authorized for use by the Trust or the Dealer Manager and must be disregarded by Investors.

     In certain jurisdictions, some or all of this sales material may not be distributed pursuant to securities law requirements, and in all jurisdictions, this Offering is made only by this Prospectus.

     All authorized sales material will be consistent with this Prospectus, as supplemented. Nevertheless, sales material by its nature does not purport to be a complete description of this Offering and Investors must review this Prospectus and supplements carefully for a complete description of the Offering. Authorized sales material should not be considered to be the basis for the Offering of Shares or an Investor's decision to purchase Common Shares. Sales material is not a part of this Prospectus and is not incorporated by reference into this Prospectus unless expressly stated in this Prospectus or supplements hereto.

Financial Statements

     The Trust, the Operating Partnership and the Managing Shareholder are newly formed and as of the date of this Prospectus have neither acquired any significant assets nor incurred any significant liabilities. The audited balance sheets of the Trust, the Operating Partnership and the Managing Shareholder as of December 31, 1997 have been included in Part II of the Form SB-2 registration statement filed with the Commission in connection with this Offering. To date, the Trust, the Operating Partnership and the Managing Shareholder have not conducted material business operations.

                                   LITIGATION

     There are no pending legal proceedings to which the Trust, the Operating Partnership or the Managing Shareholder is a party which are material to the operations of the Trust, and the Managing Shareholder has no knowledge that any such legal proceedings are contemplated or threatened by any third party.

                                  LEGAL MATTERS

     The authority of the Trust to issue the Common Shares offered hereby is being passed upon for the Managing Shareholder by Schoeman, Marsh & Updike, LLP, New York, New York, counsel to the Managing Shareholder. Copies of the draft opinion letter of counsel as to the Trust 's authority to issue the Common Shares may be obtained by writing to the Managing Shareholder. Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio, has passed on certain tax matters as described under "FEDERAL INCOME TAX CONSIDERATIONS." Counsel to the Managing Shareholder will not represent or advise the Trust or any prospective Investor in connection with the Offering. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR'S OWN LEGAL, TAX AND INVESTMENT COUNSEL.

     The representation of counsel to the Managing Shareholder has been limited to matters specifically addressed to it. No Investor should assume that counsel to the Managing Shareholder has in any manner investigated the merits of an investment in the Common Shares, or undertaken any role other than assisting in, and reviewing items specifically referred to it with regard to, the preparation of this Prospectus and the issuance of the opinions referred to above. In assisting in the preparation of this Prospectus, counsel to the Managing Shareholder has relied upon the representations and statements of the Managing Shareholder as to facts regarding the Managing Shareholder, the Trust, the Operating Partnership and their respective Affiliates and the proposed activities and has not independently verified such representations and statements.

                             ADDITIONAL INFORMATION

     The Trust is not a reporting company under the Securities Exchange Act of 1934, as amended. The Trust has filed with the Commission a Registration Statement (of which this Prospectus is a part) on Form SB-2 under the Securities Act with respect to the Common Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Trust and the Common Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

     The Registration Statement, the exhibits and schedules forming a part thereof filed by the Trust with the Commission can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Trust will furnish its Shareholders with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                    GLOSSARY

     Whenever used in this Prospectus, the following terms shall have the meanings set forth below, unless the context indicates otherwise. The singular shall include the plural and the masculine gender shall include the feminine, and vice versa, as the context requires. In addition, the term "person" and its pronouns "he," "she," "him," and "her" as used in this Prospectus shall include natural persons of the masculine and feminine gender and entities, including, without limitation, corporations, partnerships, limited liability companies and trusts, unless the context indicates otherwise.

     "Admission Date" means the date that an Investor is admitted as an Investor into the Trust. Unless a subscription is rejected, the Managing Shareholder will admit a prospective Investor into the Trust on the later of the date on which the Managing Shareholder of the Offering has received from the Investor (i) payment in cash and (ii) properly executed and dated Subscription Documents.

     "Affiliate" An "affiliate" of, or person "affiliated" with, a specified person includes any of the following:

     (a)  Any  person  that  directly,   or  indirectly   through  one  or  more
intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     (b) Any person directly or indirectly owning, controlling or holding, with power to vote 10% or more of the outstanding voting securities of such other person.

     (c) Any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person.

     (d) Any executive officer, director, trustee or general partner of such other person.

     (e) Any legal entity for which such person acts as an executive officer, director, trustee or general partner.

     "Baron Advisors" means Baron Advisors, Inc., a Delaware corporation which is the initial Managing Shareholder of the Trust.

     "Baron Properties" means Baron Capital Properties, Inc., a Delaware corporation which is the initial Corporate Trustee of the Trust, with its principal place of business located at 1105 North Market Street, Wilmington, Delaware 19899.

     "Board" refers to the Managing Shareholder and the Independent Trustees, acting together as the Board of the Trust in accordance with the terms of the Declaration.

     "Certificate" means the Certificate of Trust of the Trust, as amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any rules and regulations promulgated thereunder.

     "Commission" means the Securities and Exchange Commission.

     "Common Share" means a beneficial interest in the Trust designated as a Common Share by the Trust in accordance with Sections 1.6 and 2.1 of the Declaration.

     "Corporate Trustee" means Baron Capital Properties, Inc., a Delaware corporation which is the trustee of the Trust under the Declaration, and its successors. The Corporate Trustee acts as legal holder of the Trust

Property, subject to the terms of the Declaration. Its address is 1105 North Market Street, Wilmington, Delaware 19899.

     "Dealer  Manager"  refers  to  Sigma  Financial  Corporation,   a  Michigan
corporation which is the broker-dealer selected by the Managing Shareholder to be the dealer manager of the Offering.

     "Declaration" means the Amended and Restated Declaration of Trust for the Trust made as of ________________, 1998 by the Corporate Trustee that establishes the Trust and the rights and obligations of the Managing
Shareholder, the Trustees, other members of the Board of the Trust and the Shareholders.

     "Delaware Act" means the Delaware Business Trust Act, as amended, currently codified as Chapter 38 of Title 12, Delaware Code.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Date" means the later to occur of the date on which the Trust (i) accepts the subscription that results in the gross proceeds from Common Shares sold in the Offering pursuant to this Prospectus to exceed $500,000, or (ii) has deposited at least $500,000 in collected funds from the Offering in escrow under the Declaration, provided, however, the Escrow Date may not be later than December 31, 1998.

     "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder.

     "Exchange Offering" refers to the proposed offering of registered Units by the Operating Partnership in exchange for property interests. See "THE TRUST."

     "First Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "First Mortgage Loan" means a Mortgage Loan secured or collateralized by a First Mortgage.

     "Fiscal Period" means a quarter ending on March 31, June 30, September 30 or December 31 of each Fiscal Year.

     "Fiscal Year" means a year ending on December 31. The Trust's first Fiscal Year may begin after January 1 and consequently have a duration of less than 12 months. The Trust's last Fiscal Year may end before December 31 and consequently have a duration of less than 12 months.

     "Independent Trustee" means a Trustee of the Trust who meets certain qualifications described herein at "MANAGEMENT - The Board of the Trust and Trustees - Independent Trustees" who becomes an Independent Trustee of the Trust under the terms of the Declaration. See Section 7.5 of Declaration of Trust - Exhibit A hereto.

     "Investors" means purchasers of Common Shares (which will include the Managing Shareholder to the extent that it may acquire Common Shares in the Offering for its own account) or of any other Shares which the Trust may issue subsequent to the completion of the Offering.

     "IRAs" means individual retirement accounts.

     "IRS" or "Service" means the Internal Revenue Service.

     "Junior Mortgage" refers to a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of one or more Mortgages and (ii) must be satisfied before such other charges or liens (other than prior Mortgages) are entitled to participate in the proceeds of any sale.

     "Junior Mortgage Loan" refers to a Mortgage Loan secured or collateralized by a Junior Mortgage.

     "Limited Partner" or "Unitholder" means an owner of Units in the Operating Partnership (which will include without limitation the Trust).

     "Managing Shareholder" refers to Baron Advisors, Inc. or such substitute or different Managing Shareholder as may subsequently be admitted to the Trust pursuant to the terms of the Declaration, which will have all of the powers and obligations of the Managing Shareholder to operate the Trust as described in this Prospectus.

     "Managing Person" means any of the following: (a) Trust or Operating Partnership officers, agents, or Affiliates; the Managing Shareholder; a Trustee; any other member of the Board; Affiliates of the Managing Shareholder, a Trustee and any other member of the Board and (b) any directors, officers or agents of any organizations named in (a) above when acting for the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates on behalf of the Trust.

     "Mortgage" refers to a mortgage, deed of trust or other security interest in real property or in rights or interests in real property.

     "Mortgage Loan" refers to a note, bond or other evidence of indebtedness or obligation which is secured or collateralized by a Mortgage.

     "NASD" refers to the National Association of Securities Dealers, Inc.

     "1997 Act" refers to the Taxpayer Relief Bill of 1997.

     "Offering" means the offering of Common Shares of beneficial interest in the Trust pursuant to and as described in this Prospectus.

     "Operating Partnership" means Baron Capital Properties, L.P., a Delaware limited partnership of which the Trust is the general partner and through which the Trust's interests in residential apartment properties it acquires will be held and real estate operations will be conducted.

     "Operating   Partnership   Agreement"   means  the   Agreement  of  Limited
Partnership of Baron Capital Properties, L.P.

     "Original Investors" refer to Gregory K. McGrath and Robert S. Geiger, the founders of the Trust and the Operating Partnership. See "THE TRUST - Formation Transactions."

     "Person"   refers  to  any  natural   person,   partnership,   corporation,
association, trust, limited liability company or other legal entity.

     "Plans" means employee benefit plans and IRAs.

     "Preferred Share" refers to a share of beneficial interest with such preferences and rights (in relation to other Shares authorized and issued by the Trust) as the Managing Shareholder may designate under Section 2.1(c) of the Declaration for sale or issuance subsequent to completion of the Offering.

     "Property" means all real or personal property owned or acquired by the Trust, which is expected to include but not be limited to (i) the land, buildings and improvements comprising one or more existing residential apartment properties in which the Trust may make an equity investment, and (ii) its rights in connection with

Mortgage Loans it may make or acquire which are secured by Mortgages on the land, buildings and improvements comprising residential apartment properties. See "INVESTMENT OBJECTIVES AND POLICIES."

     "Prospectus" means this Prospectus of the Trust dated _______________, 1998, as the same may be amended or supplemented from time to time.

     "Regulations" means the applicable Treasury Regulations promulgated or proposed under the Code.

     "REIT" means a real estate investment trust as defined in Section 856 of the Code which meets the requirements for qualification as a REIT described in Sections 856 through 860 of the Code.

     "Second Mortgage" means a Mortgage which (i) has the same priority or precedence over charges or encumbrances upon real property as that required for a First Mortgage except that it is subject to the priority of a First Mortgage and (ii) must be satisfied before such other charges or encumbrances (other than the First Mortgage) are entitled to participate in the proceeds of any sale.

     "Second Mortgage Loan" means a Mortgage Loan secured or collateralized by a Second Mortgage.

     "Securities Act" means the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder.

     "Senior Mortgage" refers to a Mortgage which takes priority or precedence over liens of Junior Mortgages on a particular property.

     "Senior Mortgage Loan" means a Mortgage Loan secured or collateralized by a Senior Mortgage.

     "Service" or "IRS" means the Internal Revenue Service.

     "Share" means a beneficial interest in the Trust which is either a Common Share or a Preferred Share authorized for issuance and designated as such by the Managing Shareholder in accordance with the Declaration.

     "Shareholder" means an owner of Shares in the Trust.

     "Subscription Documents" means the subscription documents which each prospective Investor must fully complete, date and sign in order to subscribe for Common Shares in the Offering. The Subscription Documents are comprised of an Investor Questionnaire and Subscription Agreement.

     "Termination Date" means the date upon which the Trust terminates the Offering of Common Shares. The Termination Date is scheduled to be December 31, 1998 but may be an earlier date or later date (no later than ______________, 1999) [the end of the eighteenth month following the commencement of the Offering] determined by the Managing Shareholder in accordance with the Declaration which is no later than the date by which all 2,500,000 Common Shares being offered have been sold provided that the Escrow Date has occurred by such earlier or later termination date.

     "Trust" means the issuer of the Common Shares being offered under this Prospectus, Baron Capital Trust, a Delaware business trust created by the Corporate Trustee and having a principal office at 7826 Cooper Road, Cincinnati, Ohio 45242.

     "Trustee" and "Trustees" "Trustee" means a person serving as a Corporate Trustee or an Independent Trustee of the Trust; the term "Trustees" refers to the Corporate Trustee and the Independent Trustees collectively.

     "Trust Management Agreement" means the Trust Management Agreement dated as of _______________, 1998 between the Trust and the Managing Shareholder, under which the Managing

Shareholder  will  perform  certain  management,   administrative  services  and
investment advisory services for the Trust.

     "Trust Property" means all property owned or acquired by the Trust or on its behalf as part of the trust estate established under the Declaration.

     "Unitholder" or "Limited Partner" means an owner of Units in the Operating Partnership (which will include without limitation the Trust).

     "Units" refer to units of limited partnership interest in the Operating Partnership.

                                    EXHIBIT A

                         PRIOR PERFORMANCE OF AFFILIATES
                                       OF
                              MANAGING SHAREHOLDER


             PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER

     The following five tables set forth certain historical information relating to the offerings of 24 prior limited partnerships sponsored and/or managed by Affiliates of Baron Advisors, Inc. ("Baron Advisors"), the Managing Shareholder of the Trust; compensation paid to the general partners of such partnerships and their Affiliates in connection therewith; operating results of such partnerships; sales of properties and results of completed programs. Each of the prior partnerships has investment objectives similar to those of the Trust in that the prior programs provided financing in respect of residential properties for current income and capital appreciation (except in the case of mortgage funds). Exhibit A is comprised of the following tables:


     Table I   Baron Advisors and Affiliates Experience in Raising and Investing
               Funds
     Table II  Compensation to Baron Advisors Affiliates from Prior Funds
     Table III Operating Results of Prior Programs
     Table IV  Results of Completed Programs
     Table V   Sales or Disposals of Properties

     Information set forth in such tables is given solely to enable a prospective Investor to evaluate the experience of the Managing Shareholder and its Affiliates and, in certain cases, to evaluate certain properties in which the Trust may acquire an interest in connection with the proposed Exchange Offering. See the "PRIOR PERFORMANCE OF AFFILIATES OF MANAGING SHAREHOLDER" section of the Prospectus.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                         IN RAISING AND INVESTING FUNDS

     The following table summarizes the experience of Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., in organizing 24 investment programs whose offerings closed in the most recent three years. The 24 programs have investment objectives similar to those of the Trust in that the programs provided financing in respect of residential properties for current income and capital appreciation (except in the case of a mortgage fund).

                                    Florida Income              Realty Opportunity          Florida Income
                                    Advantage Fund              Income Fund VIII,           Appreciation Fund
                                    I, Ltd. (Baron              Ltd. (Baron Capital         I, Ltd. (Baron Capital
                                    Capital IV, Inc.,           IV, Inc., general           IV, Inc., general
                                    general partner)            partner)                    partner)
                                    -----------------           ----------------            ----------------
Dollar amount offered:                      $940,000                 $1,020,000                   $ 840,000
Dollar amount raised:
(percent relative to                         940,000                  1,020,000                     205,000
amount offered):                                (100%)                     (100%)                       (10%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                 94,000                     94,400                      20,500
                                                 (10%)                       (9%)                        (9%)
Cash reserve accounts:                             0                          0                           0
Amount raised available for
investment (percentage):                     846,000                    849,600                     184,500
                                                 (90%)                      (91%)                       (90%)
Acquisition costs (percent):
Cash payments to acquire interest
in investment property or to
redeem limited partner interests             846,000                    849,600                     184,500
of existing limited partners:                   (100%)                     (100%)                      (100%)

   Investment fee:                                 0                          0                           0
Percent leverage (mortgage financing
     divided by total acquisition cost)           41%                        47%                         47%
Date offering began:                            2/94                       3/94                        4/94
Length of offering (in months):                    3                          3                           2

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                   3                          3                           2

IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THIS OFFERING WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE TABLES ABOVE AND BELOW. INVESTORS SHOULD NOTE THAT THE INVESTMENT OBJECTIVES OF ALL OF THE PARTNERSHIP DESCRIBED IN THE FOLLOWING TABLES DIFFERED AT LEAST IN PART FROM THE INVESTMENT OBJECTIVES OF THE TRUST AND THAT INVESTORS WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS AS A RESULT OF THE ACQUISTION OF COMMON SHARES IN THE TRUST EXCEPT AS OTHERWISE INDICATED IN THE PROSPECTUS.

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)

                                    Baron First Time            Baron First Time            Clearwater First
                                    Home Buyer Fund             Home Buyer                  Time Homebuyer
                                    V, Ltd. (Baron              Mortgage Fund IV,           Program, Ltd.
                                    Capital XXIX, Inc.,         Ltd. (Baron Capital         (Baron Capital XVI,
                                    general partner)            XXVIII, Inc., general       Inc., general
                                                                partner)                    partner)
                                    -----------------           ----------------            ----------------
Dollar amount offered:                      $500,000                   $500,000                   $ 750,000
Dollar amount raised:
(percent relative to                         500,000                    500,000                     750,000
amount offered):                                (100%)                     (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                 50,000                     45,000                      77,500
                                                 (10%)                       (9%)                       (10%)
Cash reserve accounts:                        25,000                          0                           0

Amount raised available for
investment (percentage):                     425,000                    430,000                     672,500
                                                 (85%)                      (86%)                       (90%)
Acquisition costs (percent):
Cash payments to acquire interest
in investment property or to
redeem limited partner interests             425,000                    430,000                     672,500
of existing limited partners:                   (100%)                     (100%)                      (100%)




   Investment fee:                                 0                     25,000                           0
                                                                             (6%)
Percent leverage (mortgage financing
     divided by total acquisition cost)          N/A                         N/A                         N/A

Date offering began:                            1/96                       6/96                        3/96
Length of offering (in months):                    4                          5                           7

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                   3                          4                           6

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)

                                    Florida Income              Lamplight Court             Baron Strategic
                                    Growth Fund V,              of Bellefontaine            Vulture Fund I,
                                    Ltd. (Baron Capital         Apartments, Ltd.            Ltd. (Baron Capital
                                    XI, Inc., general           (Baron Capital IX,          XXVI, Inc., general
                                    partner)                    Inc., general               partner)
                                    partner)
                                    -----------------           ----------------            ----------------
Dollar amount offered:                    $1,150,000                   $700,000                   $ 900,000
Dollar amount raised:
(percent relative to                       1,150,000                    700,000                     900,000
amount offered):                                (100%)                     (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                125,000                     80,000                     119,000
                                                 (11%)                      (11%)                       (13%)
Cash reserve accounts:                       142,000                          0                      90,000

Amount raised available for
investment (percentage):                   1,025,000                    620,000                     781,000
                                                 (89%)                      (89%)                       (87%)
Acquisition costs (percent):
Cash payments to acquire interest
in investment property or to
redeem limited partner interests             825,500                    580,000                     601,000
of existing limited partners:                    (72%)                      (83%)                       (67%)


   Investment fee:                            57,500                     40,000                      90,000
                                                  (5%)                       (6%)                       (10%)
Percent leverage (mortgage financing
     divided by total acquisition cost)           56%                        71%                         67%

Date offering began:                           10/95                       4/96                        5/96
Length of offering (in months):                   16                          6                           5

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                   6                          4                           4

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)

                                    Baron Strategic             Baron Strategic             Baron Strategic
                                    Investment Fund,            Investment Fund             Investment Fund
                                    Ltd.  (Baron                II, Ltd.                    VI, Ltd. (Baron
                                    Capital XXXIII,             (Baron Capital XXXI,        Capital XXXI,
                                     Inc., general              Inc., general               Inc., general
                                    partner)                    partner)                    partner)
                                    -----------------           ----------------            ----------------
Dollar amount offered:                    $1,200,000                   $800,000                 $ 1,200,000
Dollar amount raised:
(percent relative to                       1,200,000                    800,000                   1,200,000
amount offered):                                (100%)                     (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                140,000                    100,000                     130,000
                                                 (12%)                      (13%)                       (11%)
Cash reserve accounts:                       120,000                     80,000                     120,000

Amount raised available for
investment (percentage):                   1,060,000                    700,000                   1,070,000
                                                 (88%)                      (87%)                       (89%)
Acquisition costs (percent):
Cash payments to acquire interest
in investment property or to
redeem limited partner interests             796,000                    524,000                     806,000
of existing limited partners:                    (66%)                      (66%)                       (67%)

   Investment fee:                           144,000                     96,000                     144,000
                                                 (12%)                      (12%)                       (12%)

Percent leverage (mortgage financing
     divided by total acquisition cost)           58%                        71%                         67%
Date offering began:                            6/96                       7/96                       11/96
Length of offering (in months):                    6                          3                           5

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                   5                          2                           4

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)

                                    Florida Capital             Tampa Capital               Florida Capital
                                    Income Fund, Ltd.           Income Fund, Ltd.           Income Fund II,
                                    (Baron Capital II,          (Baron Capital I,           Ltd. (Baron Capital
                                    Inc., general               Inc., general               IV, Inc., general
                                    partner)                    partner)                    partner)
                                    -----------------           ----------------            ----------------
Dollar amount offered:                      $807,000                 $1,050,000                     920,000
Dollar amount raised:
(percent relative to                         807,000                  1,050,000                     920,000
amount offered):                                (100%)                     (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                 90,700                    115,000                     102,000
                                                 (11%)                      (11%)                       (11%)
Cash reserve accounts:                             0                    165,500                     199,000

Amount raised available for
investment (percentage):                     716,300                    935,000                     818,000
                                                 (89%)                      (89%)                       (89%)
Acquisition costs (percent):
Cash payments to acquire interest
in investment property or to
redeem limited partner interests             656,300                    589,500                     548,000
of existing limited partners:                    (92%)                      (63%)                       (67%)

   Investment fee:                            60,000                    180,000                      71,000
                                                 (12%)                      (19%)                        (9%)

Percent leverage (mortgage financing
     divided by total acquisition cost)           70%                        72%                         70%
Date offering began:                           11/94                      12/94                        1/95
Length of offering (in months):                    6                          8                           6

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                   3                          7                           4

               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)

                                    Florida Opportunity         Florida Capital             Florida Tax Credit
                                    Income Partners,            Income Fund III,            Fund, Ltd.
                                    Ltd. (Baron Capital         Ltd. (Baron Capital         (Baron Capital
                                    III, Inc., general          VII, Inc., general          VI, Inc., general
                                    partner)                    partner)                    partner)
                                    -----------------           ----------------            ----------------
Dollar amount offered:                      $800,000                   $800,000                   $ 626,000
Dollar amount raised:
(percent relative to                         800,000                    800,000                     626,000
amount offered):                                (100%)                     (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                 90,000                     90,000                      80,000
                                                 (11%)                      (11%)                       (13%)
Cash reserve accounts:                       143,000                    121,000                           0

Amount raised available for
investment (percentage):                     710,000                    710,000                     546,000
                                                 (89%)                      (89%)                       (87%)
Acquisition costs (percent):
Cash payments to acquire interest
in investment property or to
redeem limited partner interests             543,000                    549,000                     546,000
of existing limited partners:                    (76%)                      (77%)                      (100%)

   Investment fee:                            24,000                     40,000                           0
                                                  (4%)                       (6%)                         0

Percent leverage (mortgage financing
     divided by total acquisition cost)           62%                        57%                         61%
Date offering began:                            8/95                       6/95                        6/95
Length of offering (in months):                    3                          5                          11

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                   3                          4                           9


               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)


                                    GSU Stadium                 Florida Capital             Brevard Mortgage
                                    Student Apartment           Income Fund IV,             Program, Ltd.
                                    Ltd. (Baron Capital         Ltd. (Baron Capital         (Baron Capital
                                    X, Inc., general            V, Inc., general            XII, Inc., general
                                    partner)                    partner)                    partner)
                                    -----------------           ----------------            ----------------
Dollar amount offered:                    $1,000,000                 $1,820,000                   $ 575,000
Dollar amount raised:
(percent relative to                       1,000,000                  1,820,000                     575,000
amount offered):                                (100%)                     (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                110,000                    202,000                      67,500
                                                 (11%)                      (11%)                       (12%)
Cash reserve accounts:                       100,000                    305,200                      57,500

Amount raised available for
investment (percentage):                     690,000                  1,212,800                     450,000
                                                 (69%)                      (67%)                       (78%)
Acquisition costs (percent):
Cash payments to acquire interest
in investment property or to
redeem limited partner interests             690,000                  1,212,800                     450,000
of existing limited partners:                   (100%)                     (100%)                      (100%)

   Investment fee:                           100,000                    100,000                           0
                                                 (14%)                       (8%)                         0

Percent leverage (mortgage financing
     divided by total acquisition cost)           68%                        72%                         69%
Date offering began:                           11/95                       1/95                        1/96
Length of offering (in months):                    4                         16                           4

Months required to invest
   90% of the amount
   available for investment
  (measured from beginning
   of offering):                                   3                         10                           3


               Table I: BARON ADVISORS AND AFFILIATES' EXPERIENCE
                        IN RAISING AND INVESTING FUNDS (cont'd)

                                    Baron First Time            Baron First Time            Baron First Time
                                    Home Buyer                  Homebuyer                   Home Buyer
                                    Mortgage Fund II,           Mortgage Fund III,          Mortgage Fund, Ltd.
                                    Ltd. (Baron Capital         Ltd. (Baron Capital         (Baron Capital VIII,
                                    XV, Inc., general           XXVII, Inc., general        Inc., general
                                    partner)                    partner)                    partner)
                                    -----------------           ----------------            ----------------
Dollar amount offered:                      $500,000                   $500,000                     500,000
Dollar amount raised:
(percent relative to                         500,000                    500,000                     500,000
amount offered):                                (100%)                     (100%)                      (100%)

Less offering expenses (percent):
   Selling commissions and
   due diligence expenses
   paid to sponsor/affiliate:                 45,000                     50,000                      50,000
                                                  (9%)                      (10%)                       (10%)
Cash reserve accounts:                             0                          0                           0

Amount raised available for
investment (percentage):                     455,000                    450,000                     450,000
                                                 (91%)                      (90%)                       (90%)
Acquisition costs (percent):
Cash payments to acquire interest
in investment property or to
redeem limited partner interests             455,000                    450,000                     450,000
of existing limited partners:                   (100%)                     (100%)                      (100%)

   Investment fee:                                 0                          0                           0


Percent leverage (mortgage financing
     divided by total acquisition cost)          N/A                        N/A                          N/A
Date offering began:                            2/96                       5/96                        1/96
Length of offering (in months):                    6                          4                           4

Months required to invest
   90% of the amount
   available for investment
   (measured from beginning
   of offering):                                   4                          3                           3

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                                FROM PRIOR FUNDS

     The following table summarizes the payments made to Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc., by 24 real estate investment programs sponsored by Affiliates of the Managing Shareholder from their inception through September 30, 1997. The prior programs have investment objectives similar to those of the Trust in that the programs provided financing in respect of residential properties for current income and capital appreciation (except in the case of a mortgage fund).

                                      Florida Income             Realty Opportunity        Florida Income
                                      Advantage Fund             Income Fund               Appreciation
                                      I, Ltd.                    VIII, Ltd.                Fund I, Ltd.
                                      ----------                 ----------                ----------
Date offering began:                           2/94                       3/94                       4/94

Dollar amount raised:                      $940,000                   $944,000                   $205,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:               $ 94,000                   $ 94,400                   $ 20,500

Dollar amount of cash
  generated (deficiency)
  by program from operations
  from its inception through
  September 30, 1997 before
  deducting payments to
  Baron Advisors Affiliates:              $ (79,008)                 $ (74,388)                  $ (4,496)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                 $28,085                    $34,209                    $12,223

   Partnership Management
   Fees:                                          0                          0                          0

   Reimbursements:                                0                          0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs:

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)





                                      Florida Capital            Tampa Capital             Florida Capital
                                      Income Fund,               Income Fund,              Income
                                      Ltd.                       Ltd.                      Fund II, Ltd.
                                      ----------                 ----------                ----------
Date offering began:                          11/94                       9/94                       1/95

Dollar amount raised:                      $807,000                 $1,050,000                   $920,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                $90,700                   $115,000                  $ 102,000

   Acquisiton fees:                         $60,000                   $180,000                    $71,000
Dollar amount of cash
  generated  (deficiency)
  by program from operations
  from its inception  through
  September 30, 1997 before
  deducting payments to
  Baron Advisors Affiliates:              $(111,565)                  $(15,632)                 $ (78,314)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                 $44,773                    $47,729                    $36,059

   Partnership Management
   Fees:                                          0                          0                          0

   Reimbursements:                                0                          0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs:

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)



                                      Florida Opportunity        Florida Capital           Florida Tax
                                      Income Partners,           Income Fund III,          Credit Fund,
                                      Ltd.                       Ltd.                       Ltd.
                                      ----------                 ----------                ----------
Date offering began:                           8/95                       6/95                       6/95

Dollar amount raised:                      $800,000                   $800,000                   $626,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                $90,000                    $90,000                   $ 80,000

   Acquisiton fees:                         $24,000                          0                          0
Dollar amount of cash
  generated  (deficiency)
  by program from operations
  from its inception  through
  September 30, 1997 before
  deducting payments to
  Baron Advisors Affiliates:              $ (46,427)                 $ (52,447)                 $ (81,753)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                 $27,010                    $19,276                    $30,107

   Partnership Management
   Fees:                                          0                          0                          0

   Reimbursements:                                0                          0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs:

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                      Baron First Time           Florida Captial           GSU Student
                                      Homebuyer Mortgage         Income Fund IV,           Stadium Apartments+H196,
                                      Fund, Ltd.                 Ltd.                       Ltd.
                                      ----------                 ----------                ----------
Date offering began:                           1/96                       1/95                      11/95

Dollar amount raised:                      $500,000                 $1,820,000                 $1,000,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                $50,000                   $202,000                  $ 110,000

   Acquisiton fees:                               0                          0                   $100,000
Dollar amount of cash
  generated  (deficiency)
  by program from operations
  from its inception  through
  September 30, 1997 before
  deducting payments to
  Baron Advisors Affiliates:                    $18                 $ (339,564)                 $ (25,382)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                       0                    $63,115                    $35,980

   Partnership Management
   Fees:                                          0                          0                          0

   Reimbursements:                                0                          0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs:

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)





                                      Brevard Mortgage           Baron First Time          Clearwater First
                                      Program, Ltd.              Homebuyer                 Time Home Buyer
                                                                 Mortgage Fund II,         Program, Ltd.
                                                                 Ltd.
                                      ----------                 ----------                ----------
Date offering began:                           1/96                       2/96                       3/96

Dollar amount raised:                      $575,000                   $500,000                   $750,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                $67,500                    $45,000                   $ 77,500

   Acquisiton fees:                               0                          0                          0
Dollar amount of cash
  generated  (deficiency)
  by program from operations
  from its inception  through
  September 30, 1997 before
  deducting payments to
  Baron Advisors Affiliates:               $ 10,679                   $ (2,180)                 $ (26,566)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                       0                          0                          0

   Partnership Management
   Fees:                                          0                          0                          0

   Reimbursements:                                0                          0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs:

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)




                                      Baron First Time           Baron First Time          Baron First Time
                                      Homebuyer                  Homebuyer                 Homebuyer Mortgage
                                      Mortgage Fund III,         Mortgage Fund V,          Fund IV, Ltd.
                                      Ltd.                       Ltd.
                                      ------------               ------------              ----------
Date offering began:                           5/96                       1/96                       6/96

Dollar amount raised:                      $500,000                   $500,000                   $500,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:                $50,500                    $50,000                   $ 45,000

   Acquisiton fees:                               0                          0                          0
Dollar amount of cash
  generated  (deficiency)
  by program from operations
  from its inception  through
  September 30, 1997 before
  deducting payments to
  Baron Advisors Affiliates:                   $629                       $121                       $117

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                       0                          0                          0

   Partnership Management
   Fees:                                          0                          0                          0

   Reimbursements:                                0                          0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs:

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)


                                      Florida Income             Lamplight Court           Baron Strategic
                                      Growth Fund V,             of Bellefontaine          Vulture
                                      Ltd.                       Apartments, Ltd.          Fund I, Ltd.
                                      ------------               ------------              ----------
Date offering began:                          10/95                       4/96                       5/96

Dollar amount raised:                    $1,150,000                   $700,000                   $900,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:               $125,500                    $80,000                  $ 119,000

   Acquisiton fees:                         $57,500                    $40,000                    $90,000
Dollar amount of cash
  generated  (deficiency)
  by program from operations
  from its inception  through
  September 30, 1997 before
  deducting payments to
  Baron Advisors Affiliates:             $ (113,561)                 $ (64,196)                 $ (51,421)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:

   Property Management
   and Administrative Fees:                 $24,687                          0                          0

   Partnership Management
   Fees:                                          0                          0                          0

   Reimbursements:                                0                          0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs:

               Table II: COMPENSATION TO BARON ADVISORS AFFILIATES
                            FROM PRIOR FUNDS (cont'd)

                                      Baron Strategic            Baron Strategic           Baron Strategic
                                      Investment Fund,           Investment Fund           Investment
                                      Ltd.                       II, Ltd.                  Fund VI, Ltd.
                                      ------------               ------------              ----------
Date offering began:                           6/96                       7/96                      11/96

Dollar amount raised:                    $1,200,000                   $800,000                 $1,200,000

Amount paid to Baron Advisors
  Affiliates from proceeds of
  offering:
     Selling commissions and
     due diligence expenses:               $140,000                   $100,000                  $ 130,000

   Acquisiton fees:                        $144,000                    $96,000                   $144,000
Dollar amount of cash
  generated  (deficiency)
  by program from operations
  from its inception  through
  September 30, 1997 before
  deducting payments to
  Baron Advisors Affiliates:              $ (48,201)                 $ (31,967)                 $ (43,428)

Dollar amount paid Baron
  Advisors Affiliates from
  operations:                                     0                          0                          0

   Property Management
   and Administrative Fees:                       0                          0                          0

   Partnership Management
   Fees:                                          0                          0                          0

   Reimbursements:                                0                          0                          0

Baron Advisors Affiliates have received no fees or other payments related to property sales or refinancings by the programs:

                 Table III: OPERATING RESULTS OF PRIOR PROGRAMS

The following table includes operating results for the periods indicated of 24 programs sponsored by Affiliates of the Managing Shareholder of the Trust, Baron Advisors, Inc. which closed in the most recent five years. The prior programs have investment objectives similar to those of the Trust in that the programs provided financing in respect of residential properties for current income and capital appreciation (except in the case of a mortgage fund).

                                                       Florida Capital Income Fund, Ltd.
                                                       ---------------------------------

                                                      1/1/97-9/30/97        1/1/96-12/31/96            1995
                                                      --------------        ---------------            ----
Gross Revenues:                                         $277,330               $380,488               $377,296
  Other:                                                       0                      0                  3,670

Less:
  Operating Expenses:                                   (116,790)              (178,791)              (201,404)
  Interest Expenses:                                    (109,251)              (159,163)              (128,897)
  Depreciation and Amortization:                         (57,009)               (76,013)               (69,441)
  Other:  Major Maintenance:                                   0                      0                (40,663)

Net Income (Loss) - Tax Basis:                            (5,720)               (33,479)               (59,439)

Cash generated from operations:                           51,289                 42,534                  6,332

Less:  Cash distributions:                                60,525                 80,700                 56,059

Cash generated after cash distributions:                  (9,236)               (38,166)               (49,727)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            (7)                   (41)                   (73)
    Cash distributions to investors:                          75                    100                     69
     Annualized cash on cash yield
     to investors:                                            10%                    10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.


                                      III-1

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                       Florida Capital Income Fund, Ltd.
                                                       ---------------------------------

                                                     1/1/97-9/30/97         1/1/96-12/31/96             1995
                                                     --------------         ---------------             ----
Gross Revenues:                                         $135,111               $186,269               $165,493
  Other:                                                       0                      0                 47,756

Less:
  Operating Expenses:                                    (64,956)               (75,227)               (89,479)
  Interest Expenses:                                     (36,515)               (49,964)               (29,185)
  Depreciation and Amortization:                         (38,142)               (50,446)               (49,641)
  Major Maintenance Expense                                    0                      0                (28,185)

Net Income (Loss) - Tax Basis:                            (4,502)                10,632                 16,759

Cash generated from operations:                           33,640                 61,078                 18,644

Less:  Cash distributions:                                     0                 82,500                 94,000

Cash generated after cash distributions:                  33,640                (21,422)               (75,356)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            (5)                    11                     17
    Cash distributions to investors:                           0                     88                    100
     Annualized cash on cash yield
     to investors:                                             0%                     9%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.


                                     III-2

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                   Realty Opportunity Income Fund VIII, Ltd.
                                                   -----------------------------------------

                                                     1/1/97-9/30/97         1/1/96-12/31/96             1995
                                                     --------------         ---------------             ----
Gross Revenues:                                         $129,227               $200,396               $216,535
  Other:                                                       0                      0                 37,068

Less:
  Operating Expenses:                                    (71,997)               (89,343)               (98,705)
  Interest Expenses:                                     (43,154)               (59,048)               (38,897)
  Depreciation and Amortization:                         (41,955)               (55,941)               (55,265)
  Other:  Major Maintenance:                                   0                      0                (23,632)

Net Income (Loss) - Tax Basis:                           (27,879)                (3,936)                37,104

Cash generated from operations:                           14,076                 52,005                 55,301

Less:  Cash distributions:                                     0                 80,800                 94,400

Cash generated after cash distributions:                  14,076                (28,795)               (39,099)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                           (30)                    (4)                    39
    Cash distributions to investors:                           0                     79                    100
     Annualized cash on cash yield
     to investors:                                             0%                     8%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.


                                     III-3

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                    Florida Income Appreciation Fund I, Ltd.
                                                    ----------------------------------------

                                                      1/1/97-9/30/97        1/1/96-12/31/96             1995
                                                      --------------        ---------------             ----
Gross Revenues:                                          $44,337                $59,913                $69,986
  Other:                                                       0                      0                  8,944

Less:
  Operating Expenses:                                    (20,568)               (26,417)               (36,080)
  Interest Expenses:                                     (11,618)               (15,898)               (13,692)
  Depreciation and Amortization:                         (12,129)               (16,172)               (10,878)
  Other:  Major Maintenance:                                   0                      0                 (9,754)

Net Income (Loss) - Tax Basis:                                22                  1,426                  8,526

Cash generated from operations:                           12,151                 17,598                 10,460

Less:  Cash distributions:                                     0                 19,375                 20,500

Cash generated after cash distributions:                  12,151                 (1,777)               (10,040)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                             0                      7                     41
    Cash distributions to investors:                           0                     95                    100
     Annualized cash on cash yield
     to investors:                                             0                      9%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.


                                     III-4

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                     Tampa Capital Income Fund, Ltd.
                                                     -------------------------------

                                                   1/1/96-12/31/96             1995
                                                   ---------------             ----
Gross Revenues:                                       $409,146               $404,384
  Other:                                                     0                      0

Less:
  Operating Expenses:                                 (207,313)              (213,327)
  Interest Expenses:                                  (131,405)               (88,632)
  Depreciation and Amortization:                       (77,185)               (69,040)
  Other:  Major Maintenance:                                 0                (25,157)

Net Income (Loss) - Tax Basis:                          (6,757)                 8,228

Cash generated from operations:                         70,428                 77,268

Less:  Cash distributions:                             105,000                 58,328

Cash generated after cash distributions:               (34,572)                18,940

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                          (6)                     8
    Cash distributions to investors:                       100                     56
     Annualized cash on cash yield
     to investors:                                          10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                          100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

     In January, 1997 the partnership sold the asset acquired by it with the net proceeds of its offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.


                                     III-5

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                      Florida Capital Income Fund II, Ltd.
                                                      ------------------------------------

                                                     1/1/97-9/30/97         1/1/96-12/31/96            1995
                                                     --------------         ---------------            ----
Gross Revenues:                                         $252,324               $336,046               $355,612
  Other:                                                       0                      0                  3,084

Less:
  Operating Expenses:                                   (125,087)              (163,389)              (195,088)
  Interest Expenses:                                     (74,691)              (130,820)               (66,611)
  Depreciation and Amortization:                         (58,878)               (78,505)               (76,341)
  Other:  Major Maintenance:                                   0                      0                (43,168)

Net Income (Loss) - Tax Basis:                            (6,332)               (36,668)               (22,512)

Cash generated from operations:                           52,546                 41,837                 50,745

Less:  Cash distributions:                                     0                 92,000                 52,468

Cash generated after cash distributions:                  52,546                (50,163)                (1,723)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            (7)                   (40)                   (24)
    Cash distributions to investors:                           0                    100                     57
     Annualized cash on cash yield
     to investors:                                             0                     10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.


                                     III-6

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                    Florida Opportunity Income Partners, Ltd.
                                                    -----------------------------------------

                                                     1/1/97-9/30/97         1/1/96-12/31/96             1995
                                                     --------------         ---------------             ----
Gross Revenues:                                         $165,415               $311,719               $207,207
  Other:                                                       0                      0                  9,634

Less:
  Operating Expenses:                                   (100,188)              (149,572)              (100,163)
  Interest Expenses:                                     (83,350)               (78,273)               (47,679)
  Depreciation and Amortization:                         (35,529)               (47,371)               (24,532)
  Other:  Major Maintenance:                                   0                      0                 (8,649)

Net Income (Loss) - Tax Basis:                           (53,652)                36,503                 35,818

Cash generated from operations:                          (18,123)                83,874                 50,716

Less:  Cash distributions:                                60,000                 77,441                  3,390

Cash generated after cash distributions:                 (78,123)                 6,433                 47,326

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                           (67)                    46                     56
    Cash distributions to investors:                          75                     97                      4
     Annualized cash on cash yield
     to investors:                                            10%                    10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.


                                     III-7

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                     Florida Captial Income Fund III, Ltd.
                                                     -------------------------------------

                                                      1/1/97-9/30/97        1/1/96-12/31/96              1995
                                                      --------------        ---------------              ----
Gross Revenues:                                         $179,062               $236,335               $106,625
  Other:                                                       0                      0                      0

Less:
  Operating Expenses:                                    (80,121)              (125,245)               (54,323)
  Interest Expenses:                                     (50,705)               (75,821)               (12,597)
  Depreciation and Amortization:                         (28,485)               (37,979)               (18,548)
  Other:  Major Maintenance:                                   0                      0                 (3,488)

Net Income (Loss) - Tax Basis:                            19,751                 (2,710)                17,669

Cash generated from operations:                           48,236                 35,269                 36,217

Less:  Cash distributions:                                60,000                 79,867                 22,482

Cash generated after cash distributions:                 (11,764)               (44,598)                13,735

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            25                     (3)                    22
    Cash distributions to investors:                          75                    100                     28
     Annualized cash on cash yield
     to investors:                                            10%                    10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.



                                     III-8

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                       Florida Tax Credit Fund, Ltd.
                                                       -----------------------------

                                                    1/1/97 - 9/30/97       1/1/96 - 12/31/96            1995
                                                    ----------------       -----------------            ----
Gross Revenues:                                         $204,022               $266,240               $274,862
  Other:                                                       0                      0                      0

Less:
  Operating Expenses:                                   (139,933)              (172,489)              (194,953)
  Interest Expenses                                      (63,804)               (69,122)               (99,684)
  Depreciation and Amortization:                         (35,073)               (47,236)               (25,740)
  Major Maintenance Expense                                                     (20,067)               (13,149)

Net Income (Loss) - Tax Basis:                           (34,788)               (42,674)               (58,664)

Cash generated from operations:                              285                  4,562                (32,924)

Less:  Cash distributions:                                12,162                 25,194                      0

Cash generated after cash distributions:                 (11,877)               (20,632)               (32,924)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                           (56)                   (68)                   (53)
    Cash distributions to investors:                         100                     40                      0
     Annualized cash on cash yield
     to investors:                                             2%                     4%                     2%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.



                                     III-9

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                   Baron First Time Homebuyer Mortgage Fund, Ltd.
                                                   ----------------------------------------------

                                                      1/1/97-9/30/97         1/1/96-12/31/96
                                                      --------------         ---------------
Gross Revenues:                                          $45,000                $46,970
  Other:                                                                              0

Less:
  Operating Expenses:                                       (742)                  (674)
  Interest Expenses:                                                                  0
  Depreciation and Amortization:                                                      0
  Other:  Major Maintenance:                                                          0

Net Income (Loss) - Tax Basis:                            44,258                 46,296

Cash generated from operations:                           44,258                 46,296

Less:  Cash distributions:                                45,000                 45,536

Cash generated after cash distributions:                    (742)                   760

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            89                     93
    Cash distributions to investors:                          90                     91
     Annualized cash on cash yield
     to investors:                                            12%                    12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-10

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                      Florida Capital Income Fund IV, Ltd.
                                                      ------------------------------------

                                                      1/1/97-9/30/97        1/1/96-12/31/96             1995
                                                      --------------        ---------------             ----
Gross Revenues:                                         $563,455               $756,939               $422,209
  Other:                                                       0                      0                  9,640

Less:
  Operating Expenses:                                   (331,454)              (441,760)              (301,870)
  Interest Expenses:                                    (223,875)              (312,704)              (173,711)
  Depreciation and Amortization:                        (102,987)              (137,316)              (120,000)
  Other:  Major Maintenance:                                   0                      0                 (1,750)

Net Income (Loss) - Tax Basis:                           (94,861)              (134,841)              (165,482)

Cash generated from operations:                            8,126                  2,475                (55,122)

Less:  Cash distributions:                               136,500                149,240                    676

Cash generated after cash distributions:                (128,374)              (146,765)               (55,798)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                           (52)                   (67)                    (9)
    Cash distributions to investors:                          75                     75                      3
     Annualized cash on cash yield
     to investors:                                            10%                    10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-11

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                      GSU Stadium Student Apartments, Ltd.
                                                      ------------------------------------

                                                     1/1/97-9/30/97          1/1/96-12/31/96            1995
                                                     --------------          ---------------            ----
Gross Revenues:                                         $358,690               $449,730               $200,668
  Other:                                                       0                      0

Less:
  Operating Expenses:                                   (175,677)              (219,322)              (106,361)
  Interest Expenses:                                     (94,217)              (122,433)               (50,645)
  Depreciation and Amortization:                         (50,124)               (66,830)               (66,999)
  Other:  Major Maintenance:                                   0                (54,112)               (46,277)

Net Income (Loss) - Tax Basis:                            38,672                (12,967)               (69,614)

Cash generated from operations:                           88,796                 53,863                 (2,615)

Less:  Cash distributions:                                26,552                 84,961                 25,000

Cash generated after cash distributions:                  62,244                (31,098)               (27,615)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            39                    (12)                    (1)
    Cash distributions to investors:                          27                      8                      3
     Annualized cash on cash yield
     to investors:                                            10%                    10%                     0

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%                     1

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.





                                     III-12

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                          Brevard Mortgage Program, Ltd.
                                                          ------------------------------

                                                      1/1/97-9/30/97         1/1/96-12/31/96
                                                      --------------         ---------------
Gross Revenues:                                          $16,100                $73,267
  Other:                                                       0                      0

Less:
  Operating Expenses:                                       (117)                  (874)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            15,983                 72,393

Cash generated from operations:                           15,983                 72,393

Less:  Cash distributions:                                43,125                 34,572

Cash generated after cash distributions:                 (27,142)                37,821

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            28                    126
    Cash distributions to investors:                          75                     60
     Annualized cash on cash yield
     to investors:                                            10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-13

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                  Baron First Time Homebuyer Mortgage Fund II, Ltd.
                                                  -------------------------------------------------

                                                      1/1/97-9/30/97          1/1/96-12/31/96
                                                      --------------          ---------------
Gross Revenues:                                          $45,000                $41,748
  Other:                                                      45                      0

Less:
  Operating Expenses:                                       (743)                  (611)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            44,302                 41,137

Cash generated from operations:                           44,302                 41,137

Less:  Cash distributions:                                45,000                 42,619

Cash generated after cash distributions:                    (698)                (1,482)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            89                     82
    Cash distributions to investors:                          75                     85
     Annualized cash on cash yield
     to investors:                                            12%                    12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.



                                     III-14

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                    Clearwater First Time Homebuyer Program, Ltd.
                                                    ---------------------------------------------

                                                      1/1/97-9/30/97          1/1/96-12/31/96
                                                      --------------          ---------------
Gross Revenues:                                          $37,500                $46,999
  Other:                                                       0                      0

Less:
  Operating Expenses:                                        (95)                   (93)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            37,405                 46,906

Cash generated from operations:                           37,405                 46,906

Less:  Cash distributions:                                67,500                 43,377

Cash generated after cash distributions:                 (30,095)                 3,529

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            50                     62
    Cash distributions to investors:                          75                     58
     Annualized cash on cash yield
     to investors:                                            12%                    12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-15

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                Baron First Time Homebuyer Mortgage Fund III, Ltd.
                                                --------------------------------------------------

                                                      1/1/97-9/30/97          1/1/96-12/31/96
                                                      --------------          ---------------
Gross Revenues:                                          $45,000                $29,006
  Other:                                                       0                      0

Less:
  Operating Expenses:                                       (123)                  (408)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            44,877                 28,598

Cash generated from operations:                           44,877                 28,598

Less:  Cash distributions:                                45,000                 27,846

Cash generated after cash distributions:                    (123)                   752

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            91                     57
    Cash distributions to investors:                          75                     56
     Annualized cash on cash yield
     to investors:                                            12%                    12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-16

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                 Baron First Time Homebuyer Mortgage Fund V, Ltd.
                                                 ------------------------------------------------

                                                      1/1/97-9/30/97         1/1/96-12/31/96
                                                      --------------         ---------------
Gross Revenues:                                          $45,000                $26,198
  Other:                                                       0                      0

Less:
  Operating Expenses:                                       (692)                  (245)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            44,308                 25,953

Cash generated from operations:                           44,308                 25,953

Less:  Cash distributions:                                45,000                 25,140

Cash generated after cash distributions:                    (692)                   813

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            89                     52
    Cash distributions to investors:                          75                     50
     Annualized cash on cash yield
     to investors:                                            12%                    12%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.





                                     III-17

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                  Baron First Time Homebyer Mortgage Fund IV, Ltd.
                                                  ------------------------------------------------

                                                      1/1/97-9/30/97         1/1/96-12/31/96
                                                      --------------         ---------------
Gross Revenues:                                          $45,000                $14,529
  Other:                                                       0                      0

Less:
  Operating Expenses:                                       (135)                  (377)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            44,865                 14,152

Cash generated from operations:                           44,865                 14,152

Less:  Cash distributions:                                45,000                 13,900

Cash generated after cash distributions:                    (135)                   252

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            90                     28
    Cash distributions to investors:                          75                     28
     Annualized cash on cash yield
     to investors:                                            10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-18

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                      Florida Income Growth Fund V, Ltd.
                                                      ----------------------------------

                                                     1/1/97 - 9/30/97            1996
                                                     ----------------            ----
Gross Revenues:                                        $ 250,710              $ 305,289
  Other:                                                       0                      0

Less:
  Operating Expenses:                                   (118,718)              (187,679)
  Interest Expenses:                                     (79,560)               (79,488)
  Depreciation and Amortization:                         (42,285)               (56,381)
  Major Maintenance Expense                                    0                (27,704)

Net Income (Loss) - Tax Basis:                            10,147                (45,963)

Cash generated from operations:                           52,432                 10,418

Less:  Cash distributions:                                86,250                 77,039

Cash generated after cash distributions:                 (33,818)               (66,621)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                             9                    (40)
    Cash distributions to investors:                          75                     67
     Annualized cash on cash yield
     to investors:                                            10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-19

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                 Lamplight Court of Bellefontaine Apartments, Ltd.
                                                 -------------------------------------------------

                                                      1/1/97-9/30/97              1996
                                                      --------------              ----
Gross Revenues:                                          $ 4,506                    733
  Other:                                                       0                      0

Less:
  Operating Expenses:                                       (112)                  (230)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                             4,394                    503

Cash generated from operations:                            4,394                    503

Less:  Cash distributions:                                52,500                 16,593

Cash generated after cash distributions:                 (48,106)               (16,090)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                             6                      7
    Cash distributions to investors:                          75                    100
     Annualized cash on cash yield
     to investors:                                            10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, " cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.





                                     III-20

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                     Baron Strategic Vulture Fund I, Ltd.
                                                     ------------------------------------

                                                      1/1/97-9/30/97             1996
                                                      --------------             ----
Gross Revenues:                                         $ 27,634                $ 3,731
  Other:                                                       0                      0

Less:
  Operating Expenses:                                       (144)                  (464)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            27,490                  3,267

Cash generated from operations:                           27,490                  3,267

Less:  Cash distributions:                                67,500                 14,044

Cash generated after cash distributions:                 (40,644)               (10,777)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            30                      4
    Cash distributions to investors:                          75                    100
     Annualized cash on cash yield
     to investors:                                            10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents supplemental or guaranteed payments made to the program for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-21

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                    Baron Strategic Investment Fund, Ltd.
                                                    -------------------------------------

                                                      1/1/97-9/30/97             1996
                                                      --------------             ----
Gross Revenues:                                         $ 40,000                $ 2,479
  Other:                                                   1,768                      0

Less:
  Operating Expenses:                                       (497)                  (403)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            41,271                  2,076

Cash generated from operations:                           41,271                  2,076

Less:  Cash distributions:                                82,664                  8,884

Cash generated after cash distributions:                 (41,393)                (6,808)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            34                      3
    Cash distributions to investors:                          75                     11
     Annualized cash on cash yield
     to investors:                                            10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-22

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                  Baron Strategic Investment Fund II, Ltd.
                                                  ----------------------------------------

                                                      1/1/97-9/30/97             1996
                                                      --------------             ----
Gross Revenues:                                         $ 29,780                $ 1,666
  Other:                                                       0                      0

Less:
  Operating Expenses:                                       (107)                  (364)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            29,673                  1,302

Cash generated from operations:                           29,673                  1,302

Less:  Cash distributions:                                60,000                  2,942

Cash generated after cash distributions:                 (30,327)                (1,640)

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                            37                      2
    Cash distributions to investors:                          75                     36
     Annualized cash on cash yield
     to investors:                                            10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.




                                     III-23

                  Table III: OPERATING RESULTS OF PRIOR PROGRAM

                                                   Baron Strategic Investment Fund VI, Ltd.
                                                   ----------------------------------------

                                                       1/1/97-9/30/97             1996
                                                       --------------             ----
Gross Revenues:                                          $ 8,050                  $ 400
  Other:                                                    4310                      0

Less:
  Operating Expenses:                                       (967)                  (218)
  Interest Expenses:                                           0                      0
  Depreciation and Amortization:                               0                      0
  Other:  Major Maintenance:                                   0                      0

Net Income (Loss) - Tax Basis:                            11,393                    182

Cash generated from operations:                           11,393                    182

Less:  Cash distributions:                                55,003                      0

Cash generated after cash distributions:                 (43,610)                   182

Tax and distribution data per $1,000 invested:
    Federal taxable income (loss):                             9                      3
    Cash distributions to investors:                          46                      0
     Annualized cash on cash yield
     to investors:                                            10%                    10%

Amount (in percentage terms) remaining
  invested in program property at the end
  of last year reported in table:                            100%                   100%

     "Other" represents portion of cash reserve accounts used for major maintenance, asset enhancement or distribution supplements.

     In certain cases, "cash distributions" may include a portion of cash reserves funded out of net proceeds of the program's offering.

"Annualized cash on cash yield to investors" is the yearly cash distributions paid to investors as a percentage of their original capital contribution.





                                     III-24

                     Table IV- RESULTS OF COMPLETED PROGRAMS

The following table includes information relating to the financial results of one program sponsored by an affiliate of the Managing Shareholder of the Trust, Baron Advisors, Inc., which completed operations within the last five years. The prior program had investment objectives similar to those of the Trust in that the program provided financing in respect of residential properties for current income and capital appreciation (except in the case of a mortgage fund).

                                                 Tampa Capital Income Fund, Ltd.
                                                 -------------------------------
Dollar Amount Raised:                                                 $1,050,000

Number of Properties Purchased:                                              one

Date of Closing of Offering:                                                7/95

Date of Acquisition of Property:                                           12/94

Date of  Sale of Property:                                                  2/97


Tax and Distribution Data Per $1,000
Investment Through 1996:

       Federal Income Tax Results:

       Ordinary Income (loss):

             from operations:                                           171 est.

             from recapture:                                      Not applicable

       Capital Gain (loss):                                                  138

       Deferred Gain:

             Capital:                                                        138

             Ordinary:                                            Not applicable

Cash Distribution to Investors:                                               10%

      Source (on GAAP basis):

             Investment Income:                                         $180,000

             Return of capital:                                         $900,000

      Source (on cash basis):

             Sales:                                                     $900,000

             Refinancing:                                         Not applicable

             Operations:                                                $180,000

             Other:                                               Not applicable

Receivable on Net Purchase Money Financing                              $295,000 (1)


-----------
(1) Portion of purchase price paid with promissory note payable in 36 equal monthly payments including 9% annual interest rate.

                    TABLE V: SALES OR DISPOSAL OF PROPERTIES

The following table includes certain financial information concerning the sale of a property within the most recent three years by an investment program sponsored by an Affiliate of the Managing Shareholder.

                                                 Tampa Capital Income Fund, Ltd.
                                                 -------------------------------
Property:                                                    Lakewood Apartments

Date Acquired:                                                             12/94

Date of Sale:                                                               2/97

Selling Price, Net of Closing Costs and GAAP Adjustments:             $2,795,000

   Cash Received net of closing costs:                                  $900,000

   Mortgage Balance at time of sale:                                  $1,500,000

   Purchase money mortgage taken back by program:                       $295,000 (1)

   Adjustments resulting from application of GAAP:                Not applicable

   Total                                                              $2,695,000 (2)

Cost of Properties Including Closing and Soft Costs:

   Original Mortgage Financing:                                       $1,500,000

   Total acquisition cost, capital improvements,
   closing and soft costs:                                            $1,050,000 (3)

   Total                                                              $2,550,000

Excess of Property Operating Cash Receipts
Over Cash Expenditures:                                            $180,000 est.

-------------------
(1) Portion of purchase price paid with promissory note payable in 36 equal monthly payments including 9% annual interest rate.

(2) The entire gain ($145,000) will be treated as a capital gain for tax purposes.

(3)  Does not include offering costs.

                           OTHER PROGRAMS SPONSORED BY
                       AFFILIATES OF MANAGING SHAREHOLDER


                     MAXIMUM
DATE                 CAPITAL
FORMED               RAISE          PARTNERSHIP NAME                                 GENERAL PARTNER
------               -----          ----------------                                 ---------------
10/22/96           1,000,000        Baron Strategic Investment Fund IV, Ltd.         Baron Capital XVII, Inc.
06/25/96             750,000        Baron Income Property Mortgage Fund VI, Ltd.     Baron Capital XXIX, Inc.
02/24/97             800,000        Baron Mortgage Development Fund XI, Ltd.         Baron Capital XXXIII,
                                                                                     Inc.
07/22/96             310,000        Florida Tax Credit Fund II, Ltd.                 Baron Capital XXXIV, Inc.
10/18/96             700,000        Baron Mortgage Development Fund VII, Ltd.        Baron Capital  XXXVII,
                                                                                     Inc.
10/22/96             650,000        Baron Mortgage Development Fund VIII, Ltd.       Baron Capital XXXVIII,
                                                                                     Inc.
10/23/96           1,200,000        Baron Strategic Investment Fund V, Ltd.          Baron Capital XL, Inc.
11/19/96           1,900,000        Baron Strategic Investment Fund VII, Ltd.        Baron  Capital XLI, Inc.
12/17/96             800,000        Baron Development Fund IX, Ltd.                  Baron Capital XLII, Inc.
11/19/96             800,000        Baron Mortgage Development Fund X, Ltd.          Baron Capital XLIII, Inc.
02/26/97           1,200,000        Baron Strategic Investment Fund VIII, Ltd.       Baron Capital XLIV, Inc.
04/02/97           1,000,000        Baron Mortgage Development Fund  XII, Ltd.       Baron Capital XLVI, Inc.
03/31/97           1,000,000        Baron Mortgage Development Fund XIV, Ltd.        Baron Capital XLVII, Inc.
05/23/97             700,000        Baron Mortgage Development Fund XV, Ltd.         Baron Capital XLVIII,
                                                                                     Inc.
05/20/97           1,000,000        Baron First Mortgage Development Fund XVI, Ltd.  Baron Capital LX, Inc.
05/22/97           1,000,000        Baron First Mortgage Development Fund XVII,      Baron Capital LXI, Inc.
                                    Ltd.
06/03/97           1,200,000        Baron Strategic Investment Fund IX, Ltd.         Baron Capital LXII, Inc.
06/26/97           1,200,000        Baron Strategic Investment Fund X, Ltd.          Baron Capital LXIV, Inc.
07/10/97             800,000        Baron Mortgage Development Fund XVIII, L.P.      Baron Capital LXV, Inc.
09/15/97           1,000,000        Baron Mortgage Development Fund XIX, L.P.        Baron Capital LXVI, Inc.
09/10/97           1,000,000        Baron Mortgage Development Fund XX, L.P.         Baron Capital LXVII, Inc.
11/24/97           1,000,000        Baron Mortgage Development Fund XXI, L.P.        Baron Capital LXVIII,
                                                                                     Inc.
11/26/97           1,000,000        Baron Mortgage Development Fund XXIII, L.P.      Baron Capital LXX, Inc.

================================================================================


     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Trust or the Dealer Manager. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Trust since the date hereof.

                          SUMMARY OF TABLE OF CONTENTS
                                                                      Page
                                                                      ----

Investor Suitability Standards .....................................   11
Summary of the Trust and Use of  Proceeds ..........................   13
Summary of Risk Factors ............................................   18
Tax Status of the Trust ............................................   20
Compensation of the Managing Shareholder and
  Affiliates .......................................................   20
Conflicts of Interest ..............................................   24
Fiduciary Responsibility ...........................................   26
Risk Factors .......................................................   27
Prior Performance of Affiliates of Managing
  Shareholder ......................................................   40
Management .........................................................   48
The Trust ..........................................................   54
Investment Objectives and Policies .................................   61
Proposed Real Estate Investments ...................................   65
Federal Income Tax Considerations ..................................   68
Summary of Declaration of Trust ....................................   77
Reports to Shareholders ............................................   86
Capital Stock of the Trust .........................................   87
Capitalization .....................................................   89
Terms of the Offering ..............................................   90
Other Information ..................................................   93
Litigation .........................................................   94
Legal Matters ......................................................   94
Additional Information .............................................   94
Glossary ...........................................................   95

     Until _______, 1998 (90 days after the commencement of the Offering), all dealers effecting transactions in the Common Shares, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================


                               BARON CAPITAL TRUST


                                  ------------


                             2,500,000 Common Shares

                               Beneficial Interest


                                   PROSPECTUS


                                 ________, 1998


                                  ------------




                          Sigma Financial Corporation



================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Under Section 3817 of the Delaware Business Trust Act, subject to such standards and restrictions, if any, as are set forth in the governing instrument of a Delaware business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever, and the absence of such a provision shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of Delaware.

     Under Sections 3.7 and 3.8 of the Declaration of Trust for the Trust ("Registrant"), each of the Registrant's officers, agents, and Affiliates, the Managing Shareholder, the Trustees, any other members of the Board of the Trust, each Affiliate of the Managing Shareholder, a Trustee, other member of the Board, and any directors, officers or agents of any of the foregoing when acting for the Managing Shareholder, a Trustee, any other member of the Board or any of their respective Affiliates on behalf of the Registrant (collectively, "Managing Persons," and individually a "Managing Person") shall be indemnified out of the assets of the Registrant against any losses, liabilities, judgments, expenses and amounts paid in settlement of any claims sustained by him in connection with the Registrant or claims by the Registrant, in right of the Registrant or by or in right of any Shareholders of the Registrant, if the Managing Person, in good faith, determined that its course of conduct was in the Registrant's best interest, within the scope of the Declaration and did not constitute negligence or misconduct in the case of any Managing Person who is not an Independent Trustee and did not constitute gross negligence or willful misconduct in the case of any Managing Person who is an Independent Trustee, and in addition, in the case of Managing Persons other than the Managing Shareholder, Trustees and other members of the Board, the indemnitees were acting within the scope of authority validly delegated to them by the Managing Shareholder, Trustees or any other members of the Board. In no case, however, will a Managing Person or any broker-dealer be indemnified, or be advanced expenses for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) those claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made. In any claim for federal or state securities law violations, the party seeking indemnification shall place before the court the positions of the Securities and Exchange Commission and of securities administrators of states in which securities of the Registrant were offered or sold to the extent required by them with respect to the issue of indemnification for securities law violations.

     The following provisions apply to all rights of indemnification and advances of expenses under the Declaration:

     (a) Expenses, including attorneys' fees, incurred by a Managing Person in defending any action, suit or proceeding may be paid by the Registrant in advance of the final disposition of the action, suit or proceeding only if all of the following conditions are satisfied:

          (i) The action, suit or proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Registrant;

          (ii) The action, suit or proceeding is initiated by a third party who is not a Shareholder or it is initiated by a Shareholder acting in its capacity as such and a court of competent jurisdiction specifically approves such advancement; and

          (iii) The Managing Person seeking advancement of expenses undertakes to repay such amount, together with the applicable legal rate of interest thereon, if it shall ultimately be determined that the Managing Person is not entitled to be indemnified by the Registrant under the Declaration or otherwise and if at least one of the following conditions is satisfied:

               (1) The Managing Person provides appropriate security for the undertaking;

               (2) The Managing Person is insured against losses or expenses of defense or settlement so that the advances may be recovered or

               (3) Either a majority of the Independent Trustees who are not parties to the action, suit or proceeding, or independent legal counsel in a written opinion, determines, based upon a review of the then readily available facts, that there is reason to believe that the Managing Person will be found to be entitled to indemnification under the terms and conditions of the Declaration.

     The Best Efforts Selling Agreement filed as Exhibit 1.1 to this Registration Statement provides for the reciprocal indemnification by the underwriter of the Registrant, and its directors, officers and controlling persons, and by the Registrant of the underwriter, and its directors, officers and controlling persons, against certain liabilities under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

     The following table itemizes the expenses incurred by the Registrant (excluding underwriting discounts and commissions) in connection with the offering of the Common Shares being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASD fee.

Item                                                                      Amount
----                                                                      ------


SEC Registration Fee .............................................        $7,576
NASD Fee .........................................................         1,500
Transfer Agent's and Registrar's Fee .............................         2,500
Printing and Engraving Fees ......................................        75,000
Legal Fees and Expenses (other than Blue Sky) ....................       125,000
Accounting Fees and Expenses .....................................        30,000
Blue Sky Fees and Expenses (including fees of  counsel) ..........        70,000
Insurance Premium for Officers'/Directors' Liability .............        20,000
Sales Expenses (including presentations) .........................       100,000
Miscellaneous Expenses ...........................................        50,000
                                                                        --------
                               Total .............................      $481,576



Item 26. Recent Sales of Unregistered Securities.

     Not applicable.

Item 27. Exhibits.

     A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

Item 28. Undertakings.

     The Trust undertakes to do the following:

     1. If the Trust is registering the securities under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), the Trust will:

          (a) File, during the period in which it offers or sell securities, a post-effective amendment to this Registration Statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) Reflect  in  the   prospectus  any  facts  or  events
                    which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (iii)Include any  additional or changed  material  information on the plan of distribution.

          (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     2. The Trust will provide to the underwriter of the offering at the closings specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     3. If the Registrant requests acceleration of the effective date of the registration statement under Rule 461 under the Securities Act:

               Insofar as  indemnification  for  liabilities  arising  under the
          Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     4. If the Registrant relies on Rule 430A under the Securities Act, the Registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time the Commission declared it effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     5. The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement should disclose all compensation and fees received by the Managing Shareholder and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable) only for properties acquired during the distribution period.

     6. The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X (or Rule 310 of Regulation S-B, if applicable), to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the offering has ended.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Cincinnati, State of Ohio on February 2, 1998.


                                               BARON CAPITAL TRUST


                                               By: Baron Advisors, Inc.,
                                                   Managing Shareholder

                                               By:/s/Gregory K. McGrath
                                                  ------------------------
                                                   Gregory K. McGrath, President

     In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement was signed by the following person in the capacity and on the date stated.



               Name                       Title                          Date
               ----                       -----                          ----
/s/Gregory K. McGrath          President of Baron Advisors, Inc.,
Gregory K. McGrath             Managing Shareholder of Registrant      February 2, 1998

                                INDEX TO EXHIBITS


Exhibit                                                                               Sequential
Number            Document Description                                                 Page No.
------            --------------------                                                 --------

1.1*      Form of Best Efforts Selling Agreement, dated as of ________, 1998,              --
          between  Sigma Financial Corporation and the Registrant


3.1**     Certificate of Business Trust Registration of the Registrant                     --

3.2       Amended and Restated Declaration of Trust for the Registrant made as of
          __________, 1998                                                                158

3.3*      Form of By-laws of the Registrant                                                --

4.1*      Form of Common Share Certificate                                                 --

5.1**     Form of Opinion of Schoeman, Marsh & Updike, LLP as to legality of               --
          securities being registered

5.2       Form of Opinion of Keating, Muething & Klekamp P.L.L. on certain tax            207
          matters

10.1      Form of Trust Management Agreement, dated as of _________, 1998, between
          the Registrant and Baron Advisors, Inc.                                         211

10.2**    Form of Escrow Agreement, dated as of ___________________, 1998, between         --
          the Registrant and Sigma Financial Corporation

10.3      Form of Indemnification Agreement among the Registrant, Baron Advisors,          --
          Inc., and the Registrant's Independent Trustees and officers (included in Sections 3.6 and 3.7 of the Amended and Restated Declaration of Trust
          attached hereto as Exhibit 3.2)

10.4**    Form of Warrant Purchase Agreement, dated as of ____________, 1998,              --
          between the Registrant and Sigma Financial Corporation

10.5**    Form of Subscription Documents                                                   --

10.6      Form of Agreement of Limited Partnership of Baron Capital Properties,           219
          L.P. dated as of _____________, 1998



---------------------

10.7      Form of Security Escrow Agreement dated as of __________, 1998 among            291
          Gregory K. McGrath, Robert S. Geiger, Baron Capital Trust and American
          Stock Transfer & Transfer Company

23.1**    Consent of Schoeman, Marsh & Updike, LLP (included in the opinion filed          --
          as Exhibit 5.1 to this Registration Statement)

23.2      Consent of Keating, Muething & Klekamp, P.L.L. (included in the opinion          --
          filed as Exhibit 5.2 to this Registration Statement)

99.1**    Consent of James H. Bownas to being named as prospective Independent             --
          Trustee of the Registrant

99.2      Consent of Peter M. Dickson to being named as prospective Independent           301
          Trustee of the Registrant

99.3      Prior Performance Table VI: Acquisitions of Properties by Program               303
          required under Guide 5 relating to preparation of registration statements relating to interests in real estate limited partnerships.

-------

*    To be filed by amendment

**   Previously filed